UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

ONEOK, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting

and Proxy Statement

Annual Meeting of Shareholders

Thursday, May 15, 2008

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION—DATED MARCH 5, 2008

March     , 2008

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of ONEOK, Inc., which will be held at 10:00 a.m. Central Daylight Time on Thursday, May 15, 2008, at ONEOK Plaza, 100 West Fifth Street, Tulsa, Oklahoma 74103.

The matters to be voted on at the meeting are set forth in the attached notice of annual meeting of shareholders and are described in the attached proxy statement. A copy of our 2007 annual report to shareholders is also enclosed. A report on our 2007 results will be presented at the meeting.

We look forward to greeting as many of our shareholders as possible at the annual meeting. We know, however, that most of our shareholders will be unable to attend the meeting. Therefore, proxies are being solicited so that each shareholder has an opportunity to vote by proxy. You can authorize a proxy by signing, dating, and returning the enclosed proxy card or voting instruction form. Shareholders whose stock is registered in their name may also authorize a proxy over the Internet or by telephone. Instructions for using these convenient services are included in the proxy statement and on the proxy card.

Regardless of the number of shares you own, your vote is important. I urge you to submit your proxy as soon as possible so that you can be sure your shares will be voted.

Thank you for your continued support.

Very truly yours,

David Kyle

Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 15, 2008

To the Shareholders of ONEOK, Inc.

The 2008 annual meeting of shareholders of ONEOK, Inc., an Oklahoma corporation, will be held at ONEOK Plaza, 100 West Fifth Street, Tulsa, Oklahoma 74103, on May 15, 2008, at 10:00 a.m., Central Daylight Time, for the following purposes:

(1)	to elect five class B directors to serve a three-year term and one class C director to serve a one-year term;

(2)	to consider and vote on a proposal to amend and restate our Certificate of Incorporation to (i) reduce the maximum number of directors, and (ii) eliminate unnecessary and outdated provisions;

(3)	to consider and vote on a proposal to amend and restate our Certificate of Incorporation to eliminate the classified structure of our Board and provide for the annual election of directors;

(4)	to consider and vote on the amended and restated ONEOK, Inc. Equity Compensation Plan;

(5)	to consider and vote on the amended and restated ONEOK, Inc. Employee Stock Purchase Plan;

(6)	to consider and vote on the ONEOK, Inc. Employee Stock Award Program;

(7)	to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of ONEOK, Inc., for the year ending December 31, 2008;

(8)	to consider and vote on one shareholder proposal, if properly presented at the meeting; and

(9)	to transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

These matters are described more fully in the accompanying proxy statement.

Only shareholders of record at the close of business on March 18, 2008, are entitled to notice of and to vote at the annual meeting.

Important Notice Regarding Internet Availability of Proxy Materials for Annual

Meeting of Shareholders to be Held May 15, 2008:

Pursuant to new rules adopted by the Securities and Exchange Commission (SEC), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and our 2007 annual report to shareholders are available at our website at www.oneok.com. Additionally, and in accordance with new SEC rules, you may access this proxy statement and our 2007 annual report at okevote.oneok.com, which does not have “cookies” that identify visitors to the site.

The vote of every shareholder is important. The Board of Directors appreciates the cooperation of shareholders in directing proxies to vote at the meeting. To make it easier for you to vote, Internet and telephone voting are available. The instructions in the accompanying proxy statement and attached to your proxy card describe how to use these convenient services. Of course, if you prefer, you can vote by mail by completing your proxy card and returning it in the enclosed, postage-paid envelope.

You may revoke your proxy at any time by following the procedures in the accompanying proxy statement.

By order of the Board of Directors,

Eric Grimshaw

Secretary

Tulsa, Oklahoma

March     , 2008

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares, via the internet, by telephone, or by signing, dating, and returning the enclosed proxy card will save us the expense of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

ONEOK, Inc.

100 West Fifth Street

Tulsa, OK 74103

PROXY STATEMENT

This proxy statement describes important issues affecting our company and is furnished in connection with the solicitation of proxies by our Board of Directors for use at our 2008 annual meeting of shareholders to be held at the time and place set forth in the accompanying notice. The approximate date of the mailing of this proxy statement and accompanying proxy card is March     , 2008.

Unless we otherwise indicate or unless the context indicates otherwise, all references in this proxy statement to “we,” “our,” “us,” or the “company” or similar references mean ONEOK, Inc. and its predecessors and subsidiaries.

Page

About the 2008 Annual Meeting	2

Outstanding Stock and Voting	6

Governance of the Company	8

Proposal 1 – Election of Directors	17

Proposal 2 – Amend and Restate our Certificate of Incorporation to (i) Reduce the Maximum Number of Directors, and (ii) Eliminate Unnecessary and Outdated Provisions	22

Proposal 3 – Amendment of our Certificate of Incorporation to Eliminate the Classified Structure of our Board and Provide for the Annual Election of Directors	24

Proposal 4 – Amend and Restate the ONEOK, Inc. Equity Compensation Plan	26

Proposal 5 – Amend and Restate the ONEOK, Inc. Employee Stock Purchase Plan	33

Proposal 6 – ONEOK, Inc. Employee Stock Award Program	36

Proposal 7 – Ratify the Selection of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm of ONEOK, Inc. for the Year Ending December 31, 2008	38

Proposal 8 – Shareholder Proposal on Report on Greenhouse Gas Emissions	42

Stock Ownership	45

Executive Compensation	48

Related Person Transactions	75

Shareholder Proposals	75

Householding	76

Annual Report on Form 10-K	76

Other Matters	76

Appendix A – ONEOK, Inc. Director Independence Guidelines	A-1

Appendix B – ONEOK, Inc. Amended and Restated Certificate of Incorporation	B-1

Appendix C – ONEOK, Inc. amended and restated Equity Compensation Plan	C-1

Appendix D – ONEOK, Inc. amended and restated Employee Stock Purchase Plan	D-1

ABOUT THE 2008 ANNUAL MEETING

The following questions and answers are provided for your convenience and briefly address some commonly asked questions about our 2008 annual meeting of shareholders. Please also consult the more detailed information contained elsewhere in this proxy statement and the documents referred to in this proxy statement.

Why did I receive these proxy materials?    We are providing these proxy materials in connection with the solicitation by the Board of Directors of ONEOK, Inc. of proxies to be voted at our 2008 annual meeting of shareholders and at any adjournment or postponement of the meeting. You are invited to attend our annual meeting of shareholders on May 15, 2008, beginning at 10:00 a.m., Central Daylight Time. The meeting will be held at our company headquarters at ONEOK Plaza, 100 West Fifth Street, Tulsa, Oklahoma.

Who may attend and vote at the annual meeting?    All shareholders who held shares of our common stock at the close of business on March 18, 2008, may attend and vote at the meeting. If your shares are held in the name of a broker, bank, or other holder of record, often referred to as being held “in street name,” bring a copy of your brokerage account statement or a voting instruction card which you can get from your broker, bank, or other holder of record of your shares.

No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the meeting.

Will the annual meeting be webcast?    Our annual meeting also will be webcast on May 15, 2008. You are invited to visit www.oneok.com at 10:00 a.m., Central Daylight Time, on May 15, 2008, to access the webcast of the meeting. Registration for the webcast is required. An archived copy of the webcast also will be available on our website for 30 days following the meeting.

How do I vote?    If you were a shareholder of record at the close of business on the record date of March 18, 2008, you have the right to vote your shares in person at the meeting or to appoint a proxy through the internet, by telephone, or by mail. The internet and telephone methods of voting are generally available 24 hours a day and will ensure that your proxy is confirmed and posted immediately. You may revoke your proxy any time before the annual meeting. Please help us save time and postage costs by appointing a proxy via the Internet or by telephone.

When you appoint a proxy via the internet, by telephone, or by mailing a proxy card, you are appointing David L. Kyle, Chairman of the Board, and John R. Barker, Senior Vice President, General Counsel and Assistant Secretary, as your representatives at the annual meeting, and they will vote your shares as you have instructed them. If you appoint a proxy via the internet, by telephone, or by mailing a signed proxy card but do not provide voting instructions, your shares will be voted for proposal numbers 1, 2, 3, 4, 5, 6, and 7 and against proposal number 8 at the meeting.

To appoint a proxy, please select from the following options:

Via the internet

•	Go to the website at www.investorvote.com, 24 hours a day, 7 days a week.
•

Enter the control number that appears on your proxy card. This process is designed to verify that you are a shareholder and allows you to vote your shares and confirm that your instructions have been properly recorded.

•	Follow the simple instructions.
•

Appointing a proxy through the internet is also available to shareholders who hold their shares in the ONEOK, Inc. Direct Stock Purchase and Dividend Reinvestment Plan, the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries, and the ONEOK, Inc. Profit Sharing Plan.

•	If you appoint a proxy via the internet, you do not have to mail your proxy card.

By telephone

•	On a touch-tone telephone, call toll-free 1-800-652-VOTE (8683), 24 hours a day, 7 days a week.
•

Enter the control number that appears on your proxy card. This process is designed to verify that you are a shareholder and allows you to vote your shares and confirm that your instructions have been properly recorded.

•	Follow the simple recorded instructions.
•

Appointing a proxy by telephone is also available to shareholders who hold their shares in the ONEOK, Inc. Direct Stock Purchase and Dividend Reinvestment Plan, the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries, and the ONEOK, Inc. Profit Sharing Plan.

•	If you appoint a proxy by telephone, you do not have to mail your proxy card.

By mail

•	Mark your selections on the proxy card.
•	Date and sign your name exactly as it appears on your proxy card.
•	Mail the proxy card in the enclosed postage-paid envelope.

What if my shares are held by my broker or bank?    If your shares are held in a brokerage account or by a bank or other holder of record, your shares are considered to be held “in street name.” The notice of annual meeting, proxy statement, and our 2007 annual report to shareholders should have been forwarded to you by your broker, bank, or other holder of record together with a voting instruction card. You have the right to direct your broker, bank, or other holder of record on how to vote your shares by using the voting instruction card you received or by following any instructions provided for voting via the Internet or by telephone.

What can I do if I change my mind after I vote my shares?    You have the right to revoke your proxy at any time before the meeting by:

(1)	notifying our corporate secretary in writing;
(2)	authorizing a different proxy via the internet;
(3)	authorizing a different proxy by telephone;
(4)	returning a later-dated proxy card; or
(5)	voting at the meeting in person.

If your shares are held in a brokerage account or by a bank or other holder of record, you may revoke any voting instructions you may have previously provided only in accordance with revocation instructions provided by the broker, bank, or other holder of record.

Is my vote confidential?    Proxy cards, ballots, and voting tabulations that identify individual shareholders are mailed and returned directly to our stock transfer agent who is responsible for tabulating the vote in a manner that protects your voting privacy. It is our policy to protect the confidentiality of shareholder votes throughout the voting process. The vote of any shareholder will not be disclosed to our directors, officers, or employees, except:

(1)	to meet legal requirements;
(2)	to assert or defend claims for or against us; or
(3)	in those limited circumstances where:
(a)	a proxy solicitation is contested;
(b)	a shareholder writes comments on a proxy card; or
(c)	a shareholder authorizes disclosure.

Both the tabulators and the inspectors of election have been, and will remain, independent of us. This policy does not prohibit shareholders from disclosing the nature of their votes to our directors, officers, or employees, or prevent us from voluntarily communicating with our shareholders, ascertaining which shareholders have voted, or making efforts to encourage shareholders to vote.

How is common stock held in our Thrift Plan and Profit Sharing Plan voted?    If you hold shares of our common stock through our Thrift Plan for ONEOK, Inc. and Subsidiaries (“Thrift Plan”) or the ONEOK, Inc. Profit Sharing Plan (“Profit Sharing Plan”), in order for your Thrift Plan or Profit Sharing Plan shares to be voted as you wish you must instruct the Thrift Plan and Profit Sharing Plan’s trustee, Bank of Oklahoma, N.A., how to vote those shares by providing your instructions electronically via the internet, by telephone, or by mail. If you fail to provide your instructions or if you return an instruction card with an unclear voting designation, or with no voting designation at all, then the trustee will vote the shares in your account in proportion to the way the other participants in our Thrift Plan or Profit Sharing Plan vote their shares. Thrift Plan and Profit Sharing Plan votes receive the same confidentiality as all other shares voted. To allow sufficient time for voting by the trustee of the Thrift Plan and Profit Sharing Plan, your voting instructions must be received by May 8, 2008.

How will shares for which a proxy is appointed be voted on any other business conducted at the annual meeting that is not described in this proxy statement?    Although we do not know of any business to be considered at the 2008 annual meeting other than the proposals described in this proxy statement, if any other business is properly presented at the annual meeting, your proxy gives authority to David L. Kyle, our Chairman of the Board, and John R. Barker, our Senior Vice President, General Counsel, and Assistant Secretary, to vote on these matters at their discretion.

What shares are included on the proxy card(s)?    The shares included on your proxy card(s) represent all of your shares, including those shares held in our Direct Stock Purchase and Dividend Reinvestment Plan, but excluding shares held for your account by Bank of Oklahoma, N.A., as trustee for our Thrift Plan and our Profit Sharing Plan. If you do not authorize a proxy via the internet, by telephone, or by mail, your shares, except for those shares held in our Thrift Plan or our Profit Sharing Plan, will not be voted. Please refer to the discussion above for an explanation of the voting procedures for your shares held by our Thrift Plan and our Profit Sharing Plan.

What does it mean if I receive more than one proxy card?    If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Please sign and return all proxy cards, or appoint a proxy via the Internet or telephone, to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address whenever possible.

Why did we receive just one copy of the proxy statement and annual report when we have more than one stock account in our household?    We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” This procedure permits us to send a single copy of the proxy statement and annual report to a household if the shareholders provide written or implied consent. We previously mailed a notice to eligible registered shareholders stating our intent to utilize this rule unless the shareholder provided an objection. Shareholders continue to receive a separate proxy card for each stock account. If you are a registered shareholder and received only one copy of the proxy statement and annual report in your household, we will promptly deliver multiple copies for some or all accounts upon your request, either by calling Computershare Trust Company, N.A., at 1-866-235-0232, or by providing written instructions to Computershare Trust Company, N.A., 250 Royall Street, Canton, MA 02021. You also may contact us in the same manner if you are receiving multiple copies of the proxy statement and annual report in your household and desire to receive a single copy. If you are not a registered shareholder and your shares are held by a broker, bank, or other holder of record, you will need to call that entity to revoke your election and receive multiple copies of these documents.

Is there a list of shareholders entitled to vote at the annual meeting?    The names of shareholders of record entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our principal executive offices at 100 West Fifth Street, Tulsa, Oklahoma, by contacting our corporate secretary.

Can I access the notice of annual meeting, proxy statement, 2007 annual report, and accompanying documents on the Internet?    The notice of annual meeting, proxy statement, 2007 annual report, and accompanying documents are currently available on our website at www.oneok.com. Additionally, in accordance with new rules of the Security and Exchange Commission, you may access this proxy statement and our 2007 annual report at okevote.oneok.com. Instead of receiving future copies of our proxy and annual report materials by mail, most shareholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

Shareholders of record:    If you vote on the internet at www.investorvote.com, you may simply follow the prompts to enroll in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.computershare.com and following the enrollment instructions.

Beneficial owners:    If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or other holder of record regarding the availability of this service.

What out-of-pocket costs will we incur in soliciting proxies?    Morrow & Co., LLC will assist us in the distribution of proxy materials and solicitation of votes for a fee of $9,000, plus out-of-pocket expenses. We also reimburse brokerage firms, banks, and other custodians, nominees, and fiduciaries for their reasonable expenses for forwarding proxy materials to our shareholders. We will pay all costs of soliciting proxies.

Who is soliciting my proxy?    Our Board of Directors is sending you this proxy statement in connection with its solicitation of proxies for use at our 2008 annual meeting of shareholders. Certain of our directors, officers, and employees also may solicit proxies on our behalf in person or by mail, telephone, or fax.

Who will count the vote?    Representatives of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspector of election.

How can I find out the results of the voting at the annual meeting?    Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2008.

OUTSTANDING STOCK AND VOTING

Voting

Only shareholders of record at the close of business on March 18, 2008, are entitled to receive notice of and to vote at the annual meeting. As of that date,                      shares of our common stock were outstanding. Each outstanding share entitles the holder to one vote on each matter submitted to a vote of shareholders at the meeting. No other class of our stock is entitled to vote on matters to come before the meeting.

Shareholders of record may vote in person or by proxy at the annual meeting. All properly submitted proxies received prior to the commencement of voting at the annual meeting will be voted in accordance with the voting instructions contained on the proxy. Shares for which signed proxies are submitted without voting instructions will be voted (except to the extent they constitute broker “non-votes”) (1) FOR Proposal 1 to elect the nominees for director proposed by our Board of Directors, (2) FOR the proposed amended and restated Certificate of Incorporation reducing the maximum number of directors and eliminating unnecessary and outdated provisions, (3) FOR the proposed amended and restated Certificate of Incorporation eliminating the classified structure of our Board and providing for the annual election of Directors, (4) FOR the proposed amended and restated ONEOK, Inc. Equity Compensation Plan, (5) FOR the proposed amended and restated ONEOK, Inc. Employee Stock Purchase Plan, (6) FOR the proposed ONEOK, Inc. Employee Stock Award Program, (7) FOR the proposed ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2008, and (8) AGAINST the shareholder proposal requesting a report on greenhouse gas emissions. While we know of no other matters that are likely to be brought before the meeting, in the event any other business properly comes before the meeting, proxies will be voted in the discretion of the persons named in the proxy. The persons named as proxies were designated by our Board. The term broker “non-votes” refers to proxies submitted by brokers that do not contain voting instructions on a particular matter.

To vote shares held through a broker, bank, or other holder of record, a shareholder must provide voting instructions to his or her broker, bank, or other holder of record. Brokerage firms, banks, and other fiduciaries are required to request voting instructions for shares they hold on behalf of their customers and others. We encourage you to provide instructions to your brokerage firm, bank, or other holder of record on how to vote your shares. If you do not provide voting instructions to your brokerage firm, your brokerage firm will be permitted under the rules of the New York Stock Exchange to vote your shares on Proposals 1, 2, 3, and 7 at its discretion or leave your shares unvoted on that proposal, but may not vote your shares on Proposals 4, 5, 6, and 8.

Our stock transfer agent will be responsible for tabulating and certifying the votes cast at the meeting.

Quorum

The holders of a majority of the shares entitled to vote at the annual meeting, represented in person or by proxy, constitute a quorum for the transaction of business at the annual meeting. Shares for which completed proxies are submitted without voting instructions, including broker “non-votes” and abstentions, will be counted as present for purposes of determining whether there is a quorum at the annual meeting.

If a quorum is not present at the scheduled time of the meeting, the shareholders who are present in person or by proxy may adjourn the meeting until a quorum is present. If the time and place of the adjourned meeting are announced at the time the adjournment is taken, no other notice will be given except that if the adjournment is for more than 30 days, or if a new record date is set for the adjourned meeting, a notice will be given to each shareholder entitled to notice and to vote at the meeting.

Matters to Be Voted Upon

At the annual meeting, the following matters will be voted upon:

(1)	to elect five class B directors to serve a three-year term and one class C director to serve a one-year term;

(2)	to consider and vote on a proposal to amend and restate our Certificate of Incorporation to (i) reduce the maximum number of directors, and (ii) eliminate unnecessary and outdated provisions;

(3)	to consider and vote on a proposal to amend and restate our Certificate of Incorporation to eliminate the classified structure of our Board and provide for the annual election of directors;

(4)	to consider and vote on the amended and restated ONEOK, Inc. Equity Compensation Plan;

(5)	to consider and vote on the amended and restated ONEOK, Inc. Employee Stock Purchase Plan;

(6)	to consider and vote on the ONEOK, Inc. Employee Stock Award Program;

(7)	to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of ONEOK, Inc. for the year ending December 31, 2008;

(8)	to consider and vote on a shareholder proposal, if properly presented at the meeting, regarding a report on greenhouse gas emissions; and

(9)	to transact such other business as may properly come before the meeting, or any adjournment or postponement of the meeting.

Votes Required

Proposal 1—Election of Directors.    In accordance with our by-laws, directors will be elected by a majority of the votes cast at the meeting. Broker “non-votes” with respect to the election of directors will not be counted as votes cast.

Proposal 2—Approval to amend and restate our Certificate of Incorporation to (i) reduce the maximum number of directors, and (ii) eliminate unnecessary and outdated provisions.    In accordance with the applicable provisions of Oklahoma law, approval of this proposal requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding on the record date. In addition, the affirmative vote of the holders of not less than 80 percent of the shares of our common stock outstanding on the record date is required to approve the proposed amendments to Article Seventh, Article Tenth, and Article Eleventh of the Certificate of Incorporation (as more fully described herein). If we obtain a majority vote but not an 80 percent vote, we will not amend Article Seventh, Article Tenth, and Article Eleventh. Abstentions, the failure of a shareholder to vote, and broker “non-votes” will have the effect of a vote against the proposal.

Proposal 3—Approval to amend and restate our Certificate of Incorporation to eliminate the classified structure of our Board and provide for the annual election of directors.    In accordance with the applicable provisions of our Certificate of Incorporation, approval of this proposal requires the affirmative vote of 80 percent of the shares of our common stock outstanding on the record date. Abstentions, the failure of a shareholder to vote, and broker “non-votes” will have the effect of a vote against the proposal.

Proposal 4—Approval of the amended and restated ONEOK, Inc. Equity Compensation Plan.    In accordance with our by-laws, approval of the proposed ONEOK, Inc. amended and restated Equity Compensation Plan requires the affirmative vote of a majority of the shares of common stock voting or abstaining on this proposal at the meeting. Abstentions and broker “non-votes” will have the effect of a vote against the proposal.

Proposal 5—Approval of the amended and restated ONEOK, Inc. Employee Stock Purchase Plan.    In accordance with our by-laws, approval of the proposed ONEOK, Inc. Employee Stock Purchase Plan requires the affirmative vote of a majority of the shares of common stock voting or abstaining on this proposal at the meeting. Abstentions and broker “non-votes” will have the effect of a vote against the proposal.

Proposal 6—Approval of the ONEOK, Inc. Employee Stock Award Program.    In accordance with our by-laws, approval of the proposed amendment to the ONEOK, Inc. Employee Stock Award Program requires the affirmative vote of a majority of the shares of common stock voting or abstaining on this proposal at the meeting. Abstentions and broker “non-votes” will have the effect of a vote against the proposal.

Proposal 7—Ratification of selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2008.    In accordance with our by-laws, approval of the proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2008, requires the affirmative vote of a majority of the shares of common stock voting or abstaining on this proposal at the meeting. Abstentions and broker “non-votes” will have the effect of a vote against the proposal.

Proposal 8—Shareholder Proposal on report on greenhouse gas emissions.    In accordance with our by-laws, approval of the shareholder proposal, if properly presented, regarding a report on greenhouse gas emissions requires the affirmative vote of a majority of the shares of common stock voting or abstaining on this proposal at the meeting. Abstentions and broker “non-votes” will have the effect of a vote against the proposal.

Revoking a Proxy

Any shareholder may revoke his or her proxy at any time before it is voted at the meeting by (1) delivering a proxy card bearing a later date, (2) filing with our corporate secretary a written notice of revocation (the mailing address of our corporate secretary is 100 West Fifth Street, Tulsa, Oklahoma 74103), (3) authorizing a later proxy via the internet, (4) authorizing a later proxy by telephone, or (5) voting in person at the meeting. A shareholder’s presence without voting at the annual meeting will not automatically revoke a previously delivered proxy, and any revocation during the meeting will not affect votes previously taken.

If your shares are held in a brokerage account or by a bank or other holder of record, you may revoke any voting instructions you may have previously provided in accordance with the revocation instructions provided by the broker, bank, or other holder of record.

Proxy Solicitation

Solicitation of proxies will be primarily by mail and telephone. We have engaged Morrow & Co., LLC to solicit proxies for a fee of $9,000, plus out-of-pocket expenses. In addition, our officers, directors, and employees may solicit proxies on our behalf in person or by mail, telephone, and fax, for which such persons will receive no additional compensation. We will pay all costs of soliciting proxies. We will reimburse brokerage firms, banks, and other custodians, nominees, and fiduciaries for their reasonable expenses for forwarding proxy materials to our shareholders.

GOVERNANCE OF THE COMPANY

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines. Key areas of the guidelines are: director qualification standards, including the requirement that a majority of our directors be “independent”; director responsibilities; director access to management; director compensation; management succession; evaluation of performance of our Board; and structure and operations of our Board. Our Board periodically reviews our corporate governance guidelines and may revise the guidelines from time to time as conditions warrant. The full text of our corporate governance guidelines is published on and may be printed from our website at www.oneok.com and is also available from our corporate secretary upon request.

Code of Business Conduct

Our Board of Directors has adopted a code of business conduct which applies to our directors, officers (including our principal executive and financial officers, principal accounting officer, controllers, and other persons performing similar functions), and all other employees. We require all directors, officers, and employees to adhere to our code of business conduct in addressing the legal and ethical issues encountered in conducting their work for our company. Our code of business conduct requires that our directors, officers, and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in our company’s best interest. All directors, officers, and employees are required to report any conduct that they believe to be an actual or apparent violation of our code of business conduct.

The full text of our code of business conduct is published on and may be printed from our website at www.oneok.com and is also available from our corporate secretary upon request. We intend to disclose on our website future amendments to, or waivers from, our code of business conduct, as required by the rules of the Securities and Exchange Commission and the New York Stock Exchange.

Director Independence

Our corporate governance guidelines provide that a majority of our Board of Directors will be “independent” under the applicable independence requirements of the New York Stock Exchange and the Securities and Exchange Commission. These guidelines and the rules of the New York Stock Exchange provide that, in qualifying a director as independent, the Board must make an affirmative determination that the director has no material relationship with our company either directly or as a partner, shareholder, or officer of an organization that has a relationship with our company.

Our Board has affirmatively determined that its members William M. Bell, James C. Day, Julie H. Edwards, William L. Ford, Bert H. Mackie, Jim W. Mogg, Pattye L. Moore, Gary D. Parker, Eduardo A. Rodriguez, and David J. Tippeconnic have no material relationship with our company and each otherwise qualifies as “independent” under our corporate governance guidelines, our director independence guidelines, and the rules of the New York Stock Exchange. The determination that these members of our Board have no material relationship with our company was made by the Board in accordance with the director independence guidelines adopted by our Board. These guidelines specify the types of relationships the Board has determined to be categorically immaterial. The full text of our director independence guidelines is published on and may be printed from our website at www.oneok.com and is also included in this proxy statement as Appendix A. Directors who meet these standards are considered to be “independent.”

In determining whether certain of our directors qualify as “independent” under our director independence guidelines, our Board considered the receipt by certain directors or their immediate family members (or entities of which they are members, directors, partners, executive officers, or counsel) of natural gas service from us at regulated rates on terms generally available to our customers (and, in the case of an entity, in an amount that is less than the greater of $1 million or two percent of the entities’ gross revenue for its last fiscal year). In addition, our Board considered our depository banking relationship with one or more banks with respect to which certain of our directors are directors or executive officers. In each case, the Board determined these relationships to be in the ordinary course of business at regulated rates or on substantially the same terms available to non-affiliated third parties and to be immaterial in amounts to both our company and the director.

With respect to the Board’s determination regarding the independence of William L. Ford, the Board specifically determined that our sale of natural gas to Shawnee Milling Company, of which Mr. Ford is President, is an immaterial relationship and does not preclude a determination of Mr. Ford’s independence on the basis that the gas sales are in the ordinary course of business on substantially the same terms as comparable third party transactions with non-affiliates, and the sales are immaterial in amount to both our company and to Shawnee Milling Company.

Lead Independent Director

Our non-management directors have designated Pattye L. Moore, the Chair of the Board’s Corporate Governance Committee, as our lead independent director. The lead independent director presides during any executive session of our Board of Directors at which the Chairman of the Board is not present and during any other meeting of our Board at which the Chairman of the Board is not present. The lead independent director is also responsible for approving schedules and agendas for meetings of the Board in order to make an independent determination that there is sufficient time for discussion of all agenda items. Since the Board believes that management should speak for our company, directors refer all inquiries from institutional investors, analysts, the media, customers, or suppliers to our Chief Executive Officer or his designee.

Board and Committee Membership

Our business, property, and affairs are managed under the direction of our Board of Directors. Members of our Board are kept informed of our business through discussions with our Chairman of the Board, our Chief Executive Officer, and other officers, by reviewing materials provided to them, by visiting our offices and facilities, and by participating in meetings of the Board and its committees.

During 2007, the Board held six regular meetings and two special meetings. All of our incumbent directors attended at least 75 percent of all meetings of the Board and Board committees on which they served in 2007.

Our Corporate Governance Guidelines provide that members of our Board are expected to attend our annual meetings of shareholders. All members of our Board who were members of the Board at the time of our 2007 annual meeting of shareholders attended our 2007 annual meeting of shareholders.

The Board has four standing committees consisting of the Audit Committee, the Executive Compensation Committee, the Corporate Governance Committee, and the Executive Committee. The table below provides the current membership of our Board and each of our Board committees. Each member of our Audit Committee, Executive Compensation Committee, and Corporate Governance Committee is independent under our corporate governance guidelines, director independence guidelines, and the rules of the New York Stock Exchange.

Director	Audit	Executive Compensation	Corporate Governance	Executive
William M. Bell	Member		Member
James C. Day	Member	Vice Chair
Julie H. Edwards	Member		Member
William L. Ford		Member	Vice Chair
John W. Gibson
David L. Kyle				Chair
Bert H. Mackie		Chair		Member
Jim W. Mogg		Member	Member
Pattye L. Moore			Chair	Member
Gary D. Parker	Chair			Member
Eduardo A. Rodriguez	Vice Chair		Member
David J. Tippeconnic	Member	Member
Mollie B. Williford

Our Board has adopted written charters for each of its Audit, Executive Compensation, Corporate Governance, and Executive Committees. Copies of the charters of each of these committees are available on and may be printed from our website at www.oneok.com and are also available from our corporate secretary upon request. The responsibilities of our Board committees are summarized below. From time to time the Board, in its discretion, may form other committees.

The Audit Committee.    The Audit Committee represents and assists our Board of Directors with the oversight of the integrity of our financial statements and internal controls, our compliance with legal and regulatory requirements, the qualifications of our independent registered public accounting firm, independence and performance, and the performance of our internal audit function. In addition, the Committee is responsible for:

•	appointing, compensating, retaining, and overseeing our independent auditor;

•	reviewing the scope, plans, and results relating to our internal and external audits and our financial statements;

•	monitoring and evaluating our financial condition;

•	monitoring and evaluating the integrity of our financial reporting processes and procedures;

•

assessing our significant business and financial risks and exposures and evaluating the adequacy of our internal controls in connection with such risks and exposures, including, but not limited to, internal controls over financial reporting and disclosure controls and procedures; and

•	reviewing our policies on ethical business conduct and monitoring our compliance with those policies.

Our independent registered public accounting firm reports directly to our Audit Committee. All members of our Audit Committee are “independent” under the independence requirements of the New York Stock Exchange and the Securities and Exchange Commission applicable to audit committee members. The Board has determined that William M. Bell, James C. Day, Julie H. Edwards, Gary D. Parker, and David J. Tippeconnic are each an audit committee financial expert under the applicable rules of the Securities and Exchange Commission.

The Audit Committee held eight meetings in 2007.

The Executive Compensation Committee.    Our Executive Compensation Committee is responsible for establishing and periodically reviewing our executive compensation policies and practices. This responsibility includes:

•	discharging the Board of Director’s responsibilities relating to compensation and benefits administration for our employees;

•

evaluating the performance, and recommending to the Board the compensation of our Chairman of the Board, our Chief Executive Officer, our other principal executive officers, and such other officers as the committee may determine;

•

reviewing our executive compensation programs to ensure the attraction, retention, and appropriate compensation of executive officers in order to motivate their performance in the achievement of our business objectives, and to align their interests with the long-term interests of our shareholders; and

•	reviewing and making recommendations to the Board on executive and director compensation and personnel policies, programs, and plans.

Our Executive Compensation Committee meets periodically during the year to review our executive and director compensation policies and practices. Executive salaries are set and short and long-term incentive compensation is awarded by the Committee annually. The scope of the authority of the Committee is not limited except as set forth in its charter and by applicable law.

The executive compensation group in our corporate human resources department supports, in consultation with our Chief Executive Officer, the Committee in its work.

In addition, during 2007 the Executive Compensation Committee employed an independent outside compensation consultant, Towers Perrin, to assist the Committee in its evaluation and determination of the amount and form of compensation paid to our Chief Executive Officer and our other officers. Towers Perrin was engaged by and reported directly to the Committee. For more information on executive compensation and Towers Perrin’s role, see “Executive Compensation” elsewhere in this proxy statement.

The Executive Compensation Committee held five meetings in 2007.

The Corporate Governance Committee.    Our Corporate Governance Committee is responsible for considering and making recommendations to the Board of Directors concerning the appropriate size, functions, and needs of the Board. This responsibility includes:

•

identifying and recommending qualified director candidates, including qualified director candidates suggested by our shareholders in written submissions to our corporate secretary in accordance with our corporate governance guidelines and our by-laws;

•	making recommendations to the Board with respect to electing directors and filling vacancies on the Board;

•	reviewing and making recommendations to the Board with respect to the organization, structure, size, composition, and operation of the Board and its committees;

•	adopting an effective process for director selection and tenure by making recommendations on the Board’s organization and practices and by aiding in identifying and recruiting director candidates;

•	adopting plans and policies for management succession and development; and

•	reviewing and making recommendations with respect to other corporate governance matters.

The Corporate Governance Committee held four meetings in 2007.

The Executive Committee.    In the intervals between meetings of our Board of Directors, the Executive Committee may, except as otherwise provided in our certificate of incorporation and applicable law, exercise the powers and authority of the full Board in the management of our property, affairs, and business. The function of this Committee is to act on major matters where it deems action appropriate, providing a degree of flexibility and ability to respond to time-sensitive business and legal matters without calling a special meeting of our full Board. This Committee reports to the Board at its next regular meeting on any actions taken.

The Executive Committee held no meetings in 2007.

Director Nominations

Our corporate governance guidelines provide that the Board of Directors is responsible for nominating candidates for Board membership, and delegates the screening process to the Corporate Governance Committee of the Board. This Committee evaluates the qualifications of each director candidate and assesses the appropriate mix of skills and characteristics required of Board members in the context of the perceived needs of the Board at a given point in time. This Committee is responsible for recommending to the full Board candidates for nomination by the Board for election as members of our Board.

Candidates for nomination by the Board must be committed to devote the time and effort necessary to be productive members of the Board and should possess the level of education, experience, sophistication, and expertise required to perform the duties of a member of a Board of Directors of a public company of our size that is engaged in various aspects of the energy business. In nominating candidates, the Board seeks director diversity in personal background, race, gender, and age. The Board also seeks to maintain a mix that includes, but is not limited to, the following areas of core competency: accounting and finance; investment banking; business judgment; management; energy industry knowledge; crisis response; leadership; strategic vision; law; and corporate relations.

The Corporate Governance Committee’s charter provides that the Committee has the responsibility to search for, recruit, screen, interview, and select candidates for the position of director as necessary to fill vacancies on the Board or the additional needs of the Board, and to consider management and shareholder recommendations for candidates for nomination by the Board. In carrying out this responsibility, the Committee evaluates the qualifications and performance of incumbent directors and determines whether to recommend them for re-election to the Board. In addition, the Committee determines, as necessary, the portfolio of skills, experience, diversity, perspective, and background required for the effective functioning of the Board considering our business strategy and our regulatory, geographic, and market environments. The Committee has in the past retained an independent search consultant to assist the Committee from time to time in identifying and evaluating qualified director candidates.

Our corporate governance guidelines contain a policy regarding the Corporate Governance Committee’s consideration of prospective director candidates recommended by shareholders for nomination by our Board. Under this policy, any shareholder who wishes to recommend a prospective candidate for nomination by our Board for election at our 2009 annual meeting should send a letter of recommendation to our corporate secretary at our principal executive offices no later than September 30, 2008. The letter should include the name, address, and number of shares owned by the recommending shareholder (including, if the recommending shareholder is not a shareholder of record, proof of ownership of the type referred to in Rule 14a-8(b)(2) of the proxy rules of the Securities Exchange Commission), the prospective candidate’s name and address, a description of the prospective candidate’s background, qualifications, and relationships, if any, with our company, and all other information necessary for our Board to determine whether the prospective candidate meets the independence standards under the rules of the New York Stock Exchange and our director independence guidelines. A signed statement from the prospective candidate should accompany the letter of recommendation indicating that he or she consents to being considered as a nominee of the Board and that, if nominated by the Board and elected by the shareholders, he or she will serve as a director. The Committee evaluates prospective candidates recommended by shareholders for nomination by our Board in light of the various factors set forth above.

Neither the Corporate Governance Committee, the Board, nor our company itself, discriminates in any way against prospective candidates for nomination by the Board on the basis of age, sex, race, religion, or other personal characteristics. There are no differences in the manner in which the Committee or the Board evaluates prospective candidates based on whether or not the prospective candidate is recommended by a shareholder, provided that the recommending shareholder furnishes to the company a letter of recommendation containing the information described above along with the signed statement of the prospective candidate referred to above.

In addition to having the ability to recommend prospective candidates for nomination by our Board, under our by-laws shareholders may themselves nominate candidates for election at an annual shareholders meeting. Any shareholder who desires to nominate candidates for election as directors at our 2009 annual meeting must follow the procedures set forth in our by-laws. Under these procedures, notice of a shareholder nomination for the election of a director must be received by our corporate secretary at our principal executive offices no earlier than 90 days and no later than 60 days before our 2009 annual meeting, so long as we announce the date of our 2009 annual meeting at least 70 days prior to the date of such meeting. Otherwise, our corporate secretary must receive notice of a shareholder nomination by the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting is mailed or the day on which public announcement is made. In accordance with our by-laws, a shareholder notice must contain certain information, including, as to such person whom the shareholder desires to nominate for election as a director: (a) the name, age, business address, and residence address of such person; (b) the principal occupation or employment of such person; (c) the class and number of our shares which are beneficially owned by such person on the date of such shareholder’s notice; and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required under the applicable rules of the Securities and Exchange Commission, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee of the Board and to serve as a director if elected. In addition, as to the shareholder giving the notice, the notice must set forth the name and address, as they appear on our books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominee, and the class and number of our shares which are beneficially owned by such shareholder on the date of such shareholder’s notice and by any other shareholders known by such shareholder to be supporting such nominee on the date of such shareholder’s notice.

Director Compensation

Annual Compensation.    Compensation for our non-management directors for the year ended December 31, 2007, consisted of an annual cash retainer of $35,000, a stock retainer of 2,000 shares of our common stock, and meeting fees of $1,500 for each Board or committee meeting attended in person or $750 for each Board or committee meeting attended by telephone. In addition, the chair of our Audit Committee received an additional annual cash retainer of $10,000 and a stock retainer of 250 shares of our common stock. Each chair of our Executive Compensation and Corporate Governance Committees received an additional annual cash retainer of $5,000 and a stock retainer of 250 shares of our common stock. All directors are reimbursed for reasonable expenses incurred in connection with attendance at Board and committee meetings. A director who is also an officer or employee receives no compensation for his or her service as a director.

The following table sets forth the compensation paid to our non-management directors in 2007.

2007 NON-MANAGEMENT DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($)	Total ($)
William M. Bell	$59,750	$100,630	—	—	—	—	$160,380
James C. Day	$60,500	$100,630	—	—	—	—	$161,130
Julie H. Edwards (5)	$42,139	$85,870	—	—	—	—	$128,009
William L. Ford	$57,500	$100,630	—	—	—	—	$158,130
Bert H. Mackie	$57,250	$113,209	—	—	—	—	$170,459
Jim W. Mogg (5)	$40,639	$85,870	—	—	—	—	$126,509
Pattye L. Moore	$54,250	$113,209	—	—	$65	—	$167,524
Gary D. Parker	$65,250	$113,209	—	—	—	—	$178,459
Eduardo A. Rodriguez	$59,000	$100,630	—	—	—	—	$159,630
David J. Tippeconnic	$60,500	$100,630	—	—	—	—	$161,130
Mollie B. Williford	$44,750	$100,630	—	—	—	—	$145,380

(1)	Non-management directors may defer all or a part of their annual cash retainer, annual stock retainer, and meeting fees under our Deferred Compensation Plan for Non-Employee Directors. During the year ended December 31, 2007, approximately $1,015,331 of the total amount payable for directors’ fees were deferred under this plan at the election of eight of our directors. Deferred amounts are treated, at the election of the participating director, either as phantom stock or as a cash deferral. Phantom stock deferrals are treated as though the deferred amount is invested in our common stock at the fair market value on the date earned. Phantom stock earns the equivalent of dividends declared on our common stock, reinvested in shares of our common stock based on the fair market value of our common stock on the payment date of each common stock dividend. The shares of our common stock reflected in a non-management director’s phantom stock account are issued to the director under our Long-Term Incentive Plan on the last day of the director’s service as a director or a later date selected by the director. Cash deferrals earn interest at a rate equal to Moody’s Long-Term Corporate Bond Yield AAA on the first business day of the plan year, plus 100 basis points.

The following table sets forth for each non-management director, the amount of director compensation deferred during 2007 and cumulative deferred compensation as of December 31, 2007.

Director	Board Fees Deferred to Phantom Stock in 2007 (a)	Dividends Earned on Phantom Stock and Reinvested in 2007 (b)	Total of Board Fees Deferred to Phantom Stock at December 31, 2007 (a)	Board Fees Deferred to Cash in 2007 (c)	Total of Board Fees Deferred to Cash at December 31, 2007 (c)
William M. Bell	$130,505	$36,951	$727,882	—	—
James C. Day	$25,500	$1,706	$55,892	—	—
Julie H. Edwards	—	—	—	—	—
William L. Ford	$158,130	$57,137	$1,062,019	—	—
Bert H. Mackie	$153,209	$32,586	$669,076	—	—
Jim W. Mogg	$106,189	$1,500	$107,690	—	—
Pattye L. Moore	$167,459	$27,969	$664,749	—	$5,433
Gary D. Parker	$113,209	$19,141	$433,542	—	—
Eduardo A. Rodriguez	—	$694	$12,908	—	—
David J. Tippeconnic	$161,130	$2,908	$181,538	—	—
Mollie B. Williford	—	$1,902	$29,843	—	—

(a)	Reflects the value (based on our closing stock price on the New York Stock Exchange on December 31, 2007) of the annual cash retainer, annual stock retainer, and meeting fees deferred by a director to phantom stock under our Deferred Compensation Plan for Non-Employee Directors.

(b)	Dividends paid on phantom stock are reinvested in additional shares of phantom stock based on the average of the high and low trading prices of our common stock on the New York Stock Exchange on the date the dividend was paid.

(c)	Includes interest paid on cash deferrals at a rate equal to Moody’s Long-Term Corporate Bond Yield AAA on the first day of the plan year, plus 100 basis points.

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with Financial Accounting Standards No. 123 (revised 2004), Share-Based Payments (“Statement 123R”), of stock awards received by directors for service on our Board of Directors or a Board committee in 2007. Since the shares are issued free of any restrictions on the grant date, the grant date fair value of these awards is based on our closing stock price on the New York Stock Exchange on the date of grant. The following table sets forth the shares and grant date fair value of our common stock issued to our non-management directors during 2007 for service on our Board or a Board committee.

Director	Shares Awarded in 2007	Aggregate Grant Date Fair Value
William M. Bell	2,000.00	$100,630
James C. Day	2,000.00	$100,630
Julie H. Edwards	1,722.22	$85,870
William L. Ford	2,000.00	$100,630
Bert H. Mackie	2,250.00	$113,209
Jim W. Mogg	1,722.22	$85,870
Pattye L. Moore	2,250.00	$113,209
Gary D. Parker	2,250.00	$113,209
Eduardo A. Rodriguez	2,000.00	$100,630
David J. Tippeconnic	2,000.00	$100,630
Mollie B. Williford	2,000.00	$100,630

(3)	No options were granted to non-management directors in 2007. We maintain a stock option plan for our non-management directors under which options to purchase shares of our common stock may be granted to our non-management directors. Options may be exercisable in full at the time of grant or may become exercisable in one or more installments. Options are exercisable for a period of ten years after the date of grant of the option. In the event of termination of service as a non-management director, the options lapse, except in the case of retirement under the mandatory retirement provisions of our by-laws, in which case the retiring director may exercise the vested options within three years from the date of retirement. In the event of death, the vested options may be exercised by the personal representative of the optionee within three years from the date of death.

The following table sets forth the stock options held by our non-management directors at December 31, 2007.

Non-Management Director Stock Options Held at 2007 Fiscal Year End

Director	Grant Date	Shares Underlying Options Granted	Exercise Price		Expiration Date	Per Option Grant Date Fair Value (a)		Aggregate Grant Date Fair Value (a)
Pattye L. Moore	02-21-02 01-23-03	10,000 10,000	$ $	18.23 17.28	02-21-12 01-23-13	$ $	4.2294 4.7730	$ $	42,294 47,730

Mollie B. Williford	05-09-03	10,000		$19.80	05-09-13		$4.9793		$49,793

(a)	Grant date fair value is determined in accordance with Statement 123R. Since the options were fully vested on the grant date, the grant date fair value of these awards is based on our closing stock price on the New York Stock Exchange on the date of grant and assumptions made on that date using a Black-Scholes pricing model.

(4)	Reflects above market earnings on Board of Directors fees deferred to cash.

(5)	Ms. Edwards and Mr. Mogg joined our Board of Directors in June 2007.

Compensation Committee Interlocks and Insider Participation

During 2007, our Executive Compensation Committee consisted of Messrs. Day, Ford, Mackie, Mogg, and Tippeconnic. No member of the Committee was an officer or employee of the company or any of its subsidiaries during 2007 and no member of the Committee is formerly an officer of the company or any of its subsidiaries. In addition, none of our executive officers has served as a member of a compensation committee or board of directors of any other entity an executive officer of which is currently serving as a member of our Board.

Executive Sessions of the Board

The non-management members of our Board of Directors meet in regularly scheduled executive sessions without any members of management present. During 2007, the non-management members of our Board met in executive session during each of the six regular meetings of the Board held during the year. We intend to continue this practice of regularly scheduled meetings of the non-management members of our Board, including an executive session at least once a year attended only by members of our Board who are independent under our director independence guidelines and the rules of the New York Stock Exchange. Our corporate governance guidelines provide that our lead director, the chair of our Corporate Governance Committee, presides as the chair at executive session meetings of the independent members of our Board.

Communications with Directors

Our Board believes that it is management’s role to speak for our company. Our Board also believes that any communications between members of the Board and interested parties, including shareholders, should be conducted with the knowledge of our company’s Chief Executive Officer. Interested parties, including shareholders, may contact one or more members of our Board, including non-management directors and non-management directors as a group, by writing to the director or directors in care of our corporate secretary at our principal executive offices. A communication received from an interested party or shareholder will be promptly forwarded to the director or directors to whom the communication is addressed. A copy of the communication will also be provided to our Chief Executive Officer. We will not, however, forward sales or marketing materials or correspondence primarily commercial in nature or not clearly identified as interested party or shareholder correspondence.

Complaint Procedures

Our Board of Directors has adopted procedures to receive, retain, and treat complaints regarding accounting, internal accounting controls, or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The full text of these procedures, known as our whistleblower policy, is published on and may be printed from our website at www.oneok.com and is also available from our corporate secretary upon request.

PROPOSAL 1—ELECTION OF DIRECTORS

Our certificate of incorporation currently divides our Board of Directors into three classes (A, B, and C). Each class is elected for a term of three years with the term of one class expiring at each annual meeting of our shareholders. Our by-laws provide that a director shall retire from the Board on the director’s 73rd birthday. Accordingly, William M. Bell will retire from the Board upon reaching his 73rd birthday in May of 2008.

Our Board currently consists of thirteen members. At the annual meeting, five directors will be elected to class B for a three-year term, and one director will be elected to class C for a one-year term.

If shareholders approve the Board of Directors’ proposal to amend and restate our Certificate of Incorporation to eliminate our classified board structure and provide for the annual election of directors, as more fully described under “Proposal 3—Amendment of our Certificate of Incorporation to Eliminate the Classified Structure of our Board and Provide for the Annual Election of Directors,” then the term of all directors, including those elected at this annual meeting will end at the 2009 annual meeting. Thereafter, all directors will be elected for one-year terms.

Our by-laws provide that, in the case of uncontested elections (i.e., elections where the number of nominees is the same as the number of directors to be elected), directors are elected by the vote of a majority of the shares represented and entitled to vote. Our Corporate Governance Guidelines provide that any nominee for director who fails to receive the requisite majority vote at an annual or special meeting held for the purpose of electing directors where the election is uncontested must, promptly following certification of the shareholder vote, tender his or her resignation to the Board. The directors (excluding the director who tendered the resignation) will evaluate any such resignation in light of the best interests of the company and our shareholders in determining whether to accept or reject the resignation, or whether other action should be taken. In reaching its decision, the Board may consider any factors it deems relevant, including the director’s qualifications, the director’s past and expected future contributions to the company, the overall composition of the Board and whether accepting the tendered resignation would cause the company to fail to meet any applicable rule or regulation (including New York Stock Exchange listing requirements and federal securities laws). The Board will act on the tendered resignation, and publicly disclose its decision and rationale, within 90 days following certification of the shareholder vote.

If no directors receive the requisite majority vote at an annual or special meeting held for the purpose of electing directors where the election is uncontested, the incumbent Board will nominate a new slate of directors and hold a special meeting for the purpose of electing those nominees within 180 days after the certification of the shareholder vote. In this circumstance, the incumbent Board will continue to serve until new directors are elected and qualified.

The persons named in the accompanying proxy card intend to vote such proxy in favor of the election of the nominees named below, who are currently directors, unless authority to vote for the director is withheld on the proxy. Although the Board has no reason to believe that the nominees will be unable to serve as directors, if a nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board, unless contrary instructions are given on the proxy. Except for these nominees, no other person has been recommended to our Board as a potential nominee or otherwise nominated for election as a director.

Set forth below is certain information with respect to each nominee for election as a director. Directors will be elected by a majority of the votes cast at the meeting. Broker “non-votes” with respect to the election of directors will not be counted as votes cast.

Your Board unanimously recommends a vote FOR each nominee.

Director Nominees

Nominees—Class B

(term ending 2011)

James C. Day

Age 64

Director since 2004

Mr. Day served as Chairman of the Board of Noble Corporation, a Texas-based offshore drilling contractor until May 2007. He served as Chairman of the Board since 1992, as Chief Executive Officer from 1984 to October 2006, and as President of Noble Corporation from 1984 to 1999 and again from 2003 to February 2006. Mr. Day is also a director of Tidewater, Inc. and is a trustee of The Samuel Roberts Noble Foundation, Inc. He serves, and has served, on the boards of numerous civic and business organizations and not-for-profit associations.

David L. Kyle

Age 55

Director since 1995

Mr. Kyle is the Chairman of the Board of ONEOK, Inc. He was employed by Oklahoma Natural Gas Company in 1974 as an engineer trainee. He served in a number of positions prior to being elected Vice President of Gas Supply in 1986, and Executive Vice President in 1990 of Oklahoma Natural Gas Company. He was elected President of Oklahoma Natural Gas Company on September 1, 1994. He was elected President of ONEOK Inc. effective September 1, 1997, and was elected Chairman of the Board and appointed the Chief Executive Officer of ONEOK, Inc. on August 28, 2000.

Bert H. Mackie

Age 65

Director since 1989

Mr. Mackie is Vice Chairman of the Security National Bank in Enid, Oklahoma, where he has served since 1962 in all facets of commercial banking. He also serves as a Director of the Security Financial Services Corp. and is asset manager of Hamm Financial Group. Mr. Mackie serves as an officer or director of many educational and business organizations, including past President of the Board of Trustees of the Oklahoma Foundation for Excellence, Regent for the Oklahoma Banking Association Intermediate School of Banking, and also the Board of Governors of St. Mary’s Regional Medical Center. He is past Chairman of the Garfield County Joint Industrial Foundation and Treasurer of the Enid Economic Coalition. He also serves on the Northwestern Oklahoma State University/Northern Oklahoma College Community Advisory Board and their respective foundations.

Jim W. Mogg

Age 59

Director Since 2007

Mr. Mogg served as Chairman of the Board of DCP Midstream GP, LLC from August 2005 to April 2007. From January 2004 to September 2006, he served as Group Vice President, Chief Development Officer and advisor to the Chairman of Duke Energy. Mr. Mogg served as President and Chief Executive Officer of DCP Midstream, LLC from December 1994 to March 2000, and as Chairman, President, and Chief Executive Officer from April 2000 through December 2003. Mr. Mogg was Vice Chairman of TEPPCO Partners, LP from April 2000 to May 2002 and Chairman of TEPPCO Partners, LP from May 2002 to February 2005. Mr. Mogg also serves on the Board of Directors of Bill Barrett Corporation.

Mollie B. Williford

Age 71

Director since 2003

Ms. Williford has been Chairman of Tulsa-based Williford Companies since 1996. The Williford Companies include: Williford Energy Company, which is involved in oil and gas exploration and production; TriCounty Gas Processors, which purchases, processes and sells natural gas and natural gas liquids; Engineered Equipment Systems, which provides compressor rental and other services related to natural gas production; Safety Training Systems, Inc., which builds flight simulators; and Williford Building Corporation, which holds commercial real estate. Ms. Williford is a Trustee of The Philbrook Museum of Art in Tulsa, Oklahoma, and serves on many other community and civic boards.

Nominee—Class C

(term ending 2009)

Julie H. Edwards

Age 49

Director Since 2007

Ms. Edwards previously served on our Board of Directors from January 15, 2004 to July 1, 2005. Ms. Edwards served as Senior Vice President—Corporate Development of Southern Union Company from November 2006 to January 2007 and as Senior Vice President and Chief Financial Officer of Southern Union from July 2005 to November 2006. From April 2000 to June 2005, she was Executive Vice President—Finance and Administration and Chief Financial Officer of Frontier Oil Corporation. Ms. Edwards also serves on the Board of Directors of Noble Corporation and NATCO Group, Inc.

Set forth below is certain information with respect to each continuing director.

Continuing Directors

Continuing Directors—Class A

(term ending 2010)

William M. Bell

Age 72

Director since 1981

Mr. Bell is Vice Chairman of BancFirst of Oklahoma City. He joined BancFirst in April 2001, after retiring in January 2001 as President and a Director of Bank One, Oklahoma, N.A. During the past 40 years he has been involved in all facets of commercial banking, retail banking, mortgage banking, real estate finance and fiduciary services. Mr. Bell served as President, Chairman, and Chief Executive Officer of Liberty National Bank and Trust Company (predecessor to Bank One).

John W. Gibson

Age 55

Director since 2006

Mr. Gibson is Chief Executive Officer of ONEOK, Inc. and Chairman, President and Chief Executive Officer of ONEOK Partners GP, L.L.C., the general partner of ONEOK Partners, L.P. Mr. Gibson joined ONEOK, Inc. in May 2000 from Koch Energy, Inc., a subsidiary of Koch Industries, where he was an Executive Vice President. His career in the energy industry began in 1974 as a refinery engineer with Exxon USA. He spent 18 years with Phillips Petroleum Company in a variety of domestic and international positions in its natural gas, natural gas liquids and exploration and production businesses, including Vice President of Marketing of its natural gas subsidiary GPM Gas Corp. He holds an engineering degree from Missouri University of Science and Technology, formerly known as University of Missouri at Rolla.

Pattye L. Moore

Age 49

Director since 2002

Ms. Moore is a business strategy consultant and author of Confessions from the Corner Office, a book on leadership instincts. In addition to serving on the ONEOK Board of Directors, she also serves on the Board of Directors for QuikTrip Corporation and Red Robin Gourmet Burgers. Ms. Moore was on the Board of Directors for Sonic Corp. from 2000 to 2005 and was the President of Sonic from January 2002 to November 2004. She held numerous senior management positions during her twelve years at Sonic, including Executive Vice President, Senior Vice President-Marketing and Brand Development, and Vice President-Marketing. Ms. Moore also chairs the Board of Visitors for the Gaylord College of Journalism at the University of Oklahoma.

David J. Tippeconnic

Age 68

Director since 2006

Mr. Tippeconnic is Chief Executive Officer of Arrow-Magnolia International Inc. He has served as Interim Chief Executive Officer and later as Chairman of the Board of Cherokee Nation Enterprises from 2001 to 2004. From 1997 through 2000, Mr. Tippeconnic served as President, Chief Executive Officer, and as a member of the Board of Directors of CITGO Petroleum Corp. From 1995 to 1997, he was President, Chief Executive Officer, and a member of the Executive Committee for UNO-VEN Company. Mr. Tippeconnic spent 33 years with Phillips Petroleum Company, retiring as Executive Vice President, President of Phillips 66 Company and a member of the Board of Directors. He is a Director of Matrix Services Company, Cherokee Nation Enterprises and RIVE Technology, Inc.

Continuing Directors—Class C

(term ending 2009)

William L. Ford

Age 65

Director since 1981

Mr. Ford has served as President of Shawnee Milling Company since 1979. He serves, and has served, on the boards of numerous civic and business organizations and not-for-profit associations.

Gary D. Parker

Age 62

Director since 1991

Mr. Parker, a certified public accountant, is the majority shareholder of Moffitt, Parker & Company, Inc., and has been President of the firm since 1982. He is a Director of First Muskogee Financial Corp. and the First National Bank of Muskogee, Oklahoma.

Eduardo A. Rodriguez

Age 52

Director since 2004

Mr. Rodriguez is President of Strategic Communications Consulting Group. Mr. Rodriguez previously served as Executive Vice President and as a member of the Board of Directors of Hunt Building Corporation, a privately-held company engaged in construction and real estate development headquartered in El Paso, Texas. Prior to his three years with Hunt Building Corporation, Mr. Rodriguez spent 20 years in the electric utility industry at El Paso Electric Company, a publicly-traded, investor-owned utility, where he served in various senior-level executive positions, including General Counsel, Senior Vice President for Customer and Corporate Services, Executive Vice President, and as Chief Operating Officer. Mr. Rodriguez is a licensed attorney in Texas and New Mexico, as well as before the United States District Court for the Western District of Texas.

PROPOSAL 2—AMEND AND RESTATE OUR CERTIFICATE OF INCORPORATION

TO (i) REDUCE THE MAXIMUM NUMBER OF DIRECTORS,

AND (ii) ELIMINATE UNNECESSARY AND OUTDATED PROVISIONS

Our Board of Directors has approved, and is proposing to our shareholders, an amendment and restatement of our Certificate of Incorporation to reduce the maximum number of directors and to eliminate unnecessary and outdated references. The material changes (other than the changes described in “Proposal 3—Amendment of our Certificate of Incorporation to Eliminate the Classified Structure of our Board and Provide for the Annual Election of Directors”) resulting from adopting an amendment and restatement of our Certificate of Incorporation, and the reasons our Board of Directors is recommending such changes are set forth below.

Reduction in Number of Directors

Article Seventh of our Certificate of Incorporation provides that the number of directors shall be not less than nine nor more than thirty-one persons and shall be fixed from time to time by our Board of Directors. Our Board currently consists of thirteen members and, since our date of incorporation, the number of directors constituting the Board has not exceeded fifteen. Our Board of Directors believes that thirty-one persons is an excessive maximum number and that it would be neither feasible nor practical to have thirty-one directors. Our Board of Directors believes that twenty-one persons is an appropriate maximum number of directors. If this proposal is approved, Article Seventh of our Certificate of Incorporation would be amended to provide that the number of directors shall be not less than nine nor more than twenty-one persons and shall be fixed from time to time by our Board of Directors.

Elimination of Outdated and Unnecessary Provisions

In 1997, we acquired the gas distribution business of Westar Energy, Inc. (formerly Western Resources, Inc.) pursuant to a merger transaction in which we issued to Westar 19,317,584 shares of our Series A Convertible Preferred Stock. As the surviving corporation in the transaction, we adopted a new Certificate of Incorporation which contained numerous provisions which addressed Westar’s rights as a significant shareholder. Through a series of transactions completed in 2003, Westar divested its holdings of our common and preferred stock and no longer holds an equity interest in us. As a result, several of the provisions of our Certificate of Incorporation which relate to Westar are now outdated and unnecessary. Accordingly, no substantive change will occur to the rights and privileges afforded to us or our shareholders by the Certificate of Incorporation if such provisions are removed because the removed references are no longer relevant.

Our Board of Directors believes it is beneficial to amend our Certificate of Incorporation to delete these non-operative provisions related to our former relationship with Westar because doing so will simplify the Certificate of Incorporation and make it more understandable.

If this proposal is approved, our Certificate of Incorporation would be amended to delete the following:

•

Delete from Article Seventh the reference to the merger transaction and related merger agreement in connection with our 1997 acquisition of the Westar gas distribution assets. This transaction was completed in 1997.

•	Delete from Article Ninth the reference to the Shareholder Agreement between us and Westar. This agreement was terminated in 2003.

•	Delete from Article Tenth and Eleventh the references to the merger transaction in connection with our 1997 acquisition of the Westar gas distribution business. This transaction was completed in 1997.

In addition, because our Certificate of Incorporation has been amended from time to time, approval of the proposed amended and restated Certificate of Incorporation will also consolidate all of those prior amendments into a single, understandable and restated document.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the proposed amended and restated Certificate of Incorporation which is attached as Appendix B to this proxy statement, in which we have shown the changes with deletions indicated by strikeouts and additions indicated by underlining (including the amendments that appear in Proposal 3). We may make any non-substantive changes to the proposed amended and restated Certificate of Incorporation that are required by the Secretary of State of the State of Oklahoma in order for the amended and restated Certificate of Incorporation to be in proper form for filing.

If the shareholders vote to approve this proposal, the amended and restated Certificate of Incorporation (which will include this proposal amending and restating our Certificate of Incorporation, and, if approved by the shareholders, the amendment that appears in Proposal 3) will become effective upon filing with the Secretary of State of the State of Oklahoma. We intend to file the amended and restated Certificate of Incorporation shortly after the requisite vote is obtained.

Vote Required and Board Recommendation

The Board of Directors unanimously recommends a vote FOR the amendment and restatement of our Certificate of Incorporation to provide for the reduction in the maximum number of directors and the elimination of unnecessary and outdated provisions. The affirmative vote of the holders of a majority of the shares of our issued and outstanding common stock is required to approve the proposal. In addition, the affirmative vote of the holders of not less than 80 percent of the shares of our issued and outstanding common stock is required to approve the proposed amendments to Article Seventh; Article Tenth; and Article Eleventh of the Certificate of Incorporation. If we obtain a majority vote but not an 80 percent vote, we will not amend Article Seventh; Article Tenth; and Article Eleventh. Shares of common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, properly executed, timely received and unrevoked proxies will be voted “FOR” the proposal. Abstentions, the failure of a shareholder to vote, and broker “non-votes” will have the effect of a vote against the proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

TO REDUCE THE MAXIMUM NUMBER OF DIRECTORS AND TO

REMOVE UNNECESSARY AND OUTDATED REFERENCES

PROPOSAL 3—AMENDMENT OF OUR

CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFIED

STRUCTURE OF OUR BOARD AND PROVIDE FOR THE

ANNUAL ELECTION OF DIRECTORS

Our Board of Directors has approved, and is proposing to our shareholders, an amendment to Article Seventh of our Certificate of Incorporation to eliminate the classified structure of our Board and provide for the annual election of directors.

As more fully explained under “Proposal 1—Election of Directors,” our Certificate of Incorporation currently provides for a “classified board” which means that our Board of Directors is divided into three classes and that each director is to serve for a term ending on the third annual meeting following the annual meeting at which that director is elected. It also provides that our directors, or our entire Board of Directors, may only be removed for cause by the holders of 80 percent of the total voting power of all issued and outstanding shares then entitled to vote.

If the proposed amendment to our Certificate of Incorporation is approved by the requisite vote of our shareholders, the classification of the Board of Directors will be eliminated, the current term of office of each director will end at our next annual meeting of shareholders, and directors will thereafter be elected for one-year terms at each annual meeting of shareholders or until their successors are duly elected and qualified. Further, the proposed amendment provides that any director chosen as a result of a newly created directorship or to fill a vacancy on the Board of Directors will hold office until the next annual meeting of shareholders or until his or her successor is duly elected and qualified, and any director or the entire Board of Directors may be removed with or without cause by the holders of a majority of all issued and outstanding shares then entitled to vote. If the proposed amendment is approved by our shareholders, the Board of Directors will also make any corresponding changes to our by-laws that may be appropriate.

If the proposed amendment is not approved by our shareholders, our Board of Directors will remain classified, and five of the directors elected at the annual meeting will each serve until our 2011 annual meeting of shareholders and one director elected at the annual meeting will serve until our 2009 annual meeting of shareholders, and, in each case, until their respective successors are duly elected and qualified or until his or her earlier death, resignation or removal. All other directors will continue in office for the remainder of their full terms and until their successors are duly elected and qualified or until his or her earlier death, resignation or removal.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the proposed amended and restated Certificate of Incorporation which is attached as Appendix B to this proxy statement, in which we have shown the changes with deletions indicated by strikeouts and additions indicated by underlining (including the amendments that appear in Proposal 2). We may make any non-substantive changes to the proposed amended and restated Certificate of Incorporation that are required by the Secretary of State of the State of Oklahoma in order for the amended and restated Certificate of Incorporation to be in proper form for filing.

By amending our Certificate of Incorporation to provide for the annual election of directors, a corresponding change is required with respect to the provision regarding the removal of directors to conform to Oklahoma law, which provides that directors of companies that do not have classified boards may be removed by shareholders with or without cause.

If the shareholders vote to approve this proposal, the amended and restated Certificate of Incorporation (which will include this proposal amending and restating our Certificate of Incorporation, and, if approved by the shareholders, the amendments that appear in Proposal 2) will become effective upon filing the Secretary of State of the State of Oklahoma. We intend to file the amended and restated Certificate of Incorporation shortly after the requisite vote is obtained.

Background

Our classified board structure has been in place for a number of years. Classified, or staggered, boards have a long and established history of use under Oklahoma corporate law. Proponents of classified boards assert, among other things, that classified boards provide continuity and stability in the management of the business and affairs of a company, promote board independence because directors may be less subject to outside influences, facilitate long-term planning, and enhance a board’s ability to implement business strategies. Supporters also assert that classified boards enhance shareholder value by forcing anyone seeking to take control of a company to initiate arm’s-length discussions with the board because of the inability to replace the entire board in a single election.

On the other hand, some investors view classified boards as reducing accountability because they limit the ability of shareholders to change directors on an annual basis when they are dissatisfied with the performance of incumbent directors. They believe that the election of directors is the primary means for shareholders to influence corporate policies and to hold management accountable for implementing these polices. A number of major corporations have recently undergone the process of eliminating the classified structure of their boards. Abstentions, the failure of a shareholder to vote, and broker “non-votes” will have the effect of a vote against the proposal.

Reasons for the Amendment

After weighing the various arguments for and against maintaining a classified board structure, our Corporate Governance Committee proposed, and our Board of Directors unanimously approved, the proposed amendment to provide for the annual election of directors. The Committee and Board considered a growing trend among larger companies to elect directors on an annual basis and thus to allow shareholders to review and express their opinions on the performance of all directors each year. Because there is no limit to the number of terms an individual director may serve, we do not expect eliminating our classified board structure will negatively impact the continuity and stability of our Board’s membership and our policies and long-term strategic planning.

Vote Required and Board Recommendation

The Board of Directors unanimously recommends a vote FOR the amendment to our Certificate of Incorporation to eliminate the classified structure of our Board and provide for the annual election of directors. The affirmative vote of the holders of not less than 80 percent of our outstanding common stock is required to approve the proposal. Shares of common stock represented by properly executed, timely received, and unrevoked proxies will be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, properly executed, timely received, and unrevoked proxies will be voted “FOR” the proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE AMENDMENT TO OUR CERTIFICATE OF

INCORPORATION TO ELIMINATE THE CLASSIFIED STRUCTURE OF

OUR BOARD AND PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS.

PROPOSAL 4—AMEND AND RESTATE THE ONEOK, INC.

EQUITY COMPENSATION PLAN

Proposed Amendments to our Equity Compensation Plan

Our Board of Directors has approved and unanimously recommends that shareholders approve the amendment and restatement of the company’s Equity Compensation Plan (which we refer to as the “ECP Plan”) to increase the maximum number of shares of our common stock we may issue under the ECP Plan from 3,000,000 to 5,000,000 shares, an increase of 2,000,000 shares, to provide that a permissible transfer of a stock incentive granted under the ECP Plan may not be made for value or consideration to the plan participant, and to clarify the existing prohibition against repricing of outstanding options or stock appreciation rights.

The purpose of increasing the number of shares available for issuance under the ECP Plan is to authorize adequate shares to fund expected stock incentive awards under the company’s long-term incentive compensation program. The Board believes that this number represents a reasonable amount of potential equity dilution and allows the company to continue awarding equity incentives, which are an important component of our compensation program.

The purpose of the proposed amendments to the repricing prohibition and transferability provisions of the ECP Plan is to clarify these provisions as follows: (i) Sections 7.9 and 8.6 of the ECP Plan to provide that, notwithstanding any other provision of the Plan, except in connection with a corporate transaction involving the company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding stock incentives may not be amended to reduce the exercise price of outstanding options or stock appreciation rights or cancel outstanding options or stock appreciation rights in exchange for cash, other stock incentives, options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights without company shareholder approval; and (ii) Section 13.1 of the ECP Plan is revised to provide that under no circumstances will any transfer of a stock incentive issued under the ECP Plan be made for value or consideration to the plan participant.

We believe in granting stock incentives not only to our executives and senior management, but also to the key professional and technical employees who are responsible for our day-to-day operations. These are employees who have an impact on building shareholder value. We currently consider approximately 370 of our executive officers and key employees, who represent approximately 8 percent of our total employees, eligible for stock-based incentive grants. We believe our equity compensation philosophy has proven to be an excellent means for aligning our employees’ interests with the interests of our shareholders.

We believe we have followed sound corporate governance practices and have delivered on our commitment to provide shareholder value. Without approval of the amended and restated ECP Plan, our ability to continue to attract and retain executives and key employees will be impaired. To remain competitive if the amended and restated ECP Plan is not approved, we will need to increase the cash component of compensation to our executives and key employees, which is not in line with our compensation philosophy and distances our employees’ interests from your interests as a shareholder. Your approval of the amended and restated ECP Plan is important in order to enable us to continue to retain and attract the most qualified talent in our industry.

The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this proposal will be required for approval of the amended and restated ECP Plan. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote. Broker non-votes (as described under “Outstanding Stock and Voting—Votes Required”) will not be considered entitled to vote on this proposal and therefore will not be counted in determining the number of shares necessary for approval.

Purpose of our ECP Plan

The ECP Plan governs grants of stock-based awards to officers, employees and non-management directors. It is designed to support our long-term business objectives in a manner consistent with our executive compensation philosophy. The Board believes that by allowing the company to continue to offer long-term, performance-based compensation through the ECP Plan, the company will promote the following key objectives:

•	aligning the interest of officers, employees and non-management directors with those of the shareholders;

•	reinforcing key company goals and objectives that help drive shareholder value; and

•	attracting, motivating, and retaining experienced and highly qualified employees who will contribute to our company’s financial success.

Shares Available Under our ECP Plan

Our ECP Plan was adopted and approved by our shareholders in 2005. As of December 31, 2007, and prior to the requested increase, 1,110,587 shares remain available for issuance of future stock-incentive awards pursuant to the ECP Plan. Assuming approval of the requested increase for the ECP Plan, a total of 3,110,587 shares will be available for future awards under this plan.

The ECP Plan is the successor equity compensation plan to our Long-Term Incentive Plan adopted in 1995 (which we refer to as the “1995 Plan”). While our grants of long-term equity incentive compensation have been made under the ECP Plan since 2006, the 1995 Plan has continued in effect with respect to options granted and outstanding under the 1995 Plan and with respect to the remaining 1,170,997 shares reserved for issuance under the 1995 Plan. The number of shares that remain to be issued under both the 1995 and ECP Plans may increase to the extent outstanding awards are cancelled due to forfeiture of awards or expiration of awards without exercise.

The ECP Plan limits the number of shares that can be issued pursuant to time-lapse restricted stock incentive awards to 1,200,000 in the aggregate. The requested amendment increases the maximum number of shares that can be issued pursuant to such awards to 2,000,000 shares in the aggregate, an increase of 800,000 shares. Due to this limit, as of December 31, 2007, 817,363 shares were available for such awards pursuant to the ECP Plan (subject to increase upon cancellation of outstanding awards). Assuming approval of the requested increase, a total of 1,617,363 shares will be available for such awards under the ECP Plan.

The ECP Plan limits the number of shares that can be issued pursuant to incentive stock options to 1,000,000 in the aggregate. The requested amendment would increase the maximum number of shares that can be issued pursuant to such awards to 1,700,000 shares in the aggregate, an increase of 700,000 shares. We have not granted any incentive stock options under the ECP Plan and 1,000,000 shares remain available for such awards pursuant to the ECP Plan. Assuming approval of the requested increase, a total of 1,700,000 shares will be available for such awards under the ECP Plan.

The following table sets forth the number of shares authorized for future issuance (including shares authorized for issuance pursuant to stock options, restricted stock, restricted stock units, performance units and stock awards) as of December 31, 2007 under the ECP Plan, and after including the additional shares under the proposed amendment, along with the equity dilution represented by the shares available for future awards as a percentage of our common shares outstanding.

SHARES AUTHORIZED UNDER

OUR ECP PLAN

	Total Shares Available	Equity Dilution: Percent of Common Shares Outstanding
Shares authorized for future awards as of December 31, 2007	1,110,587	1.1%

Requested increase to shares available in the ECP Plan after Amendment	2,000,000	1.9%

Total shares authorized for future awards after approval of amendment	3,110,587	3.0%

On December 31, 2007, the equity overhang, or the percentage of outstanding shares (plus shares that could be issued pursuant to the ECP plan) represented by all stock incentive awards granted and available for future grant under the ECP Plan, was 2.8 percent. Equity overhang was calculated as all shares issuable upon exercise of outstanding options and vesting of outstanding restricted stock units and performance units, plus shares available for future grant (collectively, the “Additional Shares”) divided by (a) common shares outstanding, plus (b) the Additional Shares. The equity overhang would be approximately 4.6 percent assuming approval of the requested amendment.

All options outstanding on December 31, 2007 are currently vested with exercise prices below our current share price, representing options employees have chosen to hold rather than exercise. The company believes its overhang level, after giving effect to the proposed amendment, is reasonable, and well within the competitive boundaries of companies considered to be in our peer group.

We have continued to manage our run rate of stock incentive awards granted over time at levels we believe are reasonable while ensuring that our overall executive compensation program is competitive.

The following table sets forth information regarding stock incentive awards granted under the ECP Plan and 1995 Plan, the run rate for each of the last three fiscal years, and the average run rate over the last three years. The run rate was calculated as (a) all option awards, time-lapse restricted stock units, and performance units granted in a fiscal year, divided by the number of common shares outstanding at the end of that fiscal year.

RUN RATE

	FY2005	FY2006	FY2007	3-Year Average
Stock options granted	—	—	—

Time-lapse restricted stock units granted	172,500	144,750	264,350	193,867

Performance-based units granted	400,400	480,000	329,050	403,150

Common shares outstanding at fiscal year end	97,654,697	110,687,499	103,987,476	104,109,891

Run rate	0.58%	0.56%	0.51%	0.57%

We believe that approval of the additional shares under our ECP Plan is in the best interests of our company and our shareholders.

General Information About the ECP Plan

The following is a summary of the material features of the ECP Plan. This summary is subject to and qualified by reference to the actual text of the ECP Plan, a complete copy of which is attached as Appendix C to this Proxy Statement.

Administration of the ECP Plan.    The Executive Compensation Committee (the “Committee”) of our Board will administer the ECP Plan. The Committee members must be non-management directors, must be independent under New York Stock Exchange listing standards and must be “outside directors” under applicable Internal Revenue Service regulations. The Committee will have full power and authority to interpret, administer, construe, and to issue awards under the ECP Plan.

Effective Date and Duration of the ECP Plan.    The ECP Plan became effective February 17, 2005. The ECP Plan currently provides that it will remain in effect until its termination date of February 17, 2015, or until the ECP Plan is sooner terminated by our Board of Directors. If the proposed amendments to the ECP Plan are approved, the ECP Plan will remain in effect until its termination date of February 21, 2008, or until the ECP Plan is sooner terminated by our Board. In no event will stock incentives be granted under the ECP Plan more than ten (10) years from the date the ECP Plan was adopted by our Board.

Eligibility for Participation in the ECP Plan.    Employees eligible to participate in the ECP Plan consist of any employee, including any officer or director who is an employee, who the Committee determines is in a position to contribute significantly to our growth and profitability or to perform services of major importance to us. With respect to non-management directors, the Committee will grant director stock awards, but no other forms of awards. Non-management directors will not receive incentive stock options under the ECP Plan. As of December 31, 2007, a total of approximately 4,561 employees and eleven non-management directors were eligible to participate in the ECP Plan, and, as of March 1, 2008, the Committee had designated 370 employees to participate in the ECP Plan.

Shares Available Under the ECP Plan.    The maximum number of shares of our common stock authorized to be issued or transferred under the ECP Plan is 3,000,000 shares, subject to the adjustments and restoration provisions in the ECP Plan. The maximum number of shares that may be issued or transferred under the ECP Plan will be reduced only by the number of shares actually issued to a participant. For example, shares subject to issuance under the ECP Plan that cease to be issuable will be treated as not having been issued and may again be the subject of future grants of stock incentive awards. In addition, if the exercise price of an option is paid by surrendering shares of our common stock, only the net number of shares issued pursuant to such an option exercise will be charged against the number of shares issued under the ECP Plan. To the extent that stock incentive awards are settled or paid in cash, shares subject to those stock incentive awards will not be considered to have been issued and will not be applied against the maximum number of shares authorized to be issued or transferred under the ECP Plan.

Limitations.    In addition to the limitation on the overall maximum number of shares that may be issued under the ECP Plan, the ECP Plan also includes other limitations on the number of shares and amounts of cash that may be awarded under the ECP Plan. In particular: (i) the maximum number of shares with respect to which options or stock appreciation rights may be granted to any employee in any plan year is 500,000; (ii) the maximum number of shares with respect to which stock incentive awards other than options or stock appreciation rights may be granted to any employee in any plan year is 500,000; (iii) the maximum aggregate number of shares and the maximum dollar amount that may be issued or paid as performance stock incentive awards to any employee in any plan year are 500,000 shares and $10,000,000, respectively; (iv) the maximum aggregate number of shares with respect to which time-lapse restricted stock incentive awards may be granted is currently 1,200,000 and will increase to 2,000,000 if the proposed amendment is approved; (v) the maximum number of shares of our common stock that may be issued through the granting of incentive stock options is currently 1,000,000 and will increase to 1,700,000 if the proposed amendment is approved; and (vi) the exercise of incentive stock options is subject to the calendar year dollar limitations as provided in the ECP Plan and applicable provisions of the federal tax code and Internal Revenue Service regulations.

Prohibition on Loans.    The Sarbanes Oxley Act of 2002 prohibits (subject to limitations) public companies from making or arranging personal loans to their executive officers and directors. The Committee will not, without prior approval of shareholders, grant any stock incentive award that provides for the making of a loan or other extension of credit, directly or indirectly, by us or the ECP Plan to an employee or other participant in connection with the grant or payment of the stock incentive award.

Prohibition on Reloads.    The Committee will not, without prior approval of shareholders, grant any options containing any provision pursuant to which the optionee is to be granted a restored or reload option of any kind by reason of the exercise of all or part of an option by paying all or part of the exercise price of such option by surrendering shares of our common stock.

Prohibition on Repricings.     The ECP Plan currently provides that the Committee will not, without prior approval of shareholders, cancel any outstanding option in order to reissue an option in its place at a lower exercise price, or otherwise take any action that would reduce or have the effect of reducing the exercise price of any outstanding option. If the proposed amendments to the ECP Plan are approved, the ECP Plan will provide that, notwithstanding any other provision of the Plan, except in connection with a corporate transaction involving the company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding stock incentives may not be amended to reduce the exercise price of outstanding options or stock appreciation rights or cancel outstanding options or stock appreciation rights in exchange for cash, other stock incentives, options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights without company shareholder approval.

Written Instrument.    All stock incentive awards granted under the ECP Plan (including stock bonus awards, performance stock awards, performance unit awards, restricted stock awards, restricted unit awards, options, and stock appreciation rights) must be evidenced in writing as the Committee determines. Such written evidence must contain the terms and conditions of the grant, consistent with the ECP Plan, and must incorporate the ECP Plan by reference.

Amendment or Termination of the ECP Plan.    The ECP Plan may be amended or terminated by our Board without shareholder approval unless shareholder approval of the amendment or termination is required under applicable law. When the ECP Plan terminates, it will remain in effect for administration of any incentives outstanding at the time of termination.

Awards Under the ECP Plan

Stock Bonus Awards.    Stock awards may be granted in the form determined by the Committee, including performance stock awards, performance unit awards, restricted stock awards, or restricted unit awards. A performance stock award is the grant of shares of our common stock, the delivery of which is subject to specified performance goals. A performance unit award is a stock incentive providing for a grant of units representing an amount of cash or stock to be distributed in the future if specified performance goals are met. A restricted stock award is an award of shares of our common stock that is subject to forfeiture and restrictions on transferability until either specified continued employment, performance goals, or both, are met. A restricted unit award is an award of units representing cash or stock that is subject to forfeiture and restrictions on transferability until either specified continued employment, performance goals, or both, are met. Time-lapse restricted stock is a restricted stock award, restricted unit award, or any other stock award which is based solely on continued employment with us for a specified period of time.

Stock Options.    The Committee may grant eligible employees options (which may be incentive stock options or non-statutory stock options). An incentive stock option is an option intended to qualify for tax treatment applicable to incentive stock options under Section 422 of the Internal Revenue Code. A non-statutory stock option (or non-qualified stock option) is an option that is not subject to statutory requirements and limitations required for certain tax advantages allowed under Section 422 of the Internal Revenue Code. The term of an incentive stock option or a non-statutory stock option may not exceed ten years from the date of granting of the option. The purchase price per share with respect to any option under the ECP Plan may be not less than 100 percent of the fair market value of a share of our common stock on the date the option is granted. The security that may be purchased upon exercise of options issued under the ECP Plan is our common stock. The closing price of our common stock on the New York Stock Exchange was $46.57 per share on February 29, 2008. Each option granted under the ECP Plan becomes exercisable in accordance with the specific terms and conditions of the option, as determined by the Committee. The Committee may accelerate the date on which an option becomes exercisable, and we may not receive additional consideration in exchange for such acceleration. Each option, to the extent it becomes exercisable, may be exercised at any time in whole or in part until its expiration or termination, unless otherwise provided in the option.

Stock Appreciation Rights.    The Committee may grant stock appreciation rights to eligible employees on terms and conditions determined by the Committee. A stock appreciation right is a right granted to a participant to receive (upon exercise of the right) an amount not exceeding the fair market value of our common stock on the date the right is exercised less the price of our common stock on the date the right is granted. The price of a stock appreciation right must be at least 100 percent of the fair market value of our common stock on the date of the grant. A stock appreciation right may be settled or paid in cash, shares of common stock, or a combination of each, in accordance with its terms. Each stock appreciation right will be exercisable or be forfeited or expire on such terms as the Committee determines. The Committee may grant stock appreciation rights as freestanding stock incentives or in tandem with options.

Non-Management Director Stock Awards.    Non-management directors may receive all or a portion of their director fees in our common stock. Such shares are issued at the fair market value of our common stock on the applicable determination date.

Performance Stock Incentives

Performance stock incentive awards (including performance stock awards, performance unit awards, restricted stock awards, and restricted unit awards) may be granted or vest subject to the satisfaction of performance goals determined by the Committee. Performance goals will be designed to support our business strategy and align the interests of participants with the interests of our shareholders. Performance goals may be based on one or more business performance criteria that apply to a participant, one or more business units, subsidiaries, divisions or sectors of our company, or our company as a whole and, if so determined by the Committee, by comparison with a designated peer group of companies or businesses. Performance goals may include one or more of the following criteria or standards: (i) increased revenue, (ii) net income measures, including without limitation, income after capital costs, and income before or after taxes, (iii) stock price measures, including without limitation, growth measures and total shareholder return, (iv) market share, (v) earnings per share (actual or targeted growth), (vi) earnings before interest, taxes, depreciation, and amortization, (vii) economic value added, (viii) cash flow measures, including without limitation, net cash flow, and net cash flow before financing activities, (ix) return measures, including without limitation, return on equity, return on average assets, return on capital, risk adjusted return on capital, return on investors’ capital and return on average equity, (x) operating measures, including without limitation, operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes, and production efficiency, (xi) expense measures, including but not limited to, finding and development costs, overhead costs, and general and administrative expense, (xii) margins, (xiii) shareholder value, (xiv) total shareholder return, (xv) reserve addition, (xvi) proceeds from dispositions, (xvii) total market value, and (xviii) corporate value criteria or standards including, without limitation, ethics, environmental and safety compliance. Performance stock incentives may be settled or paid in shares of our common stock, cash, or a combination of each.

Change in Control Provisions

Outstanding stock incentive awards (including stock bonus awards, performance stock awards, performance unit awards, restricted stock awards, restricted unit awards, options, and stock appreciation rights) will generally become exercisable, vested, and payable upon a change in control of the company.

New Plan Benefits

Grants and awards under the ECP Plan are discretionary and the Committee has not yet determined to whom awards will be made and the terms and conditions of such benefits to be delivered under the ECP Plan to any individual or group of individuals.

Transferability Provisions

The ECP Plan generally restricts the transfer of stock incentive awards, except transfers by will or the laws of descent and distribution or to a beneficiary designated by the participant or to members of the participant’s immediate family or to a family trust. If the proposed amendments to the ECP Plan are approved, the ECP Plan will provide that under no circumstances will any transfer of a stock incentive be made for value or consideration to the plan participant.

Federal Income Tax Consequences

The following is only a brief summary of the U.S. federal income tax consequences to a recipient and the company of a stock incentive award, and does not discuss the effect of income tax law of any other jurisdiction (such as state income tax law) in which the recipient may reside.

Restricted Stock and Units.    Employees granted restricted stock awards, restricted stock unit awards, and performance stock awards under the ECP Plan generally recognize as taxable income the fair market value of restricted stock, restricted stock units, and performance stock awards on the date the restricted or performance period ends. The company is entitled to a corresponding federal income tax deduction at the same time. Any dividends or dividend equivalents paid to an employee during the restricted period are taxable compensation to the employee and are deductible by the company, unless the employee has elected to include a restricted award in income when granted under Section 83(b) of the Internal Revenue Code.

Stock Options.    Stock options may be granted in the form of incentive stock options or non-statutory stock options. Incentive stock options granted to employees are eligible for favorable federal income tax treatment that is provided under Section 422 of the Internal Revenue Code if certain requirements are satisfied. An incentive stock option must have an option price that is not less than the fair market value of the stock at the time the option is granted, and must be exercisable within ten years from the date of grant. An employee granted an incentive stock option or non-statutory stock option generally does not realize compensation income for federal income tax purposes upon the grant of the option. At the time of exercise of an incentive stock option, no compensation income is realized by the holder of the option other than tax preference income for purposes of the federal alternative minimum tax on individual income. If the shares acquired on exercise of an incentive stock option are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on sale over the exercise price will be taxed as capital gain. If the shares acquired on exercise of an incentive stock option are disposed of within less than two years after grant or one year of exercise, the holder will realize taxable compensation income equal to the excess of the fair market value of shares on the date of exercise or the date of sale, whichever is less, over the option price. Any additional amount realized will be taxed as capital gain. At the time of exercise of a non-statutory stock option the holder of the option will realize taxable compensation income in an amount of the spread between the exercise price of the option and the fair market value of the stock acquired on the date of exercise. The company will generally be entitled to a deduction for federal income tax purposes at the time any compensation income is realized by the holder of an option, in an amount equal to the amount of compensation income realized by the holder.

Stock Appreciation Rights.    Upon the exercise of a stock appreciation right an employee will generally realize taxable compensation income in an amount equal to the cash and/or the fair market value of stock acquired pursuant to the exercise. The company will be entitled to a federal income tax deduction at the time of and equal to the amount of compensation income the employee receives pursuant to the exercise of a stock appreciation right.

Internal Revenue Code Section 162(m).    Subject to shareholder approval of the ECP Plan, compensation deemed paid by the company to individuals who are granted awards or options under the ECP Plan may qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code and may not have to be taken into account for purposes of the $1,000,000 limitation per covered individual on the federal income tax deduction by the company of compensation paid by it to certain executive officers of the company. The $1,000,000 limitation does not apply to compensation deemed paid with respect to those awards or options that qualify as performance-based compensation.

Vote Required and Board Recommendation

We are committed to delivering value to our shareholders and we firmly believe in long-term, stock-based incentives for our executives and key employees. Stock-based incentives align the interests of our employees with the interests of our shareholders and help us to attract and retain qualified and talented employees. We believe our emphasis on stock-based compensation has played a large role in our continued strong financial performance over the past several years. The ECP Plan has only approximately 1,110,587 shares remaining for future grants. These shares will soon be depleted and we will no longer have a vehicle for equity grants to our executive officers and other key employees. The amended and restated ECP Plan would make an additional 2,000,000 shares available for stock-based incentives.

The total shares remaining available for grant under our ECP Plan, including shares issuable upon exercise of options currently outstanding under the ECP Plan, together with the shares which would be available under the amended and restated ECP Plan if approved, will result in less than 4 percent shareholder dilution. In addition, the run rate of grants under our ECP Plan, which is affected by various facts and circumstances each year, has historically been less than 1 percent of our outstanding shares of common stock annually. Accordingly, management and our Board request that you vote for our request to approve the ECP Plan.

Approval of this proposal requires the affirmative vote of a majority of the shares of our common stock voting or abstaining on this proposal at the meeting. Abstentions and broker “non-votes” will have the effect of a vote against the proposal.

Your Board unanimously recommends a vote FOR the approval of this proposal.

PROPOSAL 5—AMEND AND RESTATE THE ONEOK, INC.

EMPLOYEE STOCK PURCHASE PLAN

Our Board of Directors has approved and unanimously recommends that shareholders approve the amendment and restatement of the Employee Stock Purchase Plan, as amended (which we refer to as the “ESP Plan”) to increase the maximum number of shares of our common stock we may issue under the ESP Plan, from 3,800,000 shares to 4,800,000 shares, an increase of 1,000,000 shares. This increase in the number of shares would allow sufficient shares to continue to be available under the ESP Plan to reward and motivate employees and to attract new employees in the future.

The ESP Plan was originally adopted by our Board of Directors in August of 1995 and approved by our shareholders in January of 1996. The ESP Plan allows our eligible employees to purchase our common stock at a discount from the market value of the shares. The purposes of the ESP Plan are to offer employees an inducement to acquire an ownership interest in our company on a tax-favored basis and to give employees an interest parallel to the interests of our shareholders generally.

General Information About the ESP Plan

The following is a summary of the material features of the ESP Plan, as amended and restated. This summary is subject to and qualified by reference to the actual text of the ESP Plan, as amended, a complete copy of which is attached as Appendix D to this Proxy Statement.

Administration of the ESP Plan.    The Executive Compensation Committee (the “Committee”) of our Board administers the ESP Plan. The Committee members must be members of our Board who are not officers or employees of the company. Subject to the terms and conditions of the ESP Plan, the Committee has full power and authority to interpret, administer, construe, and approve transactions under the ESP Plan.

Shares Available Under the ESP Plan.    The ESP Plan, as amended by this proposal, provides for a total of up to 4,800,000 shares of our common stock to be sold under the ESP Plan, subject to the adjustment provisions of the ESP Plan. These shares may be issued from treasury shares, from shares purchased on the open market or from private sources, or from our authorized, but unissued, shares.

Eligibility for Participation in the ESP Plan.    The persons who are eligible to participate in the ESP Plan are our employees who are designated by the Committee as participating employees, including members of our Board who are employees. Participating employees must work more than 20 hours per week and five months in a calendar year, or who meet such lesser customary employment and service requirements as the Committee may specify from time to time on a uniform and non-discriminatory basis. All of our employees, including all of our officers, are eligible to participate in the ESP Plan. As of December 31, 2007, approximately 4,561 employees were eligible to participate in the ESP Plan and, as of March 1, 2008, approximately 2,879 employees were actual participants for the 2008 ESP Plan year.

Offering Periods.    The duration of each offering period is determined by the Committee, but may not exceed 27 months. The Committee also determines the date on which each offering period will begin. The ESP Plan provides that, unless the Committee determines otherwise, a new offering period will begin in the first payroll period coinciding with or next following January 1 of each year and will extend until the next offering commences. The Committee may at any time suspend or accelerate the completion of an offering period, including upon or in contemplation of a change in control of the company.

Purchase Limitations Under the ESP Plan.    The Committee has prescribed that an eligible employee may contribute up to a maximum of 10 percent of his or her base compensation, up to $25,000 for purchase of shares pursuant to the ESP Plan. The Committee may, but is not required to, permit employee contributions to be made by means other than payroll deductions. Payroll deductions are accumulated, along with any other allowed employee contributions (e.g., lump sum contributions), to purchase shares of common stock at the end of the offering period. The Committee may allow a participant to increase, decrease, or suspend payroll deductions during an offering period or withdraw from participation in an offering at any time. If a participant’s employment terminates for any reason before the end of an offering period, his or her participation in any offering ceases immediately, and any accumulated employee contributions are paid to such participant. No participant may purchase more than $25,000 of our common stock in any offering period, measured by the average of the high and low sale prices of our common stock on the first day of the offering period.

Purchase Price.    Unless the Committee otherwise determines, the purchase price of the shares of our common stock sold in each offering period will be the lesser of (a) 85 percent of the fair market value of our common stock at the beginning of the offering period, or (b) 85 percent of the fair market value of our common stock at the end of such offering period. In its discretion, the Committee may set a higher (but not a lower) purchase price in advance of any offering period and may permit employee contributions to be made by means in addition to payroll deductions (such as lump sum payments). Under the ESP Plan, the fair market value of a share of our common stock on a particular date is generally equal to the average of the high and low sale prices of our common stock in consolidated trading on such date as reported by The Wall Street Journal or another reputable source designated by the Committee.

Amendment or Termination of the ESP Plan.    The ESP Plan may be amended or terminated by our Board without shareholder approval unless shareholder approval of the amendment or termination is required under applicable law. The provisions of the ESP Plan that determine the amount, price, and timing of option grants to our executive officers and directors may not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, unless the company’s General Counsel determines that such restriction on amendments is not necessary to secure or maintain any exemption from Section 16 of the Securities Exchange Act of 1934, as amended, for which the company intends such executive officers and directors to qualify. The ESP Plan will continue in effect until all shares authorized to be sold thereunder have been sold, subject to the right of the Board to terminate the ESP Plan at any earlier time.

New ESP Plan Benefits

It is not possible to determine specific amounts that may be issued under the ESP Plan because we cannot determine who will elect to participate in the ESP Plan in the future, the amount that such employees will elect to contribute, or the number or price of shares that may be purchased under the ESP Plan. As such, no information is provided concerning the benefits to be delivered under the ESP Plan to any individual or group of individuals.

Federal Income Tax Consequences

The ESP Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. As a result, participants will be afforded favorable tax treatment under Sections 421 and 423 of the Internal Revenue Code. A participant in an offering under the ESP Plan will not recognize income subject to federal income tax at the commencement of an offering period or at the time shares are purchased. No federal income tax consequences result to the company at the commencement of an offering period under the ESP Plan, upon the subsequent purchases of common stock by participants, or upon the disposition of shares acquired under the ESP Plan, other than with respect to a disqualifying disposition. If no disposition of the shares purchased in an offering period is made within two years from the commencement of such offering period, nor within one year from the date the shares are transferred to the employee, then upon subsequent disposition of the shares, ordinary income may be recognized by the participant, depending upon the purchase price formula applicable to that offering, on up to 15 percent of the market price of the shares on such commencement date. Any additional gain realized will be capital gain. Any loss realized by an employee upon disposition of the shares will constitute a capital loss.

If the shares are disposed of within either the two-year or one-year periods mentioned above (a “disqualifying disposition”), the participant will recognize ordinary income at the time of such disposition in an amount equal to the difference between the fair market value of the shares at the time such shares were purchased and the purchase price of the shares, and the company will generally be entitled to a corresponding deduction from its income. Any difference between such fair market value and the disposition price will be treated as capital gain or loss to the participant and will not be deductible by the company.

Vote Required and Board Recommendation

We believe we have followed sound corporate governance practices and have delivered on our commitment to provide shareholder value. Without approval of the amended and restated ESP Plan, our ability to continue to attract and retain executives and key employees will be impaired. Your approval of the amended and restated ESP Plan is important in order to enable us to continue to retain and attract the most qualified talent in our industry.

Approval of this proposal requires the affirmative vote of a majority of the shares of our common stock voting or abstaining on this proposal at the meeting. Abstentions and broker “non-votes” will have the effect of a vote against the proposal.

Your Board unanimously recommends a vote FOR the approval of this proposal.

PROPOSAL 6—ONEOK, INC. EMPLOYEE STOCK AWARD PROGRAM

Our Board of Directors has approved and unanimously recommends that shareholders approve our Employee Stock Award Program (which we refer to as the “ESA Program”), including 200,000 shares currently authorized by our Board for issuance under the ESA Program but not previously approved by shareholders, together with an additional 100,000 shares, for a maximum of 300,000 shares that we may issue under the ESA Program.

General Information About the ESA Program

In October 2000, our Board of Directors approved our ESA Program which provides for the issuance, for no consideration, to all eligible employees (our full-time employees and employees on short-term disability) of one share of our common stock when the per share closing price of our common stock on the New York Stock Exchange (“NYSE”) was for the first time $26 per share, and one additional share of our common stock to all eligible employees when the closing price of our common stock on the NYSE is for the first time at or above each one dollar increment above $26 per share.

The purpose of the ESA Program is to provide an incentive to our employees for their contributions toward the success of the company as reflected in our common stock price. All full-time employees and employees on short-term disability are eligible to participate in the ESA Program. At December 31, 2007, approximately 4,561 employees were eligible to participate in the ESA Program.

As originally adopted, the ESA Program provided for a total of 50,000 shares for issuance under the ESA Program. Subsequently, our Board approved an increase of 50,000 shares to a total of 100,000 shares in July 2005 and an additional increase of 100,000 shares to a total of 200,000 shares in November 2006. These two increases of 150,000 shares in the aggregate available for issuance under the ESA Program have not been approved by shareholders.

On December 20, 2007, our Board of Directors approved, subject to shareholder approval, an increase in the number of shares available under the ESA Program from 200,000 shares to 300,000 shares. At the annual meeting, shareholders will be asked to approve this increase as well as the prior two increases, for an aggregate increase of 250,000 shares. The most recent increase would allow for sufficient shares to continue to be available under the ESA Program to reward and motivate our employees.

As of March 1, 2008, a total of 144,352 shares have been issued to employees under the ESA Program. The 55,648 shares remaining for issuance under the ESA Program, together with the shares issued to employees under the ESA Program, represent less than one percent of our issued and outstanding shares at March 1, 2008. If approved by shareholders, the number of shares available for issuance under the Program, together with the shares issued to employees under the Program to date, would represent less than one percent of our issued and outstanding shares.

The following table sets forth the shares and related dollar value of such shares issued under the ESA Program during 2007 for the persons and groups indicated:

New Plan Benefits

Employee Stock Award Program

Name and Position	Dollar Value ($)	Number of Shares
David L. Kyle Chairman of the Board	$497.86	10
John W. Gibson Chief Executive Officer	$497.86	10
James C. Kneale President and Chief Operating Officer	$497.86	10
Curtis L. Dinan Sr. V.P., Chief Financial Officer and Treasurer	$497.86	10
Samuel Combs III President ONEOK Distribution Companies	$497.86	10
Executive Group	$2,489.30	50
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	$2,191,762	44,049

Federal Tax Consequences

The fair market value of a share of stock issued to an employee under the ESA Program is treated as taxable compensation income realized by the employee. The company is entitled to a deduction for federal income tax purposes at the time such compensation income is realized by the employee, in an amount equal to the income realized by the employee.

Vote Required and Board Recommendation

We believe we have followed sound corporate governance practices and have delivered on our commitment to provide shareholder value. Without approval of the ESA Program, our ability to reward our employees for their continuing contributions to the success of our company will be impaired. Your approval of the ESA Program is important in order to enable us to continue to do so.

Approval of this proposal requires the affirmative vote of a majority of the shares of our common stock voting or abstaining on this proposal at the meeting. Abstentions and broker “non-votes” will have the effect of a vote against the proposal.

Your Board unanimously recommends a vote FOR the approval of this proposal.

EQUITY COMPENSATION PLANS

The following table sets forth certain information, as of December 31, 2007, relating to our equity compensation plans pursuant to which grants of options, restricted stock, restricted stock units, performance share units or other rights to acquire shares may be granted from time to time.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities in Column (a)) (c)
Equity compensation plans approved by security holders (1)	2,094,711	$28.38		2,911,298
Equity compensation plans not approved by security holders (2)	183,983	$39.33	(3)	3,658,244

Total	2,278,694	$29.26		6,569,542

(1)	Includes shares granted under our Employee Stock Purchase Plan, and stock options, restricted stock incentive units and performance unit awards granted under our Long-Term Incentive Plan and Equity Compensation Plan. For a brief description of the material features of these plans, see “Executive Compensation—Compensation Discussion and Analysis.” Column (c) includes 625,901, 1,170,987, and 1,114,410 shares available for future issuance under our Employee Stock Purchase Plan, Long-Term Incentive Plan and Equity Compensation Plan, respectively.

(2)	Includes our Employee Non-Qualified Deferred Compensation Plan, Deferred Compensation Plan for Non-Employee Directors, and Stock Compensation Plan for Non-Employee Directors. For a brief description of the material features of these plans, see Note O of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission on February 27, 2008. Column (c) includes 464,557, 2,165,938, 972,101, and 55,648 shares available for future issuance under our Stock Compensation Plan for Non-Employee Directors, Thrift Plan, Profit Sharing Plan and Employee Stock Award Program, respectively. The Employee Stock Award Program is described in “Proposal 6—ONEOK, Inc. Employee Stock Award Program.”

(3)	Compensation deferred into our common stock under our Employee Non-Qualified Deferred Compensation Plan and Deferred Compensation Plan for Non-Employee Directors is distributed to participants at fair market value on the date of distribution. The price used for these plans to calculate the weighted-average exercise price in the table is $44.77, which represents the year-end closing price of our common stock on the New York Stock Exchange.

PROPOSAL 7—RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP

AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

OF ONEOK, INC. FOR THE YEAR ENDING DECEMBER 31, 2008

Selection of PricewaterhouseCoopers LLP

In September 2006, our Audit Committee decided to seek proposals from qualified independent registered public accounting firms, including our then current independent registered public accounting firm, KPMG LLP, for the audit of our 2007 financial statements. The process for selecting our independent registered public accounting firm was completed in late April 2007 and, on April 26, 2007, the Audit Committee of our Board of Directors recommended and approved the dismissal of KPMG LLP as our principal independent registered public accountant effective with the filing of our Quarterly Report on Form 10-Q for the period ended March 31, 2007 on May 2, 2007.

The audit reports of KPMG LLP on the consolidated financial statements of ONEOK, Inc. and subsidiaries as of and for the years ended December 31, 2006 and 2005 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The audit reports of KPMG LLP on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006 and 2005 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG LLP’s report indicates that we did not maintain effective internal control over financial reporting as of December 31, 2005 because of the effect of a material weakness in the achievement of the objectives of the control criteria. KPMG LLP’s report contains an explanatory paragraph that states that the company's third party software system associated with accounting for derivative hedging instruments was inadequately designed to appropriately account for certain hedges of forecasted transactions and thus did not facilitate the recognition of hedging ineffectiveness in accordance with generally accepted accounting principles. The software system incorrectly reversed previously recognized hedging ineffectiveness when additional derivative instruments (basis swaps) were incorporated into the company's hedging strategy related to the forecasted transactions. As a result, misstatements were identified in the company’s cost of sales and fuel account and accumulated other comprehensive income (loss). This material weakness was remedied in 2006.

During the two fiscal years ended December 31, 2006, and the subsequent interim period through May 2, 2007, there were (a) no disagreements, as described under Item 304(a)(1)(iv) of Securities and Exchange Commission Regulation S-K, with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the matter in their report on or review of our financial statements for such periods, and (b) no reportable events, as described under Item 304(a)(1)(v) of Securities and Exchange Commission Regulation S-K.

On April 26, 2007, the Audit Committee of our Board of Directors recommended and approved the engagement of PricewaterhouseCoopers LLP as our new independent registered public accounting firm. During our fiscal years ended December 31, 2006 and 2005, we did not consult PricewaterhouseCoopers LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, management's assessment of the effectiveness of internal control over financial reporting, or the effectiveness of internal controls over financial reporting, nor did we consult PricewaterhouseCoopers LLP regarding any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

In carrying out its duties in connection with the 2007 audit, PricewaterhouseCoopers LLP had unrestricted access to our Audit Committee to discuss audit findings and other financial matters.

Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

Approval of this proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote at the meeting. Abstentions and broker “non-votes” will have the effect of a vote against the proposal.

Your Board unanimously recommends a vote FOR the ratification of PricewaterhouseCoopers LLP’s selection as our independent registered public accounting firm for 2008.

Audit and Non-Audit Fees

Audit services provided by PricewaterhouseCoopers LLP during the 2007 fiscal year and by KPMG LLP for the 2006 fiscal year included an audit of our consolidated financial statements, an audit of our internal control over financial reporting, audits of the financial statements of certain of our affiliates, review of our quarterly financial statements, review of debt and equity offerings and related consents and comfort letters, and professional services relating to tax compliance, tax planning, or tax advice.

The following table presents fees billed for audit services rendered (a) by PricewaterhouseCoopers LLP for the audit of our annual consolidated financial statements for the year ended December 31, 2007, and fees billed for other services rendered by PricewaterhouseCoopers LLP during that period, and (b) by KPMG LLP for the audit of our annual consolidated financial statements for the year ended December 31, 2006, and fees billed for other services rendered by KPMG LLP during that period.

	PricewaterhouseCoopers LLP—2007	KPMG LLP 2006
Audit fees (1)	$943,120	$1,486,375
Audit related fees (2)	—	—
Tax fees (3)	91,598	7,605
All other fees	1,520	—

Total	$1,036,238	$1,493,980

(1)	Audit fees consisted of audit work performed in the preparation of financial statements and the audit of internal controls over financial reporting, fees for review of the interim unaudited financial statements included in our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, and fees for special procedures related to regulatory filings.

(2)	Audit related fees consisted principally of fees for audits of the financial statements of our affiliates.

(3)	Tax fees consisted of fees for tax compliance, tax planning, or tax services.

Audit Committee Policy on Services Provided by the Independent Registered Public Accounting Firm

Consistent with Securities and Exchange Commission and New York Stock Exchange policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation, and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy with respect to the pre-approval of audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of PricewaterhouseCoopers as our independent auditor for the 2008 audit, a plan was submitted to and approved by the Audit Committee setting forth the services expected to be rendered during 2008 for each of the following four categories of services for its approval:

1.	audit services comprised of audit work performed in the preparation of financial statements and to attest and report on management’s assessment of our internal controls over financial reporting, as well as work that only the independent auditor can reasonably be expected to provide, including quarterly review of our unaudited financial statements, comfort letters, statutory audits, attest services, consents and assistance with the review of documents filed with the Securities and Exchange Commission;

2.	audit related services comprised of assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits and consultation regarding financial accounting and/or reporting standards;

3.	tax services comprised of tax compliance, tax planning, and tax advice; and

4.	all other permissible non-audit services, if any, that the Audit Committee believes are routine and recurring services that would not impair the independence of the auditor.

Audit fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus budgeted fees periodically during the year by category of service.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

2008 Report of the Audit Committee

The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the company, the audits of the company’s financial statements and internal control over financial reporting, the qualifications of the public accounting firm engaged as the company’s independent auditor to prepare and issue audit reports on the financial statements of the company and the company’s internal control over financial reporting, and the performance of the company’s internal and independent auditors. The Committee’s function is more fully described in its charter, which the Board has adopted and is on and may be printed from the company’s website at www.oneok.com and is also available from the company’s corporate secretary upon request. The Committee reviews the charter on an annual basis. The Board annually reviews the definition of independence for audit committee members contained in the listing standards for the New York Stock Exchange and applicable rules of the Securities and Exchange Commission and has determined that each member of the Committee is independent under those standards.

Management is responsible for the preparation, presentation, and integrity of the company’s financial statements, accounting and financial reporting principles, internal control, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of the company’s consolidated financial statements and the company’s internal control over financial reporting and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and on the effectiveness of the company’s internal control over financial reporting.

In this context, the Committee has met and held discussions with management and the company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, regarding the fair and complete presentation of the company’s financial results and management’s report on its assessment of the company’s internal control over financial reporting. The Committee has discussed the significant accounting policies applied by the company in its financial statements, as well as alternative treatments. Management has represented to the Committee that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor.

The Committee has also reviewed and discussed with both management and the independent auditor management’s assessment of the company’s internal control over financial reporting. The Committee discussed with the independent auditor matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committee). In addition, the Committee has discussed the independent auditor’s report on the company’s internal control over financial reporting. The Committee has also discussed with the company’s independent auditor the matters required to be discussed pursuant to SAS No. 114 (The Auditor’s Communication with those Charged with Governance).

In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from the company and its management, including the matters in the written disclosures received from PricewaterhouseCoopers LLP as required by Independence Standards Board Standard No. 1 (Independence

Discussions with Audit Committees). The Audit Committee has also considered whether the provision of non-audit services to the company by PricewaterhouseCoopers LLP is compatible with maintaining that firm’s independence. The Committee has concluded that the independent registered public accounting firm is independent from the company and its management.

The Committee discussed with the company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with both the internal and independent auditors, with and without management present, to discuss the results of their examinations, the assessments of the company’s internal control over financial reporting, and the overall quality of the company’s financial reporting.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements of the company as of and for the year ended December 31, 2007, in the company’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Gary D. Parker, Chair

Eduardo A. Rodriguez, Vice Chair

William M. Bell

James C. Day

Julie H. Edwards

David J. Tippeconnic

PROPOSAL 8—SHAREHOLDER PROPOSAL ON REPORT ON

GREENHOUSE GAS EMISSIONS

We have been advised that the California State Teachers Retirement System (“CalSTRS”) intends to submit the following resolution to the 2008 annual meeting of shareholders. Calvert Asset Management Company, Inc. (“Calvert”), on behalf of the Calvert Social Investment Fund, Balanced Portfolio, the Calvert Capital Accumulation Fund, Calvert Variable Series, Social Mid-Cap Growth Portfolio, and the Calvert Social Index Fund, has informed us that it intends to submit an identical resolution, that it recognizes CalSTRS as the lead filer, and that Calvert intends to act as a co-sponsor of the resolution. We will provide the proponents’ addresses and the number of shares of our common stock held by the proponents promptly upon receiving a report for this information addressed to our corporate secretary.

WHEREAS:

The American Geophysical Union, the world's largest organization of earth, ocean and climate scientists, states that it is now “virtually certain” that global warming is caused by emissions of greenhouse gases (GHG) and that the warming will continue.

The Intergovernmental Panel on Climate Change recently concluded that warming of the climate system is unequivocal and that human activity is the main cause. Regulations addressing GHG emissions already exist in 28 states and Congress is presently debating the best way to address the problem.

The 2006 Stern Review on the Economics of Climate Change, lead by the former chief economist at the World Bank, “... estimates that if we don’t act, the overall (worldwide) costs and risks of climate change will be equivalent to losing at least 5% of global GDP each year, now and forever.”

Analysts at firms such as Goldman Sachs, McKinsey and JPMorgan Chase have publicly recognized the possible financial implications of climate change and have raised concerns about companies that do not adequately disclose them.

ONEOK, Inc. is the General Partner and 46 percent owner of ONEOK Partners L.P. which owns and operates over 6,970 miles of natural gas pipelines in the U.S., including 5,700 miles of interstate natural gas gathering and state-regulated intrastate transmission pipelines in Oklahoma, Texas, and California.

Unaccounted for line loss of natural gas from intrastate pipelines and gathering systems may be a significant source of raw methane emissions into the surrounding soils and the atmosphere. While Federal regulations cap the allowable amount of unaccounted for or lost natural gas in interstate pipelines at 1.5%, some states, including Texas (the largest producer and consumer of natural gas among the states) have no cap. Natural gas producers in Texas and the state itself (through the General Land Office and the University Land System) have seen claims of unaccounted for or lost natural gas as high as 20% with the average around 12%.

As Natural gas contains over 95% methane, a greenhouse gas more than 20 times more effective in trapping heat in the atmosphere than carbon dioxide, those kinds of losses may have a significant and negative impact on the environment and could have a significant impact on the health and safety of local residents and pipeline employees.

RESOLVED:

Shareholders request that the Board of Directors prepare a report concerning the feasibility of adopting quantitative goals, based on current and emerging technologies, for reducing total greenhouse gas emissions from the company’s operations; and that the company should submit this report to shareholders by December 31, 2008. Such a report will omit proprietary information and be prepared at reasonable cost.

Supporting Statement:

We believe that management best serves shareholders by carefully assessing and disclosing all pertinent information on its response to climate change. We believe taking early action to reduce emissions and prepare for standards could provide competitive advantages, while inaction and opposition to climate change mitigation efforts could leave companies unprepared to deal with the realities of a carbon constrained economy.

Our Statement in Opposition to the Proposal

Your Board believes that this proposal is contrary to the best interests of our company and its shareholders and recommends a vote AGAINST this proposal.

This proposal requests that your Board prepare a report concerning the feasibility of adopting quantitative goals based on current and emerging technologies for reducing total greenhouse gas emissions from our operations and provide this report to shareholders. Because we are actively addressing the issues raised in this proposal, your Board does not believe that creating the type of report requested by the proponent would help in the reduction of emissions or in our environmental performance.

Our senior management’s climate change strategy focuses on: (1) maintaining an accurate greenhouse gas emissions inventory, (2) improving the efficiency of our various pipeline and gas processing facilities, (3) following developing technologies for emission control, (4) following developing technologies for carbon sequestration, and (5) analyzing options for future energy investment. As legislation is introduced and programs developed, we currently plan to advocate for an approach that protects our pipelines and gas processing facilities and investments while ensuring a continued reliable energy supply for our customers.

We take our responsibility for environmental stewardship seriously and have taken steps to minimize the impact of our operations on the environment. Our long-standing strategy of operating assets in a safe, reliable and efficient manner has resulted in many successful initiatives to reduce “lost and unaccounted for” natural gas, with methane being the primary component identified as a “greenhouse gas”. Operating entities within our company participate in the gathering and processing and transmission sectors of the Environmental Protection Agency’s Natural Gas STAR Program (“STAR Program”) to voluntarily reduce methane emissions. Although they already utilize many of the identified “best practices”, it is anticipated that our distribution companies will soon formally join the STAR Program’s distribution sector. In addition, internal initiatives to optimize operational efficiency and reduce fuel usage routinely result in decreased emissions of greenhouse gases.

Going forward, our focus will be on continuing methane loss reductions through expanded implementation of these best practices across our operations and analyzing options for additional greenhouse gas emission reductions. This is evidenced by our current activities, including closing older facilities and routing products to more efficient facilities, self-imposing permit limits at facilities where operationally feasible, and utilizing electric drivers on select compressor applications. Further, with respect to methane emissions, this is evidenced by our voluntary participation in the STAR Program, and the implementation of “best practices” to reduce methane release including, utilizing “hot taps” when making connections instead of “blowing down” to empty lines, reducing pressure in lines that have to be blown down to limit escape of gas, utilizing compressors to further reduce gas in lines before “blowing down”, and replacing leaking compressor rod packings.

Greenhouse gas emissions is an issue that must be addressed on a global and national level. We expect significant debate in the next few years and it is possible that eventually federal climate change legislation will be enacted. However, the timing and contents of any global climate change legislation remains unclear. It is difficult, if not impossible, to predict the exact nature and requirements of a program because there are so many alternatives being considered by various legislators and interest groups. Therefore, the requested report would not create any added value to our shareholders and would only direct needed Company resources away from the referenced initiatives. We believe that we are responding to the potential for future greenhouse gas emissions reductions in a responsible manner and appropriately involving your Board. Accordingly, your Board believes the shareholder proposal is unnecessary.

We recognize the importance of our environmental stewardship and the growing interest concerning increases in emissions of greenhouse gases and its possible effects on the earth’s climate. However, for all of the foregoing reasons, we oppose the proposal to produce a report concerning the feasibility of adopting quantitative goals based on current and emerging technologies for reducing total greenhouse gas emissions from our operations. Preparing the requested report would not create value for our shareholders, and will only increase administrative burdens and costs. Your Board intends to review this determination from time to time as facts and circumstances change.

Accordingly, your Board unanimously recommends a vote AGAINST this proposal.

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote at the meeting. Abstentions and broker “non-votes” will have the effect of a vote against the proposal.

STOCK OWNERSHIP

Holdings of Major Shareholders

The following table sets forth the beneficial owners of five percent or more of any class of our voting securities known to us at March 1, 2008.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common Stock	Bank of Oklahoma, N.A. Trustee for the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries P.O. Box 2300 Tulsa, OK 74192	5,914,144(2)	5.7%

Common Stock	Barclays Global Investors, N,A. 45 Fremont Street San Francisco, CA 94105	6,968,023(3)	6.72%

(1)	The percent of voting securities owned is based on the number of outstanding shares of our common stock on March 1, 2008.

(2)	Shares held directly by Bank of Oklahoma, N.A., as Trustee of our Thrift Plan, for the benefit of Thrift Plan participants. Each participant in the Thrift Plan is entitled to instruct the Trustee with respect to the voting of shares held in the participant’s account. The Trustee will vote shares in a participant’s account for which the Trustee does not receive voting instructions in the same proportion as shares in other accounts for which the Trustee does receive voting instructions.

(3)	Based upon the Schedule 13G filed with the Securities and Exchange Commission on February 6, 2008, in which Barclays Global Investors, N.A., and certain of its affiliates reported that, as of December 31, 2007, Barclays Global Investors, N.A., and those affiliates, in the aggregate, beneficially owned 6,968,023 shares of our common stock over which it had sole dispositive power, and beneficially owned 6,272,936 shares of our common stock over which it had sole voting power.

Holdings of Officers and Directors

The following table sets forth the number of shares of our common stock and the number of limited partner units of our affiliate, ONEOK Partners, L.P., beneficially owned as of March 1, 2008, by (1) each director and nominee for director, (2) each of the executive officers named in the Summary Compensation Table for Fiscal 2007 under the caption “Executive Compensation” in this proxy statement, and (3) all directors and executive officers as a group.

Name of Beneficial Owner (1)	Shares of ONEOK Common Stock Beneficially Owned (2)	ONEOK Directors’ Deferred Compensation Plan Phantom Stock (3)	Total of Shares of ONEOK Common Stock Beneficially Owned Plus ONEOK Directors’ Deferred Compensation Plan Phantom Stock	ONEOK Percentage of Class (4)	Common Units of ONEOK Partners Beneficially Owned (5)	ONEOK Partners Percent of Class (6)
William M. Bell (7)	18,326	28,458	46,784	*	—	*
Samuel Combs III	82,986	—	82,986	*	—	*
James C. Day (8)	16,300	1,613	17,913	*	—	*
Curtis L. Dinan	17,709	—	17,709	*	—	*
Julie H. Edwards	6,584	—	6,584	*	—	*
William L. Ford (9)	23,191	43,635	66,826	*	—	*
John W. Gibson	162,896	—	162,896	*	2,500	*
James C. Kneale (10)	203,369	—	203,369	*	—	*
David L. Kyle (11)	582,099	—	582,099	*	35,000	*
Bert H. Mackie	15,238	25,396	40,634	*	—	*
Jim W. Mogg	—	2,276	2,276	*	—	*
Pattye L. Moore	21,000	22,130	43,130	*	—	*
Gary D. Parker (12)	20,155	15,146	35,301	*	—	*
Eduardo A. Rodriguez	7,128	509	7,637	*	—	*
David J. Tippeconnic	1,000	3,904	4,904	*	—	*
Mollie B. Williford	32,472	1,395	33,867	*	—	*
All directors and executive officers as a group	1,210,453	144,462	1,354,915	1.3%	37,500	*

*	Less than one percent

(1)	The business address for each of the directors and executive officers is c/o ONEOK, Inc., 100 West Fifth Street, Tulsa, Oklahoma 74103-4298.

(2)	Includes shares of common stock held by members of the family of the director or executive officer for which the director or executive officer has sole or shared voting or investment power, shares of common stock held in our Direct Stock Purchase and Dividend Reinvestment Plan, shares held through our Thrift Plan, and shares that the director or executive officer had the right to acquire within 60 days of March 1, 2008.

The following table sets forth for the persons indicated the number of shares of our common stock (a) which such persons had the right to acquire within 60 days after March 1, 2008 (all such shares are issuable upon the exercise of stock options granted under our Long-Term Incentive Plan or our Stock Compensation Plan for Non-Employee Directors) and (b) which are held on the person’s behalf by the Trustee of our Thrift Plan as of March 1, 2008.

Executive Officer/Director	Stock Options Exercisable Within 60 Days	Stock Held by Thrift Plan
William M. Bell	—	—
Samuel Combs III	11,535	27,016
James C. Day	—	—
Curtis L. Dinan	—	4,593
Julie H. Edwards	—	—
William L. Ford	—	—
John W. Gibson	59,948	6,972
James C. Kneale	65,853	39,082
David L. Kyle	196,763	85,182
Bert H. Mackie	—	—
Jim W. Mogg	—	—
Pattye L. Moore	20,000	—
Gary D. Parker	—	—
Eduardo A. Rodriguez	—	—
David J. Tippeconnic	—	—
Mollie B. Williford	10,000	—
All directors and executive officers as a group:	364,099	162,845

(3)	Each share of phantom stock is equal to one share of common stock, but phantom stock has no voting or other shareholder rights.

(4)	The percent of our voting securities owned is based on our outstanding shares of common stock on March 1, 2008.

(5)	Does not include 500,000 common units representing 1.078 percent of the common units outstanding and 36,494,126 Class B units representing 100 percent of the Class B units outstanding, of ONEOK Partners, L.P., held by ONEOK, Inc. and its subsidiaries, with respect to which each officer and director disclaims beneficial ownership.

(6)	The percent of ONEOK Partners, L.P. voting securities owned is based on the outstanding common units on February 1, 2008.

(7)	Includes 1,473 shares held in the Bell Family 1982 Revocable Trust.

(8)	Includes 14,300 shares held by the James and Teresa Day Family Trust—1998.

(9)	Includes 2,745 shares owned by the 1979 Leslie A. Ford Trust, of which William L. Ford is a trustee. Mr. Ford disclaims beneficial ownership of these shares. Also includes 2,940 shares owned by the Margaret Long Ford 2004 Revocable Trust, of which Mr. Ford is a trustee.

(10)	Includes 3,221 shares held by Mrs. James C. Kneale. Mr. Kneale disclaims beneficial ownership of these shares.

(11)	Includes 20,000 shares held by Mrs. David L. Kyle, 500 shares held by Mr. Kyle’s son, and 500 shares held by Mr. Kyle’s step-son. Mr. Kyle disclaims beneficial ownership of these shares.

(12)	Includes 940 shares held by Mrs. Gary D. Parker. Mr. Parker disclaims beneficial ownership of these shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and beneficial owners of 10 percent or more of our common stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of our common stock. Based solely on a review of the copies of reports furnished to us and representations that no other reports were required, we believe that all of our directors, executive officers, and 10 percent or more shareholders during the fiscal year ended December 31, 2007, complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy.    The Executive Compensation Committee (the “Committee”) of our Board of Directors has the responsibility for reviewing, and recommending to the full Board, our executive compensation programs. The Committee is composed entirely of persons who qualify as independent directors under the listing standards of the New York Stock Exchange.

The role of the Committee is to oversee our compensation and benefit plans and policies, direct the administration of our stock plans (including reviewing and approving equity grants to officers and other employees), and review and approve annually all compensation decisions relating to elected officers, including those for our principal executive officer, our principal financial officer and each of our other three most highly compensated executive officers as set forth in the Summary Compensation Table for Fiscal 2007 (the “named executive officers”). The Committee submits its decisions regarding compensation for the Chairman of the Board, the Chief Executive Officer, executive officers and non-management directors to the Board for ratification.

Our compensation philosophy is to provide employees with a competitive overall compensation package and the opportunity for outstanding performers to earn highly competitive compensation over the long-term through a pay-for-performance approach. Our executive compensation program is based on the belief that the interests of management should be closely aligned with those of our shareholders. The Committee’s principles for the executive compensation program are intended to:

•	attract, motivate and retain executives who drive our success;

•	motivate individuals to perform at their highest levels in the achievement of our business objectives;

•	align the interests of executive officers with the long-term interests of our shareholders and encourage executives to manage from the perspective of owners with an equity stake in our company;

•	encourage strong financial and operational performance and the creation of shareholder value;

•	align executive officers’ interests with the interests of our shareholders by placing at risk a portion of executives’ total compensation based on future performance;

•

provide competitive target compensation opportunities that reflect the 50th percentile (median) of compensation practices offered by energy services companies and other organizations with whom we compete for management talent;

•	reward outstanding achievement; and

•	retain the leadership and skills necessary for building long-term shareholder value.

The Committee recognizes the importance of maintaining sound principles for the development and administration of our compensation and benefit programs. The Committee has taken steps to significantly enhance the Committee’s ability to effectively carry out its responsibilities as well as ensure that we maintain strong links between executive pay and performance. Examples of actions that the Committee takes include:

•	rotating Committee chairs and vice-chairs every three years;

•	holding executive sessions (without company management present) at every Committee meeting;

•	hiring an independent compensation consultant to advise the Committee on executive compensation issues;

•	annual review of detailed compensation tally sheets for the named executive officers;

•	assessing the performance of the Committee’s independent compensation consultant each year and providing feedback as appropriate; and

•	meeting with the independent compensation consultant in executive session at least once during the year to discuss our compensation policies and actions on a confidential basis.

Compensation Consultant.    The executive compensation group in our corporate human resources department supports both the Committee and senior management in providing periodic analyses and research regarding our executive compensation program. In addition, the Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Committee. In accordance with this authority, the Committee engaged the firm of Towers Perrin in 2007 to serve as the Committee’s independent compensation consultant on all matters related to executive compensation. Towers Perrin reported directly to the Committee. From time to time, Towers Perrin personnel interacted directly with our management in activities such as data collection and analysis, interpretation of new regulatory guidance and policies, and related executive compensation matters as appropriate and as directed by the Committee. However, the final authority with respect to the engagement of Towers Perrin as the Committee’s consultant on executive compensation matters rested with the Committee. A representative of Towers Perrin attended three meetings of the Committee in 2007. Towers Perrin did not advise us or deliver any other human resource services outside of the executive compensation services provided to us in 2007.

Compensation Methodology.    The Committee strives to provide a comprehensive executive compensation program that is competitive, performance-based, and places a significant portion of total compensation at risk based on both the annual and the long-term performance of our company. Our core compensation philosophy is to pay our executive officers competitive levels of compensation that best reflect their individual responsibilities and contributions to the company, while providing incentives to achieve our business and financial objectives. Comparisons to compensation levels at companies in our peer group (discussed below) are helpful in assessing the overall competitiveness of our compensation program, and we believe that our executive compensation program also must be internally consistent and equitable in order for the company to achieve our corporate objectives as outlined at the beginning of this Compensation Discussion and Analysis. In setting the elements and amounts of compensation, the Committee does not consider amounts of compensation realizable from prior compensation except, that in making grants of long-term, equity-based incentive grants each year, the Committee considers the size of grants of long-term, equity-based compensation made in prior years.

Annually, the Committee reviews market data at the 50th percentile for the two components of executive compensation: (1) annual cash compensation; and (2) long-term incentive compensation. In 2008, the Committee used Towers Perrin to assist it with the annual benchmarking and competitive assessment of its executive compensation programs. The Committee reviewed executive compensation surveys provided by Towers Perrin to assess competitive executive compensation levels for our executive officers. We participate in Towers Perrin’s executive compensation database which reports annual base salary, competitive annual incentive opportunities (both target levels and actual bonuses paid), and competitive long-term incentive compensation based upon an assessment of the expected value of grants of annual long-term incentive compensation at the time of grant. In order to adjust for the size differences among the companies included in the database, single regression analysis is used to correlate our annual revenue size with that of the participating companies. The survey data prepared and presented to the Committee by Towers Perrin was collected data from the 2007 Towers Perrin Energy Services Executive Compensation Database as well as the 2007 Benchmark Survey of Energy Trading and Marketing Positions.

The participants in the 2007 Towers Perrin Energy Services Executive Compensation Database were:

AGL Resources	Constellation Energy	Exelon	Nuclear Management	SCANA

Allegheny Energy	Covanta Energy	FirstEnergy	NW Natural	Sempra Energy

AIIete	DKRWEnergy	FPL Group	OGE Energy	Southern Company

Alliant Energy	Dominion Resources	Great Plains Energy	Omaha Public Power	Southern Union Company

Ameren	DTE Energy	IDACORP	ONEOK	Spectra Energy

American Electric Power	Duke Energy	JEA	Otter Tail	STP Nuclear Operating

Areva NP	Dynegy	KAPL	Pacific Gas & Electric	SUEZ Energy North America

Ashmore Energy International	E.ON U.S.	Lower Colorado River Authority	PacifiCorp	Targa Resources

Atmos Energy	Edison International	MDU Resources	Pepco Holdings	Tennessee Valley Authority

Avista	EIPaso	MGE Energy	Pinnacle West Capital	TransCanada

Black Hills	Enbridge Energy	Mirant	PNM Resources	TXU

Calif. Indep. System Operator	Energen	National Fuel Gas	Portland General Electric	UIL Holdings

Calpine	Energy Northwest	New York Power Authority	PPL	UniSource Energy

CenterPoint Energy	Enron	Nicor	Progress Energy	Unitil

Cleco	Entergy	Northeast Utilities	Public Service Enterprise Group	USEC

CMS Energy	EPCO	NorthWestern Energy	Puget Energy	Westar Energy

Colorado Springs Utilities	Equitable Resources	NRG Energy	Salt River Project	Williams Companies

Consolidated Edison	Eugene Water & Electric Board	NSTAR	Santee Cooper	Wisconsin Energy

Xcel Energy

The participants in the 2007 Benchmark Survey of Energy Trading and Marketing Positions were:

ACES Power Marketing	CHS	E.ON U.S.	Nicor	Southern Company

AET Inc. Limited	CITGO Petroleum	EPCO	NRG Energy	Sprague Energy Corp.
AGL Resources	ConAgra	Exelon	Occidental Petroleum	Stena Bulk LLC

Allegheny Energy	ConocoPhillips	Ferrellgas	OGE Energy	SUEZ Energy North America
American Electric Power	Constellation Energy	FPL Group	ONEOK	Sunoco

Anadarko Petroleum	Devon Energy	Hess	PNM Resources	Tesoro
Apache	Dominion Resources	Integrys Energy Group	PPL	Total Gas & Power

Atmos Energy	DTE Energy	Koch Industries	PPM Energy	TransCanada
BG US Services	Duke Energy	Lower Colorado River Authority	Proliance Energy	TXU

BP American	Dynegy	Lyondell Chemical	Reliant Resources	Westar Energy
Calpine	Edison Mission Energy	Macquarie Cook Energy	Salt River Project	Williams Energy Services

Cargill	EIPaso	Marathon Oil	Samson	Xcel Energy
CenterPoint Energy	Enbridge Energy	Mirant	Shell US Gas & Power

Chevron	EnCana Oil & Gas USA	Nexen Inc.	Southern California Edison

The 25th, 50th and 75th percentile results of the Towers Perrin database regarding base salary and non-equity incentive compensation are reviewed by the Committee to assess the competitiveness of these elements of compensation for each named executive officer. A measurement of +/- 15 percent from the 50th percentile is used to establish target parameters for both base salary and non-equity incentive compensation. The 2007 base salary targets for the named executive officers were within the Committee’s established parameters with the exception of Mr. Dinan whose salary was set below the parameter because he was new to his position and was expected to continue to grow into the responsibilities of the position over the next several years. The 2007 non-equity incentive targets for the named executive officers were within the Committee’s established parameters with the exception of Messrs. Kyle and Combs. With respect to Mr. Kyle, in anticipation of the change in Mr. Kyle’s position with us effective January 1, 2007, the Committee and our Board of Directors approved the amendment to the terms of all restricted stock incentive units and performance units held by Mr. Kyle to provide that, in lieu of Mr. Kyle’s participation in 2007 in our annual officer incentive plan and in lieu of any grants to Mr. Kyle in 2007 of restricted stock units or performance units under our Equity Compensation Plan, all restricted stock incentive units and performance units held by Mr. Kyle would fully vest on December 31, 2007, the date of Mr. Kyle’s retirement from our company as an employee. The provisions relating to the distribution of the shares of our common stock underlying such vested restricted stock incentive units and performance units were not changed, and the distribution of those shares will be made at the same time distributions are made to other holders of the same restricted stock incentive units and performance units. With respect to Mr. Combs, his non-equity incentive target was set at a level above the targeted parameters based on the Committee’s determination that internal pay equity warranted the higher target level. Pay-outs of non-equity incentive compensation are based on a formula tied to our corporate performance, subject to adjustment based upon individual performance (discussed further below), which is inherently subjective.

The 25th, 50th and 75th percentile results of the Towers Perrin database are also reviewed by the Committee to assess the competitiveness of the company’s annual long-term, equity-based incentive targets. A measurement of +/- 10 percent from the 50th percentile was used to establish target parameters for grants of long-term, equity-based compensation. The 2007 long-term, equity-based grants under our Equity Compensation Plan for each of the named executive officers was within the Committee’s established parameters with the exception of Mr. Kyle, for the reasons set forth above, and with the exceptions of Messrs. Gibson and Combs. With respect to Messrs. Gibson and Combs, their 2007 long-term, equity-based grants were set at levels above the target parameters based on the Committee’s determination that internal pay equity warranted the higher target levels. The Committee’s practice with respect to annual equity awards is that the higher the level of the officer position and ability to impact the overall success of the company, the higher the ratio of performance units to restricted stock incentive units should be. In considering the allocation of the 2007 annual grants of performance units and restricted stock incentive units, the Committee increased the ratio of performance units to restricted stock incentive units for named executive officers as well as other officers of the company.

In assessing the overall mix of compensation for our Chief Executive Officer and the named executive officers, the Committee evaluates competitive survey data presented by the Committee’s executive compensation consultant in order to assess the allocation between cash and non-cash compensation. Currently, we pay base salary and annual incentives in the form of cash, which is consistent with competitive market standards and practices. The long-term incentive components of our executive compensation, which are tied to our stock price, are currently structured to be paid in shares of our common stock. The payment of long-term incentive compensation exclusively in the form of our common stock is also consistent with competitive market practice. In addition, the payment of equity-based, long-term incentive compensation in the form of our common stock helps to align the interests of our executive officers with the interests of our shareholders and assists our executives in meeting our mandated share ownership guidelines.

In executing individual compensation decisions, such as the determination of base salary adjustments, assessment of annual incentive awards earned, and the size and value of long-term equity incentives, the Committee reviews and develops recommendations regarding the compensation of our Chief Executive Officer. These decisions and recommendations are reached by the Committee in executive session. In turn, the

Committee takes its recommendations to our Board of Directors for final approval. Our Chief Executive Officer presents his initial recommendations regarding the compensation for his direct reports, including the named executive officers, to the Committee. Our Chief Executive Officer also presents the compensation recommendations developed by his direct reports for other officers and key executives for consideration by the Committee. The Committee develops its own recommendations, including any adjustments or modifications it deems appropriate, and then presents its final recommendations to the full Board for approval.

In determining individual salary adjustments for our Chief Executive Officer, and salary adjustments for the other named executive officers that are recommended by our Chief Executive Officer, the Committee considers a number of important criteria. First, the Committee considers competitive market data and the median or 50th percentile market rate of base salary for positions of comparable level and scope of responsibility. Second, the Committee considers the tenure of the executive in the position and how long the individual executive has been performing the duties and responsibilities associated with the position at a fully competent level. Third, the Committee considers the executive’s individual performance and contribution to our overall performance for the applicable performance period. The individual performance criteria include such criteria as:

•	results achieved;

•	problem analysis;

•	directing;

•	utilization of human, capital, and material resources;

•	initiation of, and response to, change;

•	planning and organizational ability;

•	decision-making;

•	time management;

•	communication and team relations; and

•	personal actions.

In this regard, the Committee completes an individual performance assessment of the Chief Executive Officer each year in written form with numerical weightings in selected performance factors. These performance assessments are summarized and presented to the Chief Executive Officer for discussion and are reviewed by the Committee in executive session during which the recommended salary adjustment determinations are made each year. The named executive officers, other officers, and key employees are also evaluated each year through our performance appraisal process. These performance assessments are considered each year in connection with the overall compensation review process for our executives, including salary adjustments, annual awards of non-equity incentive compensation and grants of long-term, equity-based compensation. The same individual performance criteria referred to above are taken into account in the Committee’s determination of pay-outs of non-equity incentive compensation and, to a lesser extent, in the Committee’s annual grants of long-term, equity-based incentive compensation.

There are no differences in the Committee’s compensation policies and practices for determining the compensation awarded to the Chief Executive Officer and the other named executive officers. All executive officers are subject to the same compensation policies. Differences in compensation are attributable to the application of our compensation policies to individual positions and the Committee’s practice of setting pay levels to reflect competitive market conditions on a position by position basis.

Components of Compensation

Total Compensation.    We intend to continue our strategy of compensating our executives through competitive programs that emphasize performance-based incentive compensation. To that end, executive compensation is tied directly to our financial and other performance based factors. The Committee structures executive compensation to ensure that, due to the nature of our business, both long-term and short-term financial performance, as well as our shareholder return, business unit performance, including safety, environmental, and regulatory compliance, and individual performance, are taken into consideration. The Committee believes that, in view of our financial performance and the individual performance of each of the named executive officers in 2007, the total compensation paid to the named executive officers in 2007 was reasonable.

Components of Compensation—Annual Cash Compensation.    As in prior years, 2007 annual cash compensation for the named executive officers, as well as our other executive officers, consists of two components: base salary and a variable, at-risk cash incentive award which is earned based on both the company’s financial performance and individual performance.

Annual base salary is designed to compensate executives for their level of responsibility, experience, sustained individual performance, and contribution to the company. The midpoint of each salary range is designed to approximate the 50th percentile of base salaries of the competitive market data described under “Compensation Methodology” above.

Annual cash incentive awards are made under our annual officer incentive plan. The purpose of our annual officer incentive plan is to provide our officers with a direct financial interest in our performance and profitability and to reward performance. Under the plan, executive officers have the opportunity to earn an annual cash bonus based on incentive criteria established annually by the Committee. The incentive criteria for payments under our annual officer incentive plan are developed by senior management and reviewed and approved by the Committee, typically in January of each year.

In January 2007, the Committee established the corporate performance criteria for incentive awards under our annual officer incentive plan for 2007. The Committee determined that the corporate performance criteria under our annual officer incentive plan for 2007 should be based on the company’s return on invested capital (“ROIC”) and the company’s earnings per share (“EPS”), both exclusive of the cumulative effect of accounting changes. The target ROIC and corresponding threshold and maximum levels of ROIC, as well as the target EPS and corresponding threshold level set by the Committee were derived from senior management’s business plans and forecasts which take into account such factors as natural gas pricing, expected capital expenditures, service levels, competitive factors, anticipated growth within our service regions, and other factors. Incentive awards eligible for payment under plan criteria are not accrued as part of either the EPS or ROIC threshold, target or maximum amounts. Therefore, incentive amounts must be earned in excess of the targets in order for incentive awards to be payable under the plan.

The Committee determined that the ROIC performance measure should be weighted at 50 percent. The Committee approved a threshold, target and maximum level of ROIC, and provided that no incentive amount would be paid based on this performance measure if the company’s actual ROIC was below the threshold level set by the Committee. Further, the incentive payments based on ROIC could not exceed 150 percent of the target level set by the Committee, weighted at 50 percent.

The 2007 ROIC performance factor can be summarized as follows:

2007 Fiscal Year	Amounts			Weight	Maximum Percentage of Target Payable
	Threshold (0% of Target)	Target (100% of Target)	Maximum (300% of Target)
Return On Invested Capital (1)	11.0%	12.25%	13.5%	50.0%	150.0%

(1)	Actual ROIC will result in a percent of target (0%—300%), which is weighted by 50%, yielding the percentage of target of this component (0%—150%).

The remaining 50 percent of the performance measure under the company’s annual officer incentive plan for 2007 was based on EPS, exclusive of both the cumulative effect of accounting changes and certain gains and losses on the sale and disposition of assets subsequent to the company’s transactions with ONEOK Partners, L.P. in 2006. The incentive payment based on our EPS could not exceed 50 percent of the targeted payments, weighted at 50 percent.

The 2007 EPS performance factor can be summarized as follows:

2007 Fiscal Year	Amounts		Weight	Maximum Percentage of Target Payable
	Threshold (0% of Target)	Target (100% of Target)
Earnings per Share (1)	$2.17	$2.55	50.0%	50.0%

(1)	Actual EPS will result in a percentage of target (0%—100%), which is weighted by 50% yielding the percentage of target for this component (0%—50%).

The annual awards under the 2007 officer incentive plan were subject to further adjustment based upon our Chief Executive Officer’s assessment of business unit performance and its contributions to the company’s overall performance. The assessment of business unit performance and contribution at the business unit level include the assessment by the Committee of the unit’s 2007 net income compared to the company’s 2007 financial plan, the unit’s safety and environmental compliance, and other factors, taking into consideration management’s recommendation. Incentive awards would not have been payable under the 2007 annual officer incentive plan if the threshold levels of ROIC and EPS performance had not been achieved, regardless of business unit performance.

In addition to taking into account the established ROIC and EPS criteria and the allocation to business units based upon their respective performance, awards to individual officers and all other participants are also subject to further adjustment through the application of an individual performance multiplier ranging from zero to 125 percent, as set by the Committee, taking into consideration management’s recommendation regarding individual performance and contribution. If the maximum ROIC and the target EPS set by the Committee had been achieved or exceeded, then the named executive officer’s maximum incentive award could have been as high as 200 percent, before taking into account the individual performance factor. The named executive officer’s maximum incentive award, after taking into account the individual performance factor, is 250 percent of the targeted payment.

The targeted annual cash incentive award opportunity for each executive officer is set to approximate the 50th percentile of the competitive market data for each position’s annual cash incentive award target with the opportunity to earn above the 50th percentile if the performance criteria targets are exceeded. The following table sets forth the 2007 target and maximum award opportunity for each of the named executive officers expressed as a percentage of his base salary.

Name	Target Award as Percentage of Base Pay	Maximum Award as a Percentage of Base Pay
David L. Kyle	—	—
John W. Gibson	75%	187.5%
James C. Kneale	65%	162.5%
Curtis L. Dinan	55%	137.5%
Samuel Combs, III	55%	137.5%

The cash incentive awards earned by our named executive officers for 2007 were based on the Committee’s determination that our 2007 financial results had exceeded the 2007 corporate financial criteria approved by the

Committee. Therefore, cash incentive award payments for 2007 were based upon a 200 percent multiplier for corporate performance as established and approved by the Committee. The Committee did not exercise its discretion to adjust the amount of the corporate multiplier for extraordinary circumstances. The “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal 2007 on page      contains the cash incentive awards under the annual officer incentive plan earned by each of the named executive officers for 2007.

In January 2008, the Committee established and our Board of Directors ratified the corporate performance criteria for incentive awards under the annual officer incentive plan for 2008. The corporate performance criteria for 2008 is based on our return on invested capital (ROIC) and our earnings per share (EPS), both exclusive of the cumulative effect of accounting changes. Under the annual officer incentive plan for 2008, 50 percent of the performance measure is based on our ROIC. Our actual ROIC for 2008 will be compared with the threshold, target and maximum levels established by the Committee. No incentive amount will be paid based on this performance measure if our actual ROIC for 2008 is below the threshold level established by the Committee. Also, the incentive payment based on our ROIC cannot exceed 150 percent of the target level established by the Committee, weighted at 50 percent for 2008. The remaining 50 percent of the performance measure is based on our EPS. Our actual EPS for 2008 will be compared with the threshold and target levels established by the Committee. No incentive amount will be paid based on this performance measure if our actual EPS for 2008 is below the threshold level established by the Committee. Also, the incentive payment based on our EPS cannot exceed 50 percent of the targeted payment, weighted at 50 percent. If the maximum ROIC and the target EPS are achieved or exceeded, then an officer’s incentive award may be 200 percent of the officer’s target award. After taking into account the achievement based on this corporate performance criteria, the Committee has the authority to adjust the amount of the award, based on business unit criteria and individual performance criteria. The ROIC and EPS performance levels were set by the Committee, such that there is a 90 percent likelihood that the threshold performance level will be met, a 50 percent likelihood that the target level will be met, and a 10 percent likelihood that the maximum level will be met. The financial performance targets established under the annual officer incentive plan for 2008 are not material to a fair understanding of the compensation for the named executive officers in 2006 or 2007.

Components of Compensation—Long-Term Incentive Compensation.    We maintain an Equity Compensation Plan to provide incentives to enable the company to attract, retain, and reward certain employees, and to give these employees an incentive to enhance long-term shareholder value. The Equity Compensation Plan was approved by our Board of Directors and our shareholders in 2005 to replace our Long-Term Incentive Plan (the “LTI Plan”). The LTI Plan will continue with respect to long-term incentive awards outstanding under the LTI Plan. Participation in the Equity Compensation Plan is limited to certain of our employees who are in a position to contribute significantly to the growth and profitability of the company, its divisions, and subsidiaries. The Equity Compensation Plan is administered by the Committee, and the Committee is authorized to make all long-term incentive awards under the plan and all decisions and interpretations required to administer the plan.

Equity-based, long-term incentive awards are approved and granted to our executive officers on an annual cycle, typically in January of each year. In considering the long-term equity incentive grants each year to be made to our Chief Executive Officer and other named executive officers, the Committee examines the size of grants made in prior years to each executive. The recommended grant levels for 2007 were based upon competitive market data presented to the Committee by its executive compensation consultant, as well as the Committee’s assessment of our overall performance and the individual executive’s performance and contribution.

Grants under the LTI Plan.    The LTI Plan authorizes the Committee to grant stock incentives to eligible employees in a variety of forms, including incentive stock options, non-statutory stock options, stock bonus awards, restricted stock awards, restricted stock incentive unit awards, and performance unit awards.

The company has not granted new stock options or granted restricted stock awards since 2003. At that time, the company’s long-term equity incentive strategy was modified to reflect award opportunities in the form of restricted stock units and performance stock units. All stock option grants under our LTI Plan were made at an exercise price equal to the fair market value of our stock on the grant date, which was the date of the meeting of the Committee at which the grant was approved. The fair market value is determined by reference to the average of the high and low prices of our common stock on the New York Stock Exchange on the grant date. Until January 1, 2003, the company granted restorative options under the provisions of the LTI Plan which provide that employees who exercise options with the restorative feature under the LTI Plan receive a subsequent grant of stock options when they surrender shares to pay the exercise price of the initial options. All such restorative options were granted at 100 percent of the stock’s fair market value on the date of grant and are subject to a new six-month vesting requirement. Effective January 1, 2007, the restorative feature was eliminated from all of our outstanding options which contained the restorative feature.

Restricted stock incentive unit awards granted under the LTI Plan in 2004 and 2005 do not pay dividends and vest three years from the date of grant, at which time the grantee is entitled to receive two-thirds of the grant in shares of our common stock and one-third of the grant in cash. If a participant retires or becomes disabled or deceased prior to vesting, the restricted stock incentive units vest on a pro-rated basis based on the number of full months from the date of grant and the date of the participant’s retirement, disability or death. In the event of a change in control of the company, restricted stock incentive unit awards vest in full.

Performance unit awards granted under the LTI Plan in 2004 and 2005 do not pay dividends and vest three years from the date of grant, at which time the holder is entitled to receive a percentage of the performance units, ranging from zero to 200 percent (in 50 percent increments), based on the company’s ranking for total shareholder return compared to the total shareholder return of a peer group consisting of: AGL Resources; Atmos Energy; Energen; Equitable Resources; KeySpan; MDU Resources Group; National Fuel Gas; New Jersey Resources; Nicor; NiSource Energy Services; Peoples Energy; Piedmont Natural Gas; Questar; SCANA; Sempra; UGI Corp.; Vectren; WGL Holdings; Western Gas Resources; and Wisconsin Energy. Peer companies that were no longer publicly traded on the closing date of the performance period were not considered in the performance calculation. Performance units are payable two-thirds of the grant in shares of our common stock and one-third of the grant in cash. The number of performance units which vest for a named executive officer under the 2004 and 2005 performance unit awards is based on total shareholder return (“TSR”) which is calculated based on the appreciation of $100 invested in our common stock compared to the referenced peer group of companies over the three year performance period. Total shareholder return includes both the change in market price of the stock and the value of dividends paid and reinvested in the stock during the three year performance period. Each named executive officer earns a percentage of the number of performance units granted at the expiration of the three year performance period, as provided in the table below, based upon the company’s ranking for total shareholder return in the referenced peer group.

Performance Units Vesting Criteria

2004-2007 and 2005-2008 Performance Periods

ONEOK TSR Ranking vs. ONEOK Peer Group	Percentage of Performance Units Earned
90th percentile and above	200%
75th—89th percentile	150%
50th—74th percentile	100%
30th—49th percentile	50%
29th percentile and below	0%

The vesting and payment for performance units held by a grantee who has terminated employment due to retirement, disability or death is determined and made, respectively, after the end of the same performance period applicable to grantees who are still employed by the company. In cases of such termination, that number of unvested performance units held by such grantee that would have vested as of the end of the performance period will be pro-rated based on the number of full months from the date of grant and the date of such grantee’s retirement, disability or death. In the event of a change in control of the company, performance unit awards vest in full.

Grants under the Equity Compensation Plan.    Long-term incentive awards under the Equity Compensation Plan can be in the form of stock bonus awards (which may include performance share awards, performance unit awards, restricted stock awards, and restricted stock incentive unit awards), stock options, and director stock awards. Our Equity Compensation Plan prohibits re-pricing of options granted under the plan and prohibits the granting of “restored” options. In January 2006, the Committee approved the first grants to executive officers under the Equity Compensation Plan which consisted of restricted stock incentive units and performance units and, in January 2007, the Committee approved additional grants of restricted stock incentive units and performance units. To date, no restricted stock or stock options have been granted under the Equity Compensation Plan. The allocation of the annual long-term incentives granted in 2006 and 2007 averaged 77 percent and 84 percent in performance awards, respectively, and 23 percent and 16 percent in restricted awards, respectively, reflecting a shift to deliver more value in performance awards than in restricted awards.

Restricted stock incentive units granted under the Equity Compensation Plan do not pay dividends and vest three years from the date of grant, at which time the holder is entitled to one share of the company’s common stock for each restricted stock incentive unit held. If a holder of restricted stock incentive units retires, becomes disabled or dies prior to vesting, the restricted stock incentive units will vest on a pro-rated basis based on the number of full months from the date of grant and the date of such holder’s retirement, disability or death. In the event of a change in control of the company, restricted stock incentive unit awards vest in full.

Performance units granted under the Equity Compensation Plan vest three years from the date of grant, at which time the holder becomes entitled to receive a percentage of the performance units in shares of our common stock, ranging from zero to 200 percent (in 50 percent increments), based on our ranking for total shareholder return compared to a peer group consisting of: AGL Resources; Atmos Energy; CenterPoint Energy; Enbridge; Kinder Morgan; KeySpan; MDU Resources Group; National Fuel Gas; New Jersey Resources; Nicor; NiSource Energy Services; Peoples Energy; Piedmont Natural Gas; Sempra; Southern Union; Southwest Gas; UGI Corp.; Vectren; WGL Holdings; and Wisconsin Energy. Peer companies that are no longer publicly traded on the closing date of the performance period will not be considered in the performance calculation. The number of performance units which vest for a named executive officer under the 2006 and 2007 performance unit awards is based on total shareholder return (“TSR”) which is calculated based on the appreciation of $100 invested in our common stock compared to the referenced peer group of companies over the three year performance period. Total shareholder return includes both the change in market price of the stock and the value of dividends paid and reinvested in the stock during the three year performance period. Each named executive officer earns a percentage of the number of performance units granted at the expiration of the three year performance period, as provided in the table below, based upon the company’s ranking for total shareholder return in the referenced peer group.

Performance Units Vesting Criteria

2006-2009 and 2007-2010 Performance Period

ONEOK TSR Ranking vs. ONEOK Peer Group	Percentage of Performance Units Earned
90th percentile and above	200%
75th—89th percentile	150%
50th—74th percentile	100%
30th—49th percentile	50%
29th percentile and below	0%

The vesting of any payment for performance units held by a grantee who has terminated employment due to such grantee’s retirement, disability or death is determined and distributed, respectively, after the end of the same performance period applicable to grantees who are still employed by us. In cases of such termination, that number of unvested performance units held by such grantee that would have vested as of the end of the performance period will be pro-rated based on the number of full months from the date of grant and the date of such grantee’s retirement, disability or death. In the event of a change in control of the company, performance units awards vest in full.

As a result of the change in Mr. Kyle’s position with us, effective January 1, 2007, the Executive Compensation Committee and our Board of Directors approved the amendment to the terms of all restricted stock incentive units and performance units held by Mr. Kyle to provide that, in lieu of Mr. Kyle’s participation in 2007 in our annual officer incentive plan and in lieu of any grants to Mr. Kyle in 2007 of restricted stock units or performance units under our Equity Compensation Plan, all restricted stock incentive units and performance units held by Mr. Kyle fully vested on December 31, 2007, the date of Mr. Kyle’s retirement from our company as an employee. The provisions relating to the distribution of the shares of our common stock underlying such vested restricted stock incentive units and performance units were not changed, and the distribution of those shares will be made at the same time distributions are made to other holders of the same restricted stock incentive units and performance units.

In determining the amount of restricted stock incentive units and performance units awarded to each executive officer in 2007 under the Equity Compensation Plan, the Committee reviewed the competitive data provided in Towers Perrin’s executive compensation database relating to competitive long-term incentive award values for the energy services industry at the 50th percentile, and it also considered the executive officer’s performance and contributions to our long-term success and profitability.

The grant date fair value of the restricted stock incentive units and performance units granted to the named executive officers for which expense was recognized in 2006 and 2007, as determined in accordance with Financial Accounting Standards No. 123 (revised 2004), Share-Based Payments (“Statement 123R”), is shown in the “Stock Awards” column of the Summary Compensation Table for Fiscal 2007 on page     . The 2003 grants under the LTI Plan and the 2006 and 2007 grants under the Equity Compensation Plan are settled in stock, so the expense recognized under Statement 123R is based on the grant date fair value of the awards. With respect to the 2004 and 2005 grants under the LTI Plan, two-thirds of the awards are settled in stock and one-third in cash. The expense recognized under Statement 123R for the portion of these grants settled in stock is based on the grant date fair value of the awards. For the portion settled in cash, the Statement 123R expense is updated each quarter to reflect the current value of the awards at the end of the quarter. The awards are taxable income for the participant and are generally tax deductible to us upon vesting.

2008 Equity Grants.    In January 2008, our Board of Directors granted both restricted stock incentive units and performance units under our Equity Compensation Plan to the named executive officers as follows:

Name	Grant Date	Restricted Stock Incentive Units	Performance Units
David L. Kyle	01-17-08	—	—

John W. Gibson	01-17-08	10,000	50,000

James C. Kneale	01-17-08	6,000	25,000

Curtis L. Dinan	01-17-08	3,400	14,000

Samuel Combs, III	01-17-08	1,400	5,800

The restricted stock incentive units vest three years from the date of grant, at which time the grantee is entitled to receive the grant in shares of our common stock. The performance units vest three years from the date of grant, at which time the holder is entitled to receive a percentage (zero percent to 200 percent, in increments of 50 percent) of the performance units granted based on our total shareholder return over the period January 17, 2008 to January 17, 2011, compared to the total shareholder return of a peer group consisting of: AGL Resources; Atmos Energy; CenterPoint Energy; Enbridge; MDU Resources Group; National Fuel Gas; New Jersey Resources; Nicor; NiSource Energy Services; Piedmont Natural Gas; Sempra; Southern Union; Southwest Gas; UGI Corp.; Vectren; WGL Holdings; and Wisconsin Energy, payable one share of our common stock for each performance unit granted. Peer companies that are no longer publicly traded on the closing date of the performance period will not be considered in the performance calculation.

Securities Trading Policy.    We have a policy that executive officers and directors may not purchase or sell our stock when they are in possession of material non-public information. In addition, this policy provides that no director or officer may sell short or engage in transactions in put or call options relating to securities of the company.

Share Ownership Guidelines.    Our Board of Directors has adopted share ownership guidelines for our Chief Executive Officer and all other officers of the company. The guidelines are mandatory and must be achieved by each officer over the course of five years. The Committee strongly advocates executive share ownership as a means to better align executive interests with those of all shareholders. The ownership guideline for the Chief Executive Officer is a share ownership position of six times base salary. The ownership guidelines for the other officers were reassessed and adjusted by the Committee in 2007 and now provide for share ownership positions ranging from two to five times base salary.

The Board of Directors has also established minimum share ownership guidelines for our Directors which provide that, within five years after joining the Board, each non-management Director will own a minimum of 7,500 shares of our common stock.

Retirement Plans.    We have a defined contribution 401(k) retirement plan covering all of our employees. We also maintain a defined benefit pension plan covering non-bargaining unit employees hired prior to January 1, 2005 and all bargaining unit employees. Non-bargaining unit employees hired after December 31, 2004 and employees who accepted a one-time opportunity to opt out of our pension plan on January 1, 2005 are covered by a profit sharing plan. Under the profit sharing plan we may, and generally expect to, make a contribution to the plan each calendar quarter that will result in an allocation to the participant’s plan account equal to one percent of the participant’s compensation for that quarter. We may also make an additional discretionary contribution to the participant’s account at year end. The plan does not provide for any contributions to be made by participants. In addition, we have a supplemental executive retirement plan for the benefit of certain officers and other employees. Additional details regarding our pension plan and supplemental executive retirement plan are provided under “Long-Term Compensation Plans” below. We also sponsor welfare plans that provide post-retirement medical and life insurance benefits to employees who retire with at least five years of service. This post-retirement plan is contributory, with retiree contributions adjusted periodically, and contains other cost-sharing features, such as deductibles and co-insurance.

Change in Control.    Our senior management and other employees have built our company into the successful enterprise that it is today, and we believe that it is important to protect them in the event of a change in control. Further, it is our belief that the interests of our shareholders will be best served if the interests of our senior management are aligned with them, and providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of our shareholders. Therefore, we have entered into termination agreements with each of our named executive officers. To determine the levels of benefits to be paid to the named executive officers under the termination agreements in the event of termination following a change in control, the Executive Compensation Committee consulted with an independent executive compensation advisor to determine competitive practices in our industry with respect to change in control arrangements. The Committee determined that the levels of benefits, including the payment of various multiples of salary and short-term cash incentive compensation, accomplished our objective of providing competitive benefits and that these benefits are consistent with the general practice among our peers. Under these termination agreements, all change in control benefits are “double trigger.” Payments and benefits under these termination agreements are payable only if the officer’s employment is terminated by us without “just cause” or by the officer for “good reason” at any time during the three years following a change in control. For additional information on these termination agreements, see “Potential Post-Employment Payments and Payments Upon a Change in Control.”

Internal Revenue Service Limitations on Deductibility of Executive Compensation.    Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1,000,000 on the amount of compensation that the company may deduct in any one year with respect to each of its five most highly paid executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Stock option awards and performance unit awards generally are performance-based compensation meeting those requirements and, as such, are fully deductible if certain requirements are met. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals when in the best interest of the company, the Committee has not adopted a policy requiring all compensation to be deductible. Annual cash incentive compensation, restricted stock and restricted stock incentive units are not considered performance-based under Section 162(m) of the Tax Code. All other stock option and performance unit amounts will be deductible when they are paid to the executive officers.

Tally Sheets.    When making compensation decisions, the Executive Compensation Committee analyzed tally sheets prepared for our Chief Executive Officer and his direct reports. These tally sheets were prepared by our human resources department and our compensation consultant. Each of these tally sheets presented the dollar amount of each component of the named executive officers’ compensation, including current cash compensation (base salary and short-term incentive bonus), accumulated deferred compensation balances, outstanding equity awards, retirement benefits, perquisites and any other compensation. These tally sheets also reflected potential payments under selected termination of employment and change-in-control scenarios.

The purpose of these tally sheets is to bring together, in one place, all of the elements of actual and potential future compensation of our named executive officers so that the Committee may analyze both the individual elements of compensation (including the compensation mix) as well as the aggregate total amount of actual and projected compensation.

Executive Compensation Committee Report

The Executive Compensation Committee of the Board of Directors has the responsibility for reviewing, and recommending to the full Board of Directors, the company’s executive compensation programs. The Committee is composed entirely of persons who qualify as independent directors under the listing standards of the New York Stock Exchange.

In this context, the Committee has met, reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the Compensation Discussion and Analysis in this proxy statement.

Respectfully submitted by the members of the Executive Compensation Committee of the Board of Directors:

Bert H. Mackie, Chair

James C. Day, Vice Chair

William L. Ford

Jim W. Mogg

David J. Tippeconnic

Named Executive Officer Compensation

The following table shows the compensation for the named executive officers serving as such on December 31, 2007.

Summary Compensation Table for Fiscal 2007

Name & Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
David L. Kyle	2007	$850,000	$3,211,589	$—	$—	$2,298,055	$166,609	$6,526,253
Chairman of the Board	2006	$850,000	$5,493,789	$13,806	$1,912,500	$1,231,128	$152,071	$9,653,294

John W. Gibson	2007	$620,000	$1,949,008	$—	$1,125,000	$1,173,607	$142,321	$5,009,936
Chief Executive Officer	2006	$435,000	$1,058,983	$2,947	$655,000	$503,995	$57,931	$2,713,856

James C. Kneale	2007	$520,000	$1,779,728	$134,734	$815,000	$1,024,874	$69,559	$4,343,895
President and Chief Operating Officer	2006	$435,000	$1,216,527	$477,987	$625,000	$511,974	$60,222	$3,326,710

Curtis L. Dinan	2007	$300,000	$257,086	$—	$380,000	$95,827	$28,633	$1,061,546
Sr. V.P. and Chief Financial Officer	2006	$230,000	$285,895	$—	$165,000	$60,594	$23,638	$765,127

Samuel Combs III	2007	$330,000	$412,075	$53,532	$345,000	$377,672	$41,338	$1,559,617
President—ONEOK Distribution Companies	2006	$330,000	$632,728	$62,290	$345,000	$269,798	$22,138	$1,661,954

(1)	The amounts included in the table reflect the grant date fair value calculated pursuant to Statement 123R and reflect the expense recognized in 2006 and 2007 for restricted stock, restricted stock incentive units and performance units granted under our LTI Plan and our Equity Compensation Plan. Assumptions used in the calculation of the value of these equity grants are included in Note O to our audited financial statements for the year ended December 31, 2007, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2008.

Annual grants of restricted stock and restricted stock incentive units vest three years from the date of grant. Because no shares of our common stock are issued under a restricted stock incentive unit until the unit vests, no dividends are payable with respect to restricted stock incentive units. Performance units do not pay dividends and vest three years from the date of grant at which time the holder is entitled to receive a percentage (0 percent to 200 percent in increments of 50 percent) of the performance units granted based on our total shareholder return over the three-year performance cycle compared to the total shareholder return of the referenced peer group of energy companies. Grants of restricted stock, restricted stock incentive units and performance units made in 2003 and grants of restricted stock incentive units and performance units made in 2006 and 2007 are payable in shares of our common stock upon vesting. Grants of restricted stock incentive units and performance units made in 2004 or 2005 are payable one-third in cash and two-thirds in shares upon vesting. The fair value of restricted stock and restricted stock incentive units for the purposes of Statement 123R was determined on the date of grant based on the closing price of our common stock on the grant date adjusted for the current dividend yield. The grant date fair value of the performance units granted in 2003, 2004 and 2005 for the purposes of Statement 123R was determined on the date of grant based on the closing price of our common stock on the grant date adjusted for the current dividend yield. With respect to the performance units granted in 2006 and 2007, the grant date fair value for the purposes of Statement 123R was determined using a valuation model that considers the market condition (total shareholder return), using assumptions developed from historical information of the company and each of the referenced peer companies.

(2)	No options were granted in 2007. However, the remaining unamortized expense from restored options granted in 2006 was fully recognized as of May 2007. No options were granted in 2006, except for restored options granted in connection with the exercise of options granted under our LTI Plan. Effective January 1, 2007, the restorative feature of all our outstanding stock options was eliminated. The 2003 option grants vested on February 20, 2006. The amounts included in the table reflect the grant date fair value of the 2003 grants and the restored options granted in 2006 as expensed in accordance with Statement 123R. Assumptions used in the calculation of the value of these option grants are included in Note O to our audited financial statements for the year ended December 31, 2007, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2008.

(3)	Reflects payments made in 2007 and 2008 under our annual officer incentive plan. For a discussion of the performance criteria established by our Executive Compensation Committee for awards under the annual officer incentive plan, see “Components of Compensation—Annual Cash Compensation” above.

(4)	Reflects aggregate current year change in pension values and above market earnings on nonqualified deferred compensation for each named executive officer based on the change of the present value of the benefit as presented in the Pension Benefits table. The change in pension values is based on the change of the present value of the benefit. The present value is based on the earliest age for which an unreduced benefit is available (age 62) and assumptions from the September 30, 2006, and 2007 measurement dates for our pension plan.

The total earnings on the executives’ balances under our Nonqualified Deferred Compensation Plan are included in the Nonqualified Deferred Compensation table. In the Summary Compensation Table for Fiscal 2007 above, only the above market earnings for 2006 and 2007 are included. For 2006 and 2007, these amounts are $1,856 and $0 for Mr. Kyle and $1,086 and $1,603 for Mr. Kneale, respectively. No other named executive officers receive above market earnings. For additional information on our Nonqualified Deferred Compensation Plan, see “Long-Term Compensation Plans—Nonqualified Deferred Compensation Plan” below.

(5)	Reflects the amounts paid as our dollar for dollar match of contributions made by the named executive officer under our Nonqualified Deferred Compensation Plan, amounts paid as our dollar for dollar match of contributions made by the named executive officer under our Thrift Plan, amounts paid for country club membership, amounts paid as employee service awards, amounts expensed in accordance with Statement 123R for shares of our common stock issued under our Employee Stock Award Program, and amounts paid as tax reimbursements for employee stock awards under our Employee Stock Award Program, as follows:

Name	Year	Match Under our Non-Qualified Deferred Compensation Plan (a)	Match Under our Thrift Plan (b)	Country Club Membership	Service Award		Employee Stock Award (c)	Tax Reimbursement
David L. Kyle	2007	$152,250	$13,500	$—	$—		$498	$361
	2006	$138,240	$13,200	$—	$—		$361	$270

John W. Gibson	2007	$63,000	$13,500	$64,962	$—		$498	$361
	2006	$44,100	$13,200	$—	$—		$361	$270

James C. Kneale	2007	$55,200	$13,500	$—	$—		$498	$361
	2006	$45,300	$13,200	$—	$1,091	(d)	$361	$270

Curtis L. Dinan	2007	$14,400	$13,500	$—	$—		$498	$235
	2006	$9,900	$13,200	$—	$—		$361	$177

Samuel Combs III	2007	$27,000	$13,500	$—	$—		$498	$340
	2006	$8,400	$13,200	$—	$—		$361	$177

(a)	For additional information on our Nonqualified Deferred Compensation Plan, see “Long-Term Compensation Plans—Nonqualified Deferred Compensation Plan” below.

(b)	Our Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries is a tax qualified plan which covers substantially all of our employees. Employee contributions are discretionary. Subject to certain limits, we match 100 percent of employee contributions to the plan up to a maximum of six percent.

(c)	Under our Employee Stock Award Program, we issued, for no consideration, to all eligible employees (all full-time employees and employees on short-term disability) one share of our common stock when the closing price of our common stock on the New York Stock Exchange was for the first time at or above $26 per share, and we have issued and we will continue to issue, for no consideration, one additional share of our common stock to all eligible employees when the closing price on the New York Stock Exchange is for the first time at or above each one dollar increment above $26 per share. Nine and ten shares were issued to each named executive officer under this program in 2006 and 2007, respectively.

(d)	This amount represents a service award to Mr. Kneale for 25 years of service to our company.

Other than as set forth above, the named executive officers did not receive perquisites or other personal benefits.

2007 Grants of Plan-Based Awards

The following table shows the grants of executive compensation plan based awards to the named executive officers during 2007.

Grants of Plan-Based Awards for Fiscal Year 2007

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David L. Kyle (5)
Restricted Stock Units	18-Jan-07							—	—	—	—
Performance Share Units	18-Jan-07				—	—	—				—
Annual Incentive Plan	01-Jan-07	—	—	—

John W. Gibson
Restricted Stock Units	01-Jan-07							150,000			$5,331,000
Restricted Stock Units	18-Jan-07							10,000			$374,000
Performance Share Units	18-Jan-07				—	28,000	56,000				$1,052,240
Annual Incentive Plan	01-Jan-07	$0	$465,000	$1,162,500

James C. Kneale
Restricted Stock Units	01-Jan-07							50,000			$1,995,500
Restricted Stock Units	18-Jan-07							6,000			$224,400
Performance Share Units	18-Jan-07				—	18,000	36,000				$676,440
Annual Incentive Plan	01-Jan-07	$0	$338,000	$845,000

Curtis L. Dinan
Restricted Stock Units	18-Jan-07							2,500			$93,500
Performance Share Units	18-Jan-07				—	8,500	17,000				$319,430
Annual Incentive Plan	01-Jan-07	$0	$165,000	$412,500

Samuel Combs III
Restricted Stock Units	18-Jan-07							2,500			$93,500
Performance Share Units	18-Jan-07				—	8,500	17,000				$319,430
Annual Incentive Plan	01-Jan-07	$0	$181,500	$453,750

(1)

Reflects estimated payments which could have been made under our 2007 annual officer incentive plan. The plan provides that our officers may receive annual cash incentive awards based on the performance and profitability of the company, the performance of particular business units of the company, and individual performance. The corporate and business unit criteria and individual performance criteria are established annually by the Executive Compensation Committee of our Board of Directors. The Committee also establishes annual target awards for each officer. The actual amounts earned by the named executive officers in 2007 under the plan and paid in 2008 are set forth under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table for Fiscal 2007.

(2)	Reflects performance units granted under our Equity Compensation Plan which vest three years from the date of grant, at which time the holder is entitled to receive a percentage (zero percent to 200 percent, in increments of 50 percent) of the performance units granted based on our total shareholder return over the period January 19, 2007, to January 19, 2010, compared to the total shareholder return of the referenced peer group, payable one share of our common stock for each performance unit granted.

(3)	Reflects restricted stock incentive units granted under our Equity Compensation Plan which vest three years from the date of grant, at which time the grantee is entitled to receive the grant in shares of our common stock.

(4)	No options were granted in 2007.

(5)	As a result of the change in Mr. Kyle’s position with us, effective January 1, 2007, the Executive Compensation Committee and our Board of Directors approved the amendment to the terms of all restricted stock incentive units and performance units held by Mr. Kyle to provide that, in lieu of Mr. Kyle’s participation in 2007 in our annual officer incentive plan and in lieu of any grants to Mr. Kyle in 2007 of restricted stock units or performance units under our Equity Compensation Plan, all restricted stock incentive units and performance units held by Mr. Kyle fully vested on December 31, 2007, the date of Mr. Kyle’s retirement from our company as an employee. The provisions relating to the distribution of the shares of our common stock underlying such vested restricted stock incentive units and performance units were not changed, and the distribution of those shares will be made at the same time distributions are made to other holders of the same restricted stock incentive units and performance units.

Outstanding Equity Awards

The following table shows the outstanding equity awards held by the named executive officers at December 31, 2007.

Outstanding Equity Awards at 2007 Fiscal Year-End

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David L. Kyle						65,000	$2,910,050	280,000	$12,535,600
	50,000	—	—	$16.88	2/20/2013
	23,750	—	—	$17.05	1/17/2012
	21,366	—	—	$34.61	10/15/2008
	14,991	—	—	$34.61	10/21/2009
	51,568	—	—	$34.61	1/18/2011
	35,088	—	—	$34.61	1/17/2012

John Gibson						178,500	$7,991,445	92,500	$4,141,225
	20,000	—	—	$17.05	1/17/2012
	15,000	—	—	$22.31	1/18/2011
	11,850	—	—	$28.24	1/18/2011
	3,089	—	—	$34.05	5/15/2010
	10,009	—	—	$34.05	1/17/2012

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

James C. Kneale						77,000	$3,447,290	82,500	$3,693,525
	12,500	—	—	$16.88	2/20/2013
	4,858	—	—	$33.33	1/17/2012
	5,921	—	—	$38.64	10/15/2008
	6,032	—	—	$38.64	10/21/2009
	23,093	—	—	$38.64	1/18/2011
	13,449	—	—	$38.64	1/17/2012

Curtis L. Dinan	—	—	—	—	—	8,000	$358,160	25,250	$1,130,443

Samuel Combs III						14,500	$649,165	44,250	$1,981,073
	1,771	—	—	$43.67	10/15/2008
	800	—	—	$43.67	10/21/2009
	4,086	—	—	$43.67	1/18/2011
	4,878	—	—	$43.67	1/17/2012

(1)	Options granted generally vest in increments of one-third of the grant each year beginning one year after the date of grant. All outstanding options have vested.

(2)	See footnote (3) to the “Grants of Plan-Based Awards for Fiscal Year 2007” table for a discussion of the vesting terms of our restricted stock incentive units. Restricted stock incentive units vest as follows:

D. L. Kyle:	65,000 on December 31, 2007

J. W. Gibson:	8,500 on January 20, 2008
10,000 on January 19, 2009
10,000 on January 18, 2010
150,000 on January 1, 2012

J. C. Kneale:	11,000 on January 20, 2008
50,000 on January 1, 2009
10,000 on January 19, 2009
6,000 on January 18, 2010

C. L. Dinan:	3,000 on January 20, 2008
2,500 on January 19, 2009
2,500 on January 18, 2010

S. Combs III:	6,000 on January 20, 2008
6,000 on January 19, 2009
2,500 on January 18, 2010

(3)	See footnote (2) to the “Grants of Plan Based Awards for Fiscal 2007” for a discussion of the vesting terms of our performance units. Based on our projected performance at December 31, 2007, performance units vest as follows:

D. L. Kyle:	280,000 on December 31, 2007

J. W. Gibson:	15,500 on January 20, 2008
35,000 on January 19, 2009
42,000 on January 18, 2010

J. C. Kneale:	20,500 on January 20, 2008
35,000 on January 19, 2009
27,000 on January 18, 2010

C. L. Dinan	4,500 on January 20, 2008
8,000 on January 19, 2009
12,750 on January 18, 2010

S. Combs III:	10,500 on January 20, 2008
21,000 on January 19, 2009
12,750 on January 18, 2010

Option Exercises and Stock Vested

The following table sets forth the exercises of stock options by, and stock which vested with, the named executive officers during 2007.

Option Exercises and Stock Vested in Fiscal Year 2007

Name	Option Awards (1)		Stock Awards (1)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (2)	Number of Shares Acquired on Vesting (#) (3)	Value Realized on Vesting ($) (4)
David L. Kyle	16,382	$761,026	103,333	$4,302,800
John W. Gibson	18,626	$978,051	19,166	$798,100
James C. Kneale	5,531	$276,883	20,833	$867,500
Curtis L. Dinan	—	—	5,833	$251,154
Samuel Combs III	3,992	$181,297	10,000	$416,400

(1)	Certain of the named executive officers elected to have shares withheld upon the exercise of options, or to have vested shares withheld, in each case, to cover applicable state and federal taxes incurred upon the exercise of options or vesting. As a result, the net shares received upon the exercise of options or vesting and the related net value realized are as follows:

Name	Net Shares Acquired on Exercise of Options	Net Value Realized on Exercise of Options ($)	Net Shares Acquired on Vesting (#)	Net Value Realized on Vesting ($)
D. L. Kyle	2,838	$194,044.80	40,000	$1,665,600
J. W. Gibson	5,737	$569,272.63	17,391	$724,161
J. C. Kneale	5,531	$63,165.02	8,496	$353,773
C. L. Dinan	—	—	4,961	$213,596
S. Combs III	521	$39,820.38	3,560	$148,238

(2)	The value received on exercise represents the difference in the option exercise price paid upon exercise and the market price of the shares received upon exercise based on the closing price of our common stock on the New York Stock Exchange on the date of exercise.

(3)	Includes restricted stock incentive units and performance units which vested in 2007. The vested performance units were payable two-thirds of the grant in shares of our common stock and one-third of the grant in cash.

(4)	The value received on vesting represents the market value of the shares received based on the price of our common stock on the New York Stock Exchange on the date of vesting.

Long-Term Compensation Plans

The following table sets forth the estimated present value of accumulated benefits under each of our retirement plans as well as payments made as of September 30, 2007, under these plans.

Pension Benefits as of September 30, 2007

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
David L. Kyle	2005 Supplemental Executive Retirement Plan	33.25		$8,717,900	—
	Qualified Pension Plan	33.25		$826,028	—
John W. Gibson	2005 Supplemental Executive Retirement Plan	17.33	(2)	$3,038,141	—
	Qualified Pension Plan	7.33		$182,182	—
James C. Kneale	2005 Supplemental Executive Retirement Plan	26.42		$3,412,984	—
	Qualified Pension Plan	26.42		$702,475	—
Curtis L. Dinan	2005 Supplemental Executive Retirement Plan	4.0	(3)	$70,232	—
	Qualified Pension Plan	4.0	(3)	$38,996	—
Samuel Combs III	2005 Supplemental Executive Retirement Plan	23.0	(4)	$1,076,160	—
	Qualified Pension Plan	23.0	(4)	$425,150	—

(1)	Each executive officer’s benefit is determined as of age 62 when an unreduced benefit can be received under the plans. The present value of the unreduced benefit is determined using the assumptions from the pension plan measurement date of September 30, 2007.

(2)	Includes 10 additional years of service for purposes of calculating Mr. Gibson’s benefits under our 2005 SERP. This additional 10 years of service results in a benefit augmentation with an actuarial present value of $1,857,878, or $22,258 per month.

(3)	Mr. Dinan’s actual service is three years and seven months. There is no resulting benefit augmentation with respect to the additional three months credited to Mr. Dinan’s years of service.

(4)	Mr. Combs’ actual service is 22 years and nine months. There is no resulting benefit augmentation with respect to the additional three months credited to Mr. Combs’ years of service.

Qualified Pension Plan.    Our qualified pension plan is a qualified, defined benefit pension plan under both the Tax Code and the Employee Retirement Income Security Act of 1974, as amended. The plan covers substantially all of our employees. Non-bargaining unit employees hired after December 31, 2004, are not eligible to participate in the plan.

Benefits under our retirement plan become vested and non-forfeitable after completion of five years of continuous employment. A vested participant receives the monthly retirement benefit at normal retirement age under the retirement plan, unless an early retirement benefit is elected under the plan, in which case the retirement benefit may be actuarially reduced for early commencement. Participants retiring on or after age 62 through normal retirement age receive 100 percent of their accrued monthly benefit which may be reduced depending on the optional form of payment elected at retirement. Benefits are calculated at retirement date based on a participant’s credited service, limited to a maximum of 35 years, and final average earnings.

For purposes of the table, the annual social security covered compensation benefit of $53,820 was used in the excess benefit calculation. Benefits payable under our retirement plan are not offset by social security benefits.

Under the Tax Code, the annual compensation of each employee to be taken into account under our retirement plan for 2007 cannot exceed $225,000.

The earnings utilized in the retirement plan benefit formula for employees includes the base salary and cash incentive paid to an employee during the period of the employee’s final average earnings. The period of final average earnings means the employee’s highest earnings during any 60 consecutive months during the last 120 months of employment. For any named executive officer who retires with vested benefits under the plan, the compensation shown as “Salary” and “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for Fiscal 2007 could be considered eligible compensation in determining benefits, except that the plan benefit formula takes into account only a fixed percentage of final average earnings which is uniformly applied to all employees. The amount of eligible compensation that may be considered in calculating retirement benefits is also subject to limitations in the Tax Code applicable to the plan.

Supplemental Executive Retirement Plan.    We have maintained a Supplemental Executive Retirement Plan (“Prior SERP”) for more than 20 years as a supplemental retirement benefit plan for certain of our elected or appointed officers, and certain other employees in a select group of our management and highly compensated employees. In August 2004, our Board approved certain amendments to the Prior SERP, including amendments providing that the Prior SERP would terminate and be frozen, effective December 31, 2004, and, as a result, no new participants will be eligible to participate in the plan and no further or additional benefits will accrue under the plan. Participants in the Prior SERP were vested in their accrued benefits as of December 31, 2004. At the same time, our Board adopted the 2005 Supplemental Executive Retirement Plan (“2005 SERP”) which became effective January 1, 2005. The 2005 SERP provides comparable benefits for officers and a select group of our management or highly compensated employees in essentially the same manner as the Prior SERP. These benefits are payable concurrently with retirement plan benefits. However, the 2005 SERP provides that officers or employees may be selected for participation in a supplemental retirement benefit, an excess retirement benefit, or both. If a participant is eligible for both the supplemental retirement benefit and the excess retirement benefit, the excess retirement benefit is treated as an offset that reduces the supplemental retirement benefit. Participants in both the Prior SERP and the 2005 SERP are selected by our Chief Executive Officer or, in the case of our Chief Executive Officer, by the Board of Directors.

An officer or employee who remains entitled to benefits under the Prior SERP is not eligible to participate in the 2005 SERP. Eligibility to participate in the 2005 SERP was conditioned upon an employee having no entitlement to accrued benefits under the Prior SERP. All active employees who were participants in the Prior SERP voluntarily cancelled their entitlement to participate in the Prior SERP and, after December 31, 2004, their excess and supplemental retirement benefits will be provided solely under the 2005 SERP.

In December 2004, our Board adopted certain amendments to the 2005 SERP, to be effective for the first plan year commencing January 1, 2005. These amendments were intended to comply with newly enacted requirements for nonqualified deferred compensation plans under Section 409A of the Tax Code. The amendments relate to participant elections with respect to compensation that is deferred under the plan, the timing and form of payment of benefits, requirements and limitations as to any changes of those benefits after an employee first becomes a plan participant, and the addition of other conforming provisions and definitions.

Supplemental benefits payable to participating employees under both the Prior SERP and the 2005 SERP are based upon a specified percentage (reduced for early retirement and commencement of payment of benefits under the plan) of the highest 36 consecutive months’ compensation of the employee’s last 60 months of service. The excess retirement benefit under the plans pays a benefit equal at least to the benefit which would be payable to the participant under our retirement plan if limitations imposed by the Tax Code were not applicable, less the benefit payable under our retirement plan with such limitations. Benefits under the plan are paid concurrently with the payment of benefits under our retirement plan or as the administrative committee may determine. Plan benefits are offset by benefits payable under our retirement plan, but are not offset by Social Security benefits. We fund this benefit through a trust arrangement commonly referred to as a rabbi trust. Our Board of Directors may amend or terminate the plans at any time, provided that accrued benefits to current participants may not be reduced.

Nonqualified Deferred Compensation Plan.    The following table sets forth certain information regarding the participation by the named executive officers in our deferred compensation plan.

Nonqualified Deferred Compensation in Fiscal Year 2007

Name	Year	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals / Distributions($)	Aggregate Balance at Last Fiscal Year End ($)
David L. Kyle	2007	$167,250	$152,250	$135,721	—	$3,740,069
	2006	$153,440	$138,240	$368,640	—	$3,284,848

John W. Gibson	2007	$73,400	$63,000	$37,683	—	$603,628
	2006	$51,000	$44,100	$54,530	—	$429,545

James C. Kneale	2007	$63,600	$55,200	$74,970	—	$1,222,727
	2006	$52,200	$45,300	$99,942	—	$1,028,956

Curtis L. Dinan	2007	$37,000	$14,400	$3,280	—	$119,061
	2006	$19,600	$9,900	$3,790	—	$64,381

Samuel Combs III	2007	$31,600	$27,000	$4,817	$11,872	$121,221
	2006	$6,600	$8,400	$588	$8,214	$69,676

(1)	The “All Other Compensation” column of the Summary Compensation Table for Fiscal 2007 at page includes these amounts paid as our match under our Employee Nonqualified Deferred Compensation Plan.

(2)	The “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table for Fiscal 2007 at page includes above market earnings for 2007. These amounts are $0 for Mr. Kyle and $1,603 for Mr. Kneale. No other named executives have above market earnings.

We maintain a Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) to provide select employees with the option to defer portions of their compensation and provide nonqualified deferred compensation benefits which are not otherwise available due to limitations on employer and employee contributions to qualified defined contribution plans under the federal tax laws. We make dollar for dollar matching contributions for the benefit of plan participants to replace any company matching contributions a participant may lose because of limits on contributions by a participant in the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries imposed under the federal tax laws. Under the Deferred Compensation Plan, participants have the option to defer a portion of their salary and/or cash incentive compensation to a short-term deferral account, which pays out a minimum of five years from commencement, or to a long-term deferral account, which pays out at retirement or termination of the participant’s employment. Participants are immediately 100 percent vested. Short-term deferral accounts are credited with an investment return based on the five-year Treasury bond rate as of the first day of January each year which, for 2007, was 4.686 percent. Long-term deferral accounts are credited with the actual investment return based on the amount of gains, losses and earnings for each of the investment options selected by the participant. Beginning in May 2004, the investment options do not include an option to invest in our common stock. For the year ended December 31, 2007, the investment return for the investment options for long-term investment accounts were as follows:

Fund Name	Investment Return for the Year Ended December 31, 2007
AP Treasury	4.280%
PIMCO Total Return I	9.100%
Dodge & Cox International (a)	10.848%
Fidelity Balanced	8.986%
American Beacon Large Cap Value I	3.180%
Vanguard Institutional Index	5.470%
ONEOK Common Stock	6.860%
SMRT Inc.	5.829%
SMRT 2010	5.282%
SMRT 2020	4.980%
SMRT 2030	4.580%
SMRT 2040	4.504%
SMRT 2050 (b)	3.000%
Growth Fund of America R5	11.260%
Vanguard PRIMECAP Adm	11.611%
Laudus Rosenberg US Discovery	2.180%

(a)	Fund not available to plan participants until November 8, 2008. Returns from November 8, 2007 through December 31, 2007.

At the distribution date, cash is distributed to participants based on the fair market value of the deemed investment of the participant’s accounts at that date.

Potential Post-Employment Payments and Payments Upon a Change in Control

Payments Made Upon Any Termination.    Regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. These amounts include:

•	accrued but unpaid salary;

•	amounts contributed under our Thrift Plan and our Employee Nonqualified Deferred Compensation Plan; and

•	amounts accrued and vested through our pension plan and 2005 SERP.

Payments Made Upon Retirement.    In the event of the retirement of a named executive officer, in addition to the items identified above, such named executive officer will:

•	be entitled to certain exercise rights with respect to each outstanding and vested stock option granted under our LTI Plan;

•	be entitled to receive a prorated share of each outstanding performance unit granted under our LTI Plan and Equity Compensation Plan upon completion of the performance cycle;

•	be entitled to receive a prorated portion of each outstanding restricted stock incentive unit granted under our LTI Plan and our Equity Compensation Plan upon completion of the restricted cycle; and

•	be entitled to receive health and life benefits for the retiree and qualifying dependents, as applicable.

Payments Made Upon Death or Disability.    In the event of the death or disability of a named executive officer, in addition to the benefits listed under the headings “Payments Made Upon Any Termination” and “Payments Made Upon Retirement” above, the named executive officer will receive benefits under the company’s disability plan or payments under the company’s life insurance plan, as appropriate.

Payments Made Upon a Change in Control.    Effective January 2005, we entered into amended and restated termination agreements with each of our named executive officers. Each termination agreement has an initial two-year term from the date the agreement was entered into and is automatically extended in one-year increments after the expiration of the initial term unless we provide notice of non-renewal to the officer, or the officer provides notice of non-renewal to us, at least 90 days before the January 1 preceding any termination date of the agreement. If a “change in control” of our company occurs, the term of each termination agreement will not expire for at least three years after the change in control. Relative to the overall value of our company, the potential benefits payable upon change in control under these agreements are comparatively minor.

Effective December 21, 2006, our termination agreement with Mr. Kyle was terminated by mutual agreement as a result of the change in Mr. Kyle’s position with the company. As a result, Mr. Kyle is not eligible to receive payments in the event of a termination following a change in control. Also, effective December 21, 2006, we entered into an amended and restated termination agreement with Mr. Gibson which provides for an initial term through January 1, 2008, and is thereafter automatically extended on an annual basis until either party gives written notice of its election to terminate the agreement upon 90 days following the date of such notice.

Under the termination agreements, all change in control benefits are “double trigger.” Payments and benefits under these termination agreements are payable only if the officer’s employment is terminated by us without “just cause” or by the officer for “good reason” at any time during the three years following a change in control. In general, severance payments and benefits include a lump sum payment in an amount equal to the sum of (i) for Messrs. Gibson, Kneale and Combs, three times, and for Mr. Dinan two times, the officer’s annual salary as then in effect, plus the greater of either amount of the officer’s bonus received in the prior year or the officer’s target bonus for the then current period, and (ii) a prorated portion of the officer’s target short-term incentive compensation. Messrs. Gibson, Kneale and Combs, would also be entitled to continuation of health and welfare benefits for 36 months and accelerated benefits under our 2005 SERP. Mr. Dinan would be entitled to continuation of health and welfare benefits for 24 months. In the case of Messrs. Gibson and Kneale, we will make gross up payments to them to cover any excise taxes due if any portion of their severance payments constitutes excess parachute payments. For Messrs. Combs and Dinan, severance payments will be reduced if the net after-tax benefit to such named executive officer exceeds the net after-tax benefit if such reduction were not made. We will make gross up payments to such officers only if the severance payments, as reduced, are subsequently deemed to constitute an excess parachute payment. We believe that these levels of benefits are consistent with the general practice among our peers.

For the purposes of these agreements, a “change in control” generally means any of the following events:

•

an acquisition of our voting securities by any person that results in the person having beneficial ownership of 20 percent or more of the combined voting power of our outstanding voting securities, other than an acquisition directly from us;

•

the current members of our Board of Directors, and any new director approved by a vote of at least two-thirds of our Board, cease for any reason to constitute at least a majority of our Board, other than in connection with an actual or threatened proxy contest (collectively, the “Incumbent Board”);

•

a merger, consolidation or reorganization with us or in which we issue securities, unless (a) our shareholders immediately before the transaction, as a result of the transaction, own, directly or indirectly, at least 50 percent of the combined voting power of the voting securities of the company resulting from the transaction, (b) the members of our Incumbent Board after the execution of the transaction agreement constitute at least a majority of the members of the Board of the company resulting from the transaction, or (c) no person other than persons who, immediately before the transaction owned 30 percent or more of our outstanding voting securities, has beneficial ownership of 30 percent or more of the outstanding voting securities of the company resulting from the transaction; or

•	our complete liquidation or dissolution or the sale or other disposition of all or substantially all of our assets.

For the purposes of these agreements, “just cause” means the executive’s conviction in a court of law of a felony, or any crime or offense in a court of law of a felony, or any crime or offense involving misuse or misappropriation of money or property; the executive’s violation of any covenant, agreement or obligation not to disclose confidential information regarding our business; any violation by the executive of any covenant not to compete with us; any act of dishonesty by the executive which adversely affects our business; any willful or intentional act of the executive which adversely affects our business, or reflects unfavorably on our reputation; the executive’s use of alcohol or drugs which interferes with the executive’s performance of duties as our employee; or the executive’s failure or refusal to perform the specific directives of our Board of Directors or its officers, which directives are consistent with the scope and nature of the executive’s duties and responsibilities. The existence and occurrence of all of such causes are to be determined by us, in our sole discretion, provided, that nothing contained in the provisions of these agreements are to be deemed to interfere in any way with our right to terminate the executive’s employment at any time without cause.

For the purposes of these agreements, “good reason” means a demotion, loss of title or significant authority or responsibility of the executive with respect to the executive’s employment with us from those in effect on the date of a change in control; a reduction of salary of the executive from that received from us immediately prior to the date of a change in control; a reduction in short-term and/or long-term incentive targets from those applicable to the executive immediately prior to the date of a change in control; the relocation of our principal executive offices to a location outside the metropolitan area of Tulsa, Oklahoma, or our requiring a relocation of principal place of employment of the executive; or the failure of a successor corporation to explicitly assume these termination agreements.

Potential Post-Employment Payments Tables.    The following tables reflect estimates of the incremental amount of compensation due each named executive officer in the event of such executive’s termination of employment by reason of death, disability or retirement, termination of employment without cause, or termination of employment without cause or with good reason within three years following a change in control. The amounts shown assume that such termination was effective as of December 31, 2007, and are estimates of the amounts which would be paid out to the executives upon such termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from us.

In addition to the amounts set forth in the following tables, in the event of termination of employment for any of the reasons set forth in the tables, each of the named executive officers would receive the following payments or benefits which had been earned as of December 31, 2007: David L. Kyle, $3,302,781 in exercisable options and $222,269 in pension and SERP benefits; John W. Gibson, $1,227,691 in exercisable options and $284,239 in pension and SERP benefits; James C. Kneale, $701,499 in exercisable options and $138,230 in pension and SERP benefits; Curtis L. Dinan, $0 in exercisable options and $4,170 in pension and SERP benefits, and Samuel Combs, III, $12,689 in exercisable options and $56,130 in pension and SERP benefits.

David L. Kyle	Termination Upon Death, Disability & Retirement	Termination Without Cause	Qualifying Termination Following a Change in Control
Cash Severance	$—	$—	$—
Equity
Restricted Stock/Units	$—	$—	$—
Performance Shares/Units	$—	$—	$—
Unexerciseable Options	$—	$—	$—
Total	$—	$—	$—
Retirement Benefits
SERP	$—	$—	$—
Total	$—	$—	$—
Other Benefits
Health & Welfare	$—	$—	$—
Excise Tax Gross-up	$—	$—	$—
Total	$—	$—	$—
Total	$—	$—	$—

	Termination Upon Death, Disability & Retirement	Termination Without Cause	Qualifying Termination Following a Change in Control

John W. Gibson
Cash Severance	$—	$—	$3,825,000
Equity
Restricted Stock/Units	$2,144,459	$2,144,459	$7,991,445
Performance Shares/Units	$1,586,403	$—	$2,730,970
Unexerciseable Options	$—	$—	$—
Total	$3,730,861	$2,144,459	$10,722,415
Retirement Benefits
SERP	$—	$—	$239,781
Total	$—	$—	$239,781
Other Benefits
Health & Welfare	$—	$—	$28,503
Excise Tax Gross-up	$—	$—	$5,631,373
Total	$—	$—	$5,659,877
Total	$3,730,861	$2,144,459	$20,447,073

James C. Kneale	Termination Upon Death, Disability & Retirement	Termination Without Cause	Qualifying Termination Following a Change in Control
Cash Severance	$—	$—	$3,435,000
Equity
Restricted Stock/Units	$1,973,596	$1,973,596	$3,447,290
Performance Shares/Units	$1,664,414	$—	$2,507,120
Unexerciseable Options	$—	$—	$—
Total	$3,638,032	$1,973,596	$5,954,410
Retirement Benefits
SERP	$—	$—	$263,503
Total	$—	$—	$263,503
Other Benefits
Health & Welfare	$—	$—	$21,972
Excise Tax Gross-up	$—	$—	$2,908,317
Total	$—	$—	$2,930,289
Total	$3,368,032	$1,973,596	$12,583,202

Curtis L. Dinan	Termination Upon Death, Disability & Retirement	Termination Without Cause	Qualifying Termination Following a Change in Control
Cash Severance	$—	$—	$930,000
Equity
Restricted Stock/Units	$239,922	$239,922	$358,160
Performance Shares/Units	$434,448	$—	$761,090
Unexerciseable Options	$—	$—	$—
Total	$674,342	$239,922	$1,119,250
Retirement Benefits
SERP	$—	$—	$—
Total	$—	$—	$—
Other Benefits
Health & Welfare	$—	$—	$21,197
Excise Tax Gross-up	$—	$—	$—
Total	$—	$—	$21,197
Total	$674,342	$239,922	$2,070,447

Samuel Combs III	Termination Upon Death, Disability & Retirement	Termination Without Cause	Qualifying Termination Following a Change in Control
Cash Severance	$—	$—	$2,025,000
Equity
Restricted Stock/Units	$473,398	$473,398	$649,165
Performance Shares/Units	$886,938	$—	$1,320,715
Unexerciseable Options	$—	$—	$—
Total	$1,360,347	$473,398	$1,969,880
Retirement Benefits
SERP	$—	$—	$283,868
Total	$—	$—	$283,868
Other Benefits
Health & Welfare	$—	$—	$31,796
Excise Tax Gross-up	$—	$—	$—
Total	$—	$—	$31,796
Total	$1,360,347	$473,398	$4,310,544

RELATED PERSON TRANSACTIONS

Our Board of Directors recognizes that transactions in which we participate and in which a related person (executive officer, director, director nominee, five percent or greater shareholder, and their immediate family members) has a direct or indirect material interest can present potential or actual conflicts of interest and create the appearance that company decisions are based on considerations other than the best interests of the company and its shareholders. Accordingly, as a general matter, it is our preference to avoid related person transactions. Nevertheless, we recognize that there are situations where related person transactions may be in, or may not be inconsistent with, the best interests of the company and its shareholders including, but not limited to, situations where we provide products or services to related persons on an arm’s length basis, on terms comparable to those provided to unrelated third parties.

In the event we enter into a transaction in which an executive officer (other than an employment relationship), director (other than compensation arrangements for service on our Board provided to each director), director nominee, five percent or greater shareholder, or a member of their immediate family has a direct or indirect material interest, the transaction is presented to our Audit Committee and, if warranted, our Board, for review to determine if the transaction creates a conflict of interest and is otherwise fair to the company. We require each executive officer and director to annually provide us written disclosure of any transaction in which we participate and in which the officer or director or any of his or her immediate family members has a direct or indirect material interest. Our Corporate Governance Committee reviews our disclosure of related party transactions in connection with its annual review of director independence. These procedures are not in writing but are evidenced through the meeting agendas of our Audit and Corporate Governance Committees.

In the normal course of business, we sell and purchase natural gas and natural gas liquids to and from Williford Energy Company and its affiliates. Mollie B. Williford, Chairman of the Board of the Williford Companies, which consists of several companies including Williford Energy Company, is a member of our Board of Directors. Our transactions with Williford Energy Company and its affiliates are conducted under substantially the same terms as comparable third-party transactions. During 2007, we made sales to and purchases from Williford Energy and its affiliates of approximately $8,000 and $3,231,000, respectively.

In the normal course of business, we sell natural gas to Shawnee Milling Company. William L. Ford, President of Shawnee Milling Company, is a member of our Board of Directors. During 2007, we made gas sales to Shawnee Milling Company of approximately $418,000. Our sales of natural gas to Shawnee Milling Company are made on substantially the same terms as comparable third-party transactions.

SHAREHOLDER PROPOSALS

The rules of the Securities and Exchange Commission provide when a company must include a shareholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of shareholders. Under these rules, proposals that shareholders would like to submit for inclusion in our proxy statement for our 2009 annual meeting of shareholders should be received by our corporate secretary no later than November 29, 2008. Only those shareholder proposals eligible for inclusion under the rules of the Securities and Exchange Commission will be included in our proxy statement.

If a shareholder desires to present a proposal other than the nomination of directors at our 2009 annual meeting outside the process provided by the rules of the Securities and Exchange Commission, the shareholder must follow the procedures set forth in our by-laws. Our by-laws generally provide that a shareholder may present a proposal at an annual meeting if (1) the shareholder is a shareholder of record and is entitled to vote at the meeting, and (2) the shareholder gives timely written notice of the proposal, including any information regarding the proposal required under our by-laws, to our corporate secretary. To be timely for our 2009 annual meeting, a shareholder’s notice must be delivered to, or mailed and received at, our principal executive offices no later than November 29, 2008.

HOUSEHOLDING

Shareholders with multiple accounts that share the same last name and household mailing address will receive a single copy of shareholder documents (annual report, proxy statement, or other informational statement) unless we are instructed otherwise. Each shareholder, however, will continue to receive a separate proxy card. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you wish to receive separate copies of our annual report to shareholders and proxy statement now or in the future, or to discontinue householding entirely, you may call our transfer agent, Computershare Trust Company, N.A. at 1-866-235-0232, or provide written instructions to Computershare Trust Company, N.A., 250 Royall Street, Canton, MA 02021.

If you receive multiple copies of our annual report to shareholders and proxy statement, you may call or write our transfer agent, Computershare, to request householding. If your shares are held through a bank, broker, or other holder of record, you may request householding by contacting the holder of record.

ANNUAL REPORT ON FORM 10-K

Our 2007 annual report to shareholders (which includes our Annual Report on Form 10-K for the year ended December 31, 2007) is available on our corporate website at www.oneok.com. We will provide, without charge, on the written request of any person solicited hereby, a copy of our Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 2007. Written requests should be mailed to Eric Grimshaw, Corporate Secretary, ONEOK, Inc., 100 West Fifth Street, Tulsa, Oklahoma 74103.

OTHER MATTERS

So far as is now known to us, there is no business other than that described above to be presented to the shareholders for action at the annual meeting. Should other business come before the annual meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the persons acting under the proxies.

Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the annual meeting, no business can be transacted. Therefore, please authorize a proxy electronically via the internet, by telephone, or by mail. Please act promptly to ensure that you will be represented at this important meeting.

By order of the Board of Directors.

Eric Grimshaw Corporate Secretary and Associate General Counsel

Tulsa, Oklahoma

March     , 2008

APPENDIX A

ONEOK, INC.

DIRECTOR INDEPENDENCE GUIDELINES

The following Director Independence Guidelines have been adopted by the Board of Directors of ONEOK, Inc. (sometimes referred to in these Guidelines together with its subsidiaries and affiliates as the “Company”) to assist the Board in the exercise of its responsibilities to ONEOK and its shareholders. The Guidelines should be interpreted in the context of all applicable laws and ONEOK’s other corporate governance documents, and are intended to serve as a flexible framework within which the Board may conduct its business. The Guidelines are subject to modification from time to time, and the Board shall be able, in the exercise of its discretion, to deviate from the Guidelines from time to time, as the Board may deem appropriate and as required or permitted by applicable laws and regulations.

1.	Effectiveness. The Guidelines, as amended and restated, will become effective on December 15, 2005.

2.	Implementation. The Board will annually review the independence of all directors, affirmatively make a determination as to the independence of each director and disclose those determinations, in each case, consistent with the requirements of the New York Stock Exchange and the Securities and Exchange Commission, as applicable.

3.	Independence of at Least a Majority of the Board. The Board will at all times have at least a majority of directors who meet the criteria for independence required by the NYSE and the SEC.

4.	Absence of a Material Relationship. In order for a director to be considered “independent,” the Board must affirmatively determine, after consideration of all relevant facts and circumstances, that the director has no direct or indirect material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. When assessing the materiality of a director’s relationship with the Company, the Board will consider the issue not merely from the standpoint of the director, but also from that of persons or entities with which the director has an affiliation.

5.	Cooling-Off Period. A director will not be considered independent if

(i)	the director is, or has been within the last three years, an employee of the Company; or an immediate family member of the director is, or has been within the last three years, an executive officer of the Company;

(ii)	the director has received, or the director has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than:

(a)	director and committee fees and pensions or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service),

(b)	compensation received by a director for former service as an interim Chairman, CEO or other executive officer, and

(c)	compensation received by an immediate family member for service as an employee of the Company (other than an executive officer of the Company);

(iii)

the director or an immediate family member of the director is a current partner of a firm that is the Company’s internal or external auditor; the director is a current employee of such a firm; the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or the director or an immediate family member of the director has, within the last three year (but is no longer), been a partner or employee of such a firm and personally worked on the Company’s audit within that time;

(iv)	the director or an immediate family member of the director is, or has been during the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or

(v)	the director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of (a) $1 million or (b) two percent of the other company’s consolidated gross revenues.

6.	Audit Committee Independence. In addition to Paragraph 5 above, a director will not be considered independent for purposes of serving on the Company’s audit committee if the director:

(i)	has accepted, directly or indirectly, any consulting, advisory or other compensatory fee from the Company other than in the director’s capacity as a director or committee member or any pension or other deferred compensation for prior service that is not contingent in any way on continued service; or

(ii)	is an “affiliated person” of the Company as such term is defined by the Securities Exchange Commission.

7.	Categorical Standards. Provided that the independence criteria set forth in Paragraph 5 above (and solely with respect to directors serving on the Company’s audit committee, Paragraph 6 above) are met, the Board has determined that the following commercial or charitable relationships will not be considered material relationships for purposes of determining whether a director is independent:

(i)	the director or any of his or her immediate family members is a member, director, partner or executive officer of, or of counsel to, an entity (excluding any charitable organization) that made or received, during the last completed fiscal year, or expects to make or receive in the current fiscal year, annual payments to or from the Company for property or services in an amount less than 2% of the other entity’s consolidated gross revenues reported for its last completed fiscal year;

(ii)	the director or any of his or her immediate family members receives natural gas service from the Company at regulated rates available on terms generally available to customers of the Company, or an entity (excluding any charitable organization) of or to which the director or any of his or her immediate family members is a member, director, partner or executive officer, or of counsel to, receives natural gas service from the Company at regulated rates available on terms generally available to customers of the Company, in an amount which, in any single year, is less than the greater of (a) $1 million or (b) 2% of the other entity’s consolidated gross revenues reported for its last completed fiscal year;

(iii)	the director is an employee, officer, trustee or director of a charitable organization to which the Company or the Company’s related charitable foundation gave during the last completed fiscal year, or expects to give during the current fiscal year, either directly, or indirectly through the provision of services, charitable contributions in an amount less than 2% of that charitable organization’s total annual charitable receipts for its last completed fiscal year;

(iv)	the director or any of his or her immediate family members is a member, director, partner, or executive officer of, or of counsel to, an entity which is indebted to the Company, or to which the Company is indebted, and the total amount of either’s indebtedness to the other is less than 2% of its own total consolidated assets, measured as of the last fiscal year-end; and

(v)	the director, or his or her immediate family member, is an executive officer or general partner of an entity that has received an investment from the Company that is less than 2% of such entity’s total invested capital.

For purposes of these Guidelines, “immediate family member” means a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such person’s home.

8.	Relationships and Transactions Not Covered by the Categorical Standards. Any determination by the Board that a directorwho has a business or other relationship with the Company that is not covered by the Categorical Standards set forth in Paragraph 7 above is independent will be disclosed by ONEOK in its annual proxy statement, together with the basis for such determination.

9.	Affirmative Obligation of Directors. Each director has an affirmative obligation to inform the Board of any change in his or her business or other relationships that may impact the Board’s determination with regard to his or her independence.

10.	Disclosure by the Company. The Board will cause ONEOK to disclose the following in its annual proxy statement:

(i)	the Guidelines, including the categorical standards adopted by the Board to assist it in making determinations regarding the independence of a director;

(ii)	a specific explanation and the basis of any determination by the Board that a director’s relationship with the Company is not material, notwithstanding that the relationship does not meet the categorical standards set forth in the Guidelines; and

(iii)	charitable contributions by the Company to an entity that employs a director of the Company as an executive officer if, within the preceding three years, contributions by the Company in any fiscal year exceeded the greater of (a) $1 million, or (b) 2% of the other entity’s consolidated gross revenues.

Adopted February 19, 2004

Amended and Restated December 15, 2005

APPENDIX B

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ONEOK, ~~WAI,~~ INC.

This Amended and Restated Certificate of Incorporation of ONEOK, Inc., an Oklahom ~~The undersigned, in order to form~~ a corporation (~~pursuant to Section 1006 of~~ the “Corporation”), which has been duly adopted in accordance with the provisions of Sections 1077 and 1080 of the Oklahoma General Corporation Act (the “OGCA”), amends and restates the Certificate of Incorporation of ONEOK, Inc. (originally incorporated under the name “WAI, Inc.”) filed with the Secretary of ~~of the~~ State of Oklahoma on May 16, 1997. Such previous Certificate of Incorporation, as previously amended, is ~~(the “OGCA”), does~~ hereby amended and restated to read, in its entirety, ~~certify~~ as follows:

FIRST

The name of the Corporation is ONEOK, ~~WAI,~~ Inc.

SECOND

The principal office or place of business of the Corporation in the State of Oklahoma is to be located at 100 West Fifth Street, ~~Suite 1000,~~ in the City of Tulsa, County of Tulsa. The name of its resident agent is ~~The~~ Corporation Service Company and the address of said resident agent is 115 S.W. 89th Street, ~~735 First National Building,~~ Oklahoma City, Oklahoma, Oklahoma County 73139-8551.~~73102.~~

THIRD

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the OGCA.

FOURTH

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 400,000,000~~200,000,000~~ shares divided into two classes, of which 100,000,000 shares, par value $0.01 per share, shall be designated Preferred Stock and 300,000,000~~100,000,000~~ shares, par value $0.01 per share, shall be designated Common Stock.

1.	Preferred Stock.

(a)	Issuance. The Board of Directors is authorized, subject to limitations prescribed by law, to provide for issuance of shares of Preferred Stock in one or more series, to establish the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of the shares of each such series, and any qualifications, limitations or restrictions thereof.

2.	Common Stock.

(a)	Dividends. Subject to the preferential rights, if any, of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of Common Stock.

(b)	Voting Rights. At every annual or special meeting of shareholders of the Corporation, every holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his name on the books of the Corporation.

(c)	Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to share ratably in the remaining net assets of the Corporation.

FIFTH

The Corporation shall have perpetual existence.

SIXTH

The private property of the shareholders shall not be subject to the payment of the corporate debts to any extent whatever.

SEVENTH

1.	The business of the Corporation shall be managed by the Board of Directors, except as otherwise required by law. The Board of Directors may by resolution or resolutions, passed by a majority of the whole Board, designate one or more committees, each committee to consist of one (1) or more of the Directors of the Corporation, which to the extent provided in said resolution or resolutions or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the Bylaws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

2.	The number of Directors of the Corporation shall be not less than nine (9) nor more than ~~thirty-one (31)~~ twenty-one (21) persons and shall be fixed from time to time by the Board of Directors. Directors shall be elected at each annual meeting of shareholders of the Corporation.

~~2.~~	~~Initially, the Board of Directors of the Corporation shall consist of two persons. Upon the consummation of the Merger (such term having the meaning specified in the Agreement, dated as of December 12, 1996 between Western Resources, Inc. and ONEOK Inc., as the same may be further amended (the “Agreement”)), the number of Directors of the Corporation shall be not less than nine (9) nor more than thirty-one (31) persons and shall be fixed from time to time by the Board of Directors. Commencing concurrently with the effective time of the Merger, the Directors shall be divided into three classes (A, B and C), as nearly equal in number as possible. The initial term of office for members of Class A shall expire at the annual meeting of shareholders in January 1998; the initial term of office for members of Class B shall expire at the next annual meeting of shareholders; and the initial term of office for members of Class C shall expire at the following annual meeting of shareholders. At each annual meeting of shareholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, and shall continue to hold office until their respective successors are elected and qualified. In the event of any increase in the number of Directors fixed by the Board of Directors, the additional Directors shall be so classified that all classes of Directors have as nearly equal numbers of Directors as may be possible. In the event of any decrease in the number of Directors of the Corporation, all classes of Directors shall be decreased equally as nearly as may be possible.~~

3.

Newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by the affirmative vote of a majority of the Directors then in office, though less than a quorum, or by the sole remaining Director, or by the shareholders at their next annual meeting or at any special meeting of shareholders called for that purpose. Each Director so chosen shall hold office until the next annual meeting of shareholders of the Corporation ~~expiration of the term of the Director, if any, whom he has been chosen to succeed or if none, until the expiration of the term of the class assigned to the additional directorship to which he has been elected,~~ or until his earlier death, resignation or removal. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any Director or the entire Board of Directors may be removed from office at any time, with or without~~but only for~~ cause, ~~and only~~ by the ~~affirmative vote of the~~ holders of a majority~~t least eighty percent (80%)~~ of the voting power of all outstanding Voting Shares (as defined in Article Tenth).

4.	The shareholders and Directors of the Corporation may hold their meetings and have an office or offices outside of the State of Oklahoma if the Bylaws so provide.

5.	None of the Directors need be a shareholder of the Corporation or a resident of the State of Oklahoma.

6.	The Bylaws or any Bylaw may be adopted, amended or repealed only by the affirmative vote of not less than a majority of the Directors then in office at any regular or special meeting, or by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding Voting Shares, voting as a single class, at any annual meeting or any special meeting called for that purpose.

7.	The Board of Directors shall have power from time to time to set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose, and to abolish such reserve in the manner in which it was created and to fix and determine and to vary the amount of the working capital of the Corporation, and to direct and determine the use and disposition of the working capital and of any surplus or net profits over and above the capital stock paid in.

8.	The shareholders and the Board of Directors shall have power to keep the books, documents and papers of the Corporation outside of the State of Oklahoma, except as otherwise required by the laws of the State of Oklahoma.

9.	The Board of Directors from time to time shall determine whether and to what extent and at what times and places, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the shareholders, and no shareholders shall have any right to inspect any account, book or documents of the Corporation except as conferred by statute or as authorized by resolution of the Board of Directors.

10.	In the absence of fraud, no contract or other transaction of the Corporation shall be affected or invalidated in any way by the fact that any of the Directors of the Corporation are in any way interested in or connected with any other party to such contract or transaction or are themselves parties to such contract or transaction, provided that such interest shall be fully disclosed or otherwise known to the Board of Directors at the meeting of said Board at which such contract or transaction is authorized or confirmed, and provided further that at the meeting of the Board of Directors authorizing or confirming such contract or transaction there shall be present a quorum of Directors not so interested or connected and such contract or transaction shall be approved by a majority of such quorum, and no such interested Director shall vote on any such contract or transaction. Any contract, transaction or act of the Corporation or of the Board of Directors or of any committee thereof which shall be ratified by a majority of a quorum of the shareholders of the Corporation having voting power at any annual meeting, or any special meeting called for such purpose, shall be as valid and as binding as though ratified by every shareholder of the Corporation. Any Director of the corporation may vote upon any contract or other transaction between the Corporation and any subsidiary corporation without regard to the fact that he is also a Director of such subsidiary corporation. No contract or agreement between the Corporation and any other corporation or party which owns a majority of the capital stock of the Corporation, or any subsidiary of any such other corporation shall be made or entered into without the affirmative vote of a majority of the whole Board of Directors at a regular meeting of the Board.

11.	Notwithstanding anything to the contrary in the foregoing paragraph 10, in the case of contracts, transactions and acts of the Corporation, of the Board of Directors or of committees thereof that require shareholder approval under any provision of this Certificate or of applicable law by a higher proportion of the voting power of the outstanding Voting Shares than a majority of a quorum of the shareholders, ratification by the shareholders of such contracts, transactions and acts shall require the affirmative vote of such higher proportion of such voting power, and any contract, transaction, act or agreement referred to in such paragraph 10 shall be subject to any such applicable provisions of the Certificate or of applicable law.

12.	All salaries and compensation paid by the Corporation to its Directors and executive officers shall be fixed from time to time by the Board of Directors at a meeting of the Board to be held as provided by the Bylaws, and any payment of any character to any Director or executive officer of the Corporation or any contract made with such Director or executive officer must be approved by a majority of the whole Board of Directors at a regular meeting of the Board, before such payment is made or contract executed.

13.	No Director shall be personally liable to the Corporation or its shareholders for monetary damages for any breach of fiduciary duty by such Director as a Director, except (i) for breach of the Director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 1053 of Title 18 of the OGCA, or (iv) for any transaction from which the Director derived an improper personal benefit. Any repeal or modification of this paragraph 13 shall not adversely affect any right to protection of a Director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

14.	The affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding Voting Shares shall be required to amend, repeal, or adopt any provision inconsistent with paragraphs 2, 3, 6, 11 or 13 of this Article SEVENTH or this paragraph 14.

EIGHTH

Whenever compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma may, on the application in a summary way of this Corporation or of any creditor or shareholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 1106 of Title 18 of the OGCA, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 1100 of Title 18 of the OGCA, order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If holders of liabilities representing three-fourths (3/4) in value of the creditors or class of creditors and/or if holders of shares representing three-fourths (3/4) of the shares held by such shareholders or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of this Corporation, as the case may be, and also on this Corporation.

No~~Other than as set forth in the Shareholder Agreement (the “Shareholder Agreement”), to be entered into by the Corporation and Western Resources, Inc. pursuant to the Agreement, no~~ holder of stock of the Corporation of any class shall have any preferential, preemptive or other right to subscribe for or to purchase from the Corporation any stock of the Corporation of any class whether or not now authorized, or to purchase any bonds, certificates of indebtedness, debentures, notes, obligations or other securities which the Corporation may at any time issue, whether or not the same shall be convertible into stock of the Corporation of any class or shall entitle the owner or holder to purchase stock of the Corporation of any class.

TENTH

1.

Higher Vote for Certain Business Combinations. A~~At any time after consummation of the Merger, a~~ Business Combination (as hereinafter defined) with or upon a proposal by a Related Person (as hereinafter defined) shall require, in addition to such approvals as are required by law, the approval of the Business Combination by either (a) a majority vote of all of the Independent Directors or (b) the holders of at least two-thirds (66- 2/3%) of the shares otherwise entitled to vote as a single class with the Common Stock to approve such Business Combination (the “Applicable Shares”), excluding any shares owned by such Related Person; provided, however, that the provisions of this Article TENTH shall not apply ~~(i)~~ to any Related Person who becomes a Related Person pursuant to a single transaction in which such Related Person acquires 85% of the Applicable Shares then outstanding in a single transaction; ~~and (ii) to the Shareholder Group (as such term is defined in the Shareholder Agreement) after the termination of the Shareholder Agreement to the extent the Shareholder Group acquires, in a single transaction, an amount of Applicable Shares equal to the difference between (a) 85% of the then outstanding Applicable Shares and (b) the amount of Applicable Shares owned by the Shareholder Group on the date the Shareholder Agreement is terminated;~~ provided, further, that for the purpose of the immediately preceding proviso, Applicable Shares owned by (i) persons who are directors and also officers of the Corporation and (ii) employee stock plans, shall be excluded.

2.	Certain Definitions. For purposes of this Article TENTH:

(a)	A “person” shall mean any individual, firm, corporation or other entity, or a group of “persons” acting or agreeing to act together in the manner set forth in Rule 13d-5 under the Securities Exchange Act of 1934 ~~, as in effect on January 1, 1997~~ (the “1934 Act”).

(b)	The term “Business Combination” shall mean any of the following transactions, when entered into by the Corporation or a subsidiary of the Corporation with, or upon a proposal by, a Related Person:

(1)	The merger or consolidation of the Corporation or any subsidiary of the Corporation; or

(2)	The sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one or a series of transactions) of any assets of the Corporation or any subsidiary of the Corporation having an aggregate fair market value of Five Million Dollars ($5,000,000) or more; or

(3)	The issuance or transfer by the Corporation or any subsidiary of the Corporation (in one or a series of transactions) of securities of the Corporation or that subsidiary having an aggregate fair market value of Five Million Dollars ($5,000,000) or more, provided that issuances of Common Stock pursuant to conversions of Preferred Stock shall not be deemed a “Business Combination”; or

(4)	The adoption of a plan or proposal for the liquidation or dissolution of the Corporation; or

(5)	The reclassification of securities (including a reverse stock split), recapitalization, consolidation or any other transaction (whether or not involving a Related Person) which has the direct or indirect effect of increasing the voting power, whether or not then exercisable, of a Related Person in any class or series of capital stock of the Corporation or any subsidiary of the Corporation; or

(6)	Any agreement, contract or other arrangement providing directly or indirectly for any of the foregoing.

(c)	The term “Related Person” shall mean any person (other than the Corporation, a subsidiary of the Corporation or any profit sharing, employee stock ownership or other employee benefit plan of the Corporation or a subsidiary of the Corporation or any trustee of or fiduciary with respect to any such plan acting in such capacity) that is the direct or indirect beneficial owner (as defined in Rule 13d-3 and Rule 13d-5 under the 1934 Act) of more than ten percent (10%) of the outstanding Voting Shares of the Corporation and any Affiliate or Associate of any such person.

(d)	The term “Independent Director” shall mean any member of the Board of Directors who is not affiliated with or nominated by a Related Person.

(e)	“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the 1934 Act.

(f)	The term “Voting Shares”, at any time, shall mean the Common Stock and shares of any other class of capital stock of the Corporation then entitled to vote generally in the election of directors.

(g)	A majority of all Independent Directors shall have the power to make all determinations with respect to this Article TENTH, including, without limitation, the transactions that are Business Combinations, the persons who are Related Persons, the time at which a Related Person became a Related Person, and the fair market value of any assets, securities or other property, and any such determinations of such directors shall be conclusive and binding.

3.	Applicability of the OGCA. Section 1090.3 of Title 18 of the OGCA shall be applicable to this Corporation.

4.	No Effect on Fiduciary Obligations of Related Persons. Nothing contained in this Article TENTH shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

5.	Amendment, Repeal, etc. The affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding Voting Shares of the Corporation, voting together as a single class, shall be required in order to amend, repeal or adopt any provision inconsistent with this Article TENTH.

ELEVENTH

1.	Unless ~~At any time after consummation of the Merger, unless~~ otherwise specifically provided in this Certificate (including any Certificate of Designation with respect to any class or series of Preferred Stock), any action required or permitted to be taken by the shareholders of the Corporation must be effected by a vote of the shareholders at a duly called annual meeting or special meeting called for that purpose and may not be effected by any consent in writing of such shareholders.

2.	The affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding Voting Shares, voting as a single class, shall be required to amend, repeal, or adopt any provision inconsistent with this Article ELEVENTH.

TWELFTH

~~3.~~ 1.	Election. Section 1145 through 1155 of Title 18 of the OGCA, as the same may be amended, shall not apply to the ~~The name and mailing address of the Incorporator is as follows:~~

~~Name~~	~~Mailing Address~~

~~Richard Terrill~~	~~c/o Western Resources, Inc. 818 Kansas Avenue Topeka, KS 66612~~

~~The Initial directors of the~~ Corporation as ~~consist~~ of January 17, 1998.

2.

Amendment. The affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all outstanding equity securities of the Corporation, voting as a class, shall be required in order to amend this Article TWELFTH.

Each of the undersigned hereby certify that this Amended ~~John K. Rosenberg~~ and Restated Certificate of Incorporation was duly proposed by the Directors of the Corporation through the adoption of a resolution setting forth this ~~Richard Terrill~~ and Amended Restated Certificate of Incorporation, declaring its advisability and directing that it be considered at the next annual meeting of shareholders, in accordance with the provisions of Sections 1077 and 1080 of the OGCA, and that this Amended and Restated Certificate of Incorporation was subsequently adopted by the shareholders of the Corporation in the manner and by the vote prescribed in Section 1077 of the OGCA. ~~their mailing address is as follows:~~

~~c/o Western Resources, Inc.~~

~~818 Kansas Avenue~~

~~Topeka, KS 66612~~

IN WITNESS WHEREOF, the Corporation has caused this~~I have hereunto set my hand this 15th day of May, 1997, and I affirm that the foregoing~~ certificate to be signed by its Chief Executive Officer and attested by its Secretary, this              day of                     , 2008.~~is my act and deed and that the facts stated therein are true.~~

John W. Gibson, Chief Executive Officer

ATTEST:

Eric Grimshaw, Secretary

~~Name: Richard Terrill, Incorporator~~

APPENDIX C

ONEOK, INC.

EQUITY COMPENSATION PLAN

Amended and Restated February 21, 2008

1. General

1.1 Purposes.    The purposes of this Plan are (a) to provide competitive incentives that will enable the Company to attract, retain, motivate, and reward eligible Employees and Non-Employee Directors of the Company, and (b) to give the Company’s eligible Employees and Non-Employee Directors an interest parallel to the interests of the Company’s shareholders generally.

1.2 Duration of Plan.    The date of adoption and term of the Plan are as follows:

(a) The Plan was initially adopted and effective on February 17, 2005, the date of its first adoption and approval by the Board of Directors, such adoption of the Plan having been approved by the shareholders of the Company within one (1) year of that date, on May 19, 2005. The term of the Plan as so initially adopted and approved was until a termination date of February 17, 2015, or until sooner terminated by the Board of Directors.

(b) The Plan, as amended and restated in and by this instrument, is effective on an Effective Date of February 21, 2008, the date of its adoption and approval by the Board of Directors, provided that the shareholders of the Company thereafter approve it within one (1) year of that date. If the Plan, as so amended and restated, is so approved by the shareholders of the Company, it shall have an extended term and shall terminate on a termination date of February 21, 2018, or until sooner terminated by the Board of Directors.

(c) If the Plan, as so amended and restated in and by this instrument, is not so approved by the shareholders of the Company, the amendments thereto and this instrument shall not become effective and shall be of no force and effect, and the Plan shall remain in effect in accordance with its written terms and provisions as initially adopted and approved.

(d) The Plan shall remain in effect until its termination date, or until the Plan is sooner terminated by the Board of Directors, and upon its termination shall continue to be administered thereafter with respect to any Stock Incentive granted prior to the date of such termination.

(e) In no event shall a Stock Incentive be granted under the Plan more than ten (10) years from February 21, 2008, the date the Plan, as amended and restated in and by this instrument, is adopted.

2. Definitions

Unless otherwise required by the context, the following terms, when and wherever used in this Plan, shall have the meanings set forth in this Section 2.

2.1 “Beneficiary” means a person or entity (including a trust or estate), designated in writing by a Participant on such forms and in accordance with such terms and conditions as the Committee may prescribe, to whom the Participant’s rights under the Plan shall pass in the event of the death of the Participant.

2.2 “Board” or a “Board of Directors” means the Board of Directors of the Company, as constituted from time to time.

2.3 A “Change in Control” shall mean the occurrence of any of the following:

(a) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the then outstanding Shares or the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred pursuant to this Section 2(c), Shares or Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any company or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned or controlled, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(b) The individuals who, as of February 15, 2001, are members of the Board of Directors (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board of Directors; or, following a Merger which results in a Parent Company, the board of directors of the ultimate Parent Company; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c) The consummation of:

(1) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued (a “Merger”), unless such Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a Merger where:

(A) the stockholders of the Company, immediately before such Merger, own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the company resulting from such Merger (the “Surviving Company”) if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Company is not Beneficially Owned, directly or indirectly by another Person (a “Parent Company”), or (y) if there is one or more Parent Companies, the ultimate Parent Company;

(B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (i) the Surviving Company, if there is no Parent Company, or (ii) if there is one or more Parent Companies, the ultimate Parent Company; and

(C) no Person other than (1) the Company, (2) any Related Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such Merger was maintained by the Company or any Related Entity, or (4) any Person who, immediately prior to such Merger had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Voting Securities or Shares, has Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the outstanding voting securities or common stock of (i) the Surviving Company if there is no Parent Company, or (ii) if there is one or more Parent Companies, the ultimate Parent Company.

(2) A complete liquidation or dissolution of the Company; or

(3) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Related Entity or under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose or the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities if: (1) such acquisition occurs as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this subparagraph) as a result of the acquisition of Shares or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities which increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur, or (2) (A) within five business days after a Change in Control would have occurred (but for the operation of this subparagraph), or if the Subject Person acquired Beneficial Ownership of twenty percent (20%) or more of the then outstanding Shares or the combined voting power of the Company’s then outstanding Voting Securities inadvertently, then after the Subject Person discovers or is notified by the Company that such acquisition would have triggered a Change in Control (but for the operation of this subparagraph), the Subject Person notifies the Board of Directors that it did so inadvertently, and (B) within two business days after such notification, the Subject Person divests itself of a sufficient number of Shares or Voting Securities so that the Subject Person is the Beneficial Owner of less than twenty percent (20%) of the then outstanding Shares or the combined voting power of the Company’s then outstanding Voting Securities.

Notwithstanding anything in this Plan to the contrary, if an eligible Employee’s employment is terminated by the Company without Just Cause prior to the date of a Change in Control but the eligible Employee reasonably demonstrates that the termination (1) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (2) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed, such termination shall be deemed to have occurred after a Change in Control for purposes of this Plan, provided a Change in Control shall actually have occurred.

2.4 “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. References to a particular section of the Code shall include references to any related Treasury Regulations and to successor provisions.

2.5 “Committee” means the Committee appointed by the Board of Directors to administer the Plan pursuant to the provisions of section 12.1 below.

2.6 “Common Stock” means common stock, $0.01 par value, of the Company.

2.7 “Company” means ONEOK, Inc., an Oklahoma corporation, its successors and assigns, or any division or Subsidiary thereof.

2.8 “Director Fees” means all compensation and fees paid to a Non-Employee Director by the Company for his or her services as a member of the Board of Directors.

2.9 “Director Stock Award” means an award of ONEOK, Inc. Common Stock granted to a Non-Employee Director.

2.10 “Effective Date” means February 21, 2008, the date the Plan, as amended and restated in and by this instrument, is adopted, as provided in Section 1.2, above.

2.11 “Employee” means an employee of the Company, including an officer or director who is such an employee.

2.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.13 “Fair Market Value” on a particular date means the average of the high and low sale prices of a share of Common Stock in consolidated trading on the date in question as reported by The Wall Street Journal or another reputable source designated by the Committee; provided that if there were no sales on such date reported as provided above, the respective prices on the most recent prior day for which a sale was so reported. In the case of an Incentive Stock Option, if the foregoing method of determining Fair Market Value should be inconsistent with section 422 of the Code, or in the case of any other type of Stock Incentive the foregoing method is determined by the Committee, in its discretion, to not be applicable, a “Fair Market Value” shall be determined by the Committee in a manner consistent with such section of the Code, or in such other manner as the Committee, in its discretion, determines to be appropriate, and shall mean the value as so determined.

2.14 “General Counsel” means the General Counsel of the Company serving from time to time.

2.15 “Incentive Stock Option” means an option, including an Option as the context may require, intended to qualify for the tax treatment applicable to incentive stock options under section 422 of the Code.

2.16 “Just Cause” shall mean the Employee’s conviction in a court of law of a felony, or any crime or offense in a court of law of a felony, or any crime or offense involving misuse or misappropriation of money or property, the Employee’s violation of any covenant, agreement or obligation not to disclose confidential information regarding the business of the Company (or a division or Subsidiary); any violation by the Employee of any covenant not to compete with the Company (or a division or Subsidiary); any act of dishonesty by the Employee which adversely affects the business of the Company (or a division or subsidiary); any willful or intentional act of the Employee which adversely affects the business of, or reflects unfavorably on the reputation of the Company (or a division or Subsidiary); the Employee’s use of alcohol or drugs which interferes with the Employee’s performance of duties as an employee of the Company (or a division or Subsidiary); or the Employee’s failure or refusal to perform the specific directives of the Company’s Board of Directors, or its officers which directives are consistent with the scope and nature of the Employee’s duties and responsibilities with the existence and occurrence of all of such causes to be determined by the Company in its sole discretion; provided, that nothing contained in the foregoing provisions of this paragraph shall be deemed to interfere in any way with the right of the Company (or a division or Subsidiary), which is hereby acknowledged, to terminate the Employee’s employment at any time without cause.

2.17 “Non-Employee Director” means a member of the Board of Directors of the Company who is not an employee of the Company, and who qualifies as a “Non-Employee Director” under the definition of that term in SEC Rule 16b-3.

2.18 “Non-Qualified Performance Stock Incentive” means a Performance Stock Incentive granted under the Plan that is not intended to qualify as qualified performance based compensation under Section 162(m) of the Code, as described in Section 13.9.

2.19 “Non-Statutory Stock Option” means an option, including an Option as the context may require, which is not intended to qualify for the tax treatment applicable to incentive stock options under section 422 of the Code.

2.20 “Option” means an option granted under this Plan to purchase shares of Common Stock. Options may be Incentive Stock Options or Non-Statutory Stock Options.

2.21 “Participant” means an Employee who the Committee determines is in a position to contribute significantly to the growth and profitability of, or to perform services of major importance to the Company, its divisions and subsidiaries, or Non-Employee Director, who is selected by the Committee to be a Participant in the Plan and to be granted a Stock Incentive under the Plan.

2.22 “Performance Goal” means one or more criteria or standards established by the Committee to determine, in whole or in part, whether a Performance Stock Incentive shall be awarded or earned, which may include the criteria and standards established pursuant to Section 13.9.

2.23 “Performance Period” means the time period designated by the Committee during which Performance Goals must be met.

2.24 “Performance Stock Award” means a Stock Incentive providing for a grant of shares of Common Stock the award or delivery of which is subject to specified Performance Goals.

2.25 “Performance Stock Incentive” means a Stock Incentive, including without limitation, a Performance Stock Award, Performance Unit Award, Restricted Stock Award, or Restricted Unit Award providing for the award, delivery or payment of shares of Common Stock or cash, or a combination of each, that is subject to specified Performance Goals.

2.26 “Performance Unit Award” means a Stock Incentive providing for a grant of a unit or units representing an amount of cash or shares of Common Stock (including a Stock Unit as defined in Section 2.39), or a combination of each, that will be distributed in the future if continued employment and/or other specified Performance Goals or other performance criteria specified by the Committee are attained; and which Performance Goals or other performance criteria may include, without limitation, corporate, divisional or business unit financial or operating performance measures, as more particularly described in Section 13.9; and which other contingencies may include the Participant’s depositing with the Company, acquiring or retaining for stipulated time periods specified amounts of Common Stock; and the amount of Stock Incentive may, but need not be determined by reference to the market value of Common Stock.

2.27 “Plan” means the ONEOK, Inc. Equity Compensation Plan set forth in these pages, as amended from time to time.

2.28 “Plan Year” means the calendar year beginning on January 1 and ending the next December 31.

2.29 “Qualified Performance Stock Incentive” means a Performance Stock Incentive granted under the Plan that is intended to qualify as qualified performance based compensation under Section 162(m) of the Code, as described in Section 13.9.

2.30 “Restricted Stock Award” means shares of Common Stock which are issued or transferred to a Participant under Section 6, below, and which will become free of restrictions specified by the Committee if continued employment and/or Performance Goals or other performance criteria specified by the Committee are attained; and which Performance Goals or other criteria, circumstances or conditions arise, exist or are satisfied; and which may but need not include, without limitation, corporate, divisional or business unit financial or operating performance measures, as more particularly described in Section 13.9

2.31 “Restricted Unit Award” means a Stock Incentive providing for a grant of a unit or units representing an amount of cash or shares of Common Stock or a combination of each, which become free of restrictions specified by the Committee if continued employment and/or Performance Goals or other criteria, circumstances or conditions arise, exist or are attained; and which may but need not include, without limitation, corporate, divisional or business unit financial or operating performance measures, as more particularly described in Section 13.9.

2.32 “SEC Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act, as such rule or any successor rule may be in effect from time to time.

2.33 “Secretary” means the Secretary of the Company.

2.34 “Section 16 Person” means a person subject to Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.35 “Share” or “shares” means a share or shares of Common Stock, par value $.01 per share of the Company.

2.36 “Stock Appreciation Right” means a right granted to a Participant denominated in shares of Common Stock, to receive, upon exercise of the right (or both the right and a related Option, if applicable in the case of issuance in tandem with an Option), an amount, payable in shares of Common Stock, in cash, or a combination thereof that does not exceed the excess of the Fair Market Value of the share or shares of Common Stock on the date such right is exercised over the base price of such share or shares provided in and for such right on the date such right is granted, as determined by the Committee.

2.37 “Stock Bonus Award” means an amount of cash or shares of Common Stock which is distributed to a Participant or which the Committee agrees to distribute in the future to a Participant in lieu of, or as a supplement to, any other compensation that may have been earned by services rendered prior to the date the distribution is made. Unless otherwise determined by the Committee, the amount of the award shall be determined by reference to the Fair Market Value of Common Stock. Performance Stock Awards, Performance Unit Awards, Restricted Stock Awards and Restricted Unit Awards are specific types of Stock Bonus Awards.

2.38 “Stock Incentive” means an award granted under this Plan in one of the forms provided for in Section 3.

2.39 “Stock Unit” means a unit evidencing the right to receive under certain conditions or in specified circumstances one (1) share of Common Stock or equivalent value, as determined by the Committee.

2.40 “Subsidiary” means a corporation or other form of business association of which shares (or other ownership interest) having more than fifty percent (50%) of the voting power are or in the future become owned or controlled, directly or indirectly, by the Company; provided, however, that in the case of an Incentive Stock Option, the term “Subsidiary” shall mean a Subsidiary (as defined by the preceding clause) which is also a “subsidiary corporation” as defined in Section 424(f) of the Code.

2.41 “Time-Lapse Restricted Stock Incentive” means a Restricted Stock Award, Restricted Unit Award, or any other Stock Incentive the award of which is based solely on continued employment with the Company for a specified period of time.

3. Grants of Stock Incentives

3.1 Stock Incentives to Employees/Participants.    Subject to the provisions of the Plan, the Committee may at any time, or from time to time, grant Stock Incentives to one or more Employees that the Committee selects to be a Participant in the Plan, which may be (i) Stock Bonus Awards, which may, but need not be Performance Stock Awards, Performance Unit Awards or Restricted Stock Awards, Restricted Unit Awards and/or (ii) Options, which may be Incentive Stock Options or Non-Statutory Stock Options, and/or (ii) Stock Appreciation Rights.

3.2 Non-Employee Director Awards.    Subject to the provisions of the Plan, the Committee shall grant Director Stock Awards to Non-Employee Directors in accordance with Section 9 of the Plan. Notwithstanding anything else otherwise expressed or implied in the Plan, no other form of Stock Incentive shall be granted to

Non-Employee Directors under the Plan, and in no event shall any grant of an Incentive Stock Option be made to a Non-Employee Director.

3.3 Modifications.    After a Stock Incentive has been granted,

(a) the Committee may waive any term or condition thereof that could have been excluded from such Stock Incentive when it was granted, and

(b) with the written consent of the affected Participant, may amend any Stock Incentive after it has been granted to include (or exclude) any provision which could have been included in (or excluded from) such Stock Incentive when it was granted, and no additional consideration need be received by the Company in exchange for such waiver or amendment;

(c) provided, that modification of any Option granted under the Plan shall be subject to the prohibition of repricing of Options stated in Section 7.9.

3.4 Forms of Stock Incentives.    A particular form of Stock Incentive may be granted to a Participant either alone or in addition to other Stock Incentives hereunder. The provisions of particular forms of Stock Incentives need not be the same for each Participant.

4. Stock Subject to the Plan

4.1 Shares Authorized.    The maximum number of shares of Common Stock authorized to be issued or transferred pursuant to all Stock Incentives granted under the Plan shall be five million (5,000,000) shares, subject to the provisions governing restoration of shares stated below in Section 4.4 and the provisions for adjustment in Section 11. The maximum number of five million (5,000,000) shares authorized consists of the three million (3,000,000) shares authorized to be issued or transferred on and after the date of initial adoption of the Plan on February 17, 2005, as approved by shareholders of the Company on May 19, 2005, and an additional two million (2,000,000) shares authorized to be issued and transferred by amendment of the Plan and this Section 4.1, adopted and approved by the Board of Directors on February 21, 2008, and approved by shareholders of the Company on May 15, 2008.

4.2 Grant, Award Limitations.    Notwithstanding the foregoing, in addition to the overall maximum limitation in Section 4.1,

(a) The maximum number of shares of Common Stock with respect to which Options or Stock Appreciation Rights may be granted or issued to any one (1) Employee or Participant in any Plan Year is five hundred thousand (500,000);

(b) The maximum number of shares of Common Stock with respect to which Stock Incentives other than Options or Stock Appreciation Rights may be granted or issued to any one (1) Employee or Participant in any Plan Year is five hundred thousand (500,000);

(c) The maximum aggregate number of shares of Common Stock and the maximum dollar amount that may be issued or paid as Performance Stock Incentives to any one (1) Employee or Participant in any Plan Year are five hundred thousand (500,000) shares of Common Stock, and Ten Million Dollars ($10,000,000), respectively;

(d) The maximum aggregate number shares of Common Stock that may be issued under the Plan through the granting of Time-Lapse Restricted Stock Incentives is two million (2,000,000);

(e) The maximum aggregate number of shares of Common Stock that may be issued under the Plan through the granting of Incentive Stock Options is one million seven hundred thousand (1,700,000); and

(f) The exercise of Incentive Stock Options is also subject to the calendar year dollar limitation provided in Section 422(d) of the Code and Section 7.6.

4.3 Source of Shares.    Such shares may be authorized but unissued shares of Common Stock, shares of Common Stock held in treasury, whether acquired by the Company specifically for use under this Plan or otherwise, or shares issued or transferred to, or otherwise acquired by, a trust pursuant to Section 13.5, as the Committee may from time to time determine, provided, however, that any shares acquired or held by the Company for the purposes of this Plan shall, unless and until issued or transferred to a trust pursuant to Section 13.5, or to a Participant in accordance with the terms and conditions of a Stock Incentive, be and at all times remain authorized but unissued shares or treasury shares (as the case may be), irrespective of whether such shares are entered in a special account for purposes of this Plan, and shall be available for any corporate purpose.

4.4 Restoration and Retention of Shares.    If any shares of Common Stock subject to a Stock Incentive shall not be issued or transferred to a Participant and shall cease to be issuable or transferable to a Participant because of the termination, expiration or cancellation, in whole or in part, of such Stock Incentive or for any other reason, or if any such shares shall, after issuance or transfer, be reacquired by the Company because of the Participant’s failure to comply with the terms and conditions of a Stock Incentive or for any other reason, the shares not so issued or transferred, or the shares so reacquired by the Company, as the case may be, shall no longer be charged against the limitation provided for in Section 4.1 and may be used thereafter for additional Stock Incentives under the Plan; to the extent a Stock Incentive under the Plan is settled or paid in cash, shares subject to such Stock Incentive will not be considered to have been issued and will not be applied against the maximum number of shares of Common Stock provided for in Section 4.1. If a Stock Incentive may be settled in shares of Common Stock or cash, such shares shall be deemed issued only when and to the extent that settlement or payment is actually made in shares of Common Stock; to the extent a Stock Incentive is settled or paid in cash, and not shares of Common Stock, any shares previously reserved for issuance or transfer pursuant to such Stock Incentive will again be deemed available for issuance or transfer under the Plan; and the maximum number of shares of Common Stock that may be issued or transferred under the Plan shall be reduced only by the number of shares actually issued and transferred to the Participant. If a Participant pays the purchase price of shares subject to an Option or applicable taxes by surrendering shares of Common Stock in accordance with the provisions of 7.2, the number of shares surrendered shall be added back to the number of shares available for issuance or transfer under the Plan so that the maximum number of shares that may be issued or transferred under the Plan pursuant to Section 4.1 shall have been charged only for the net number of shares issued or transferred pursuant to the Option exercise.

5. Eligibility

An Employee who the Committee determines is in a position to contribute significantly to the growth and profitability of, or to perform services of major importance to, the Company, its divisions and Subsidiaries shall be eligible and may be designated by the Committee to participate in the Plan and be granted Stock Incentives as determined by the Committee, in its sole discretion, under the Plan. Subject to the provisions of the Plan, the Committee shall from time to time, in its sole discretion, select from such eligible Employees those to whom Stock Incentives shall be granted and determine the number of Shares to be granted and the form and terms of the such Stock Incentives. Non-Employee Directors shall be eligible to be granted Stock Incentives and to become Participants in the Plan to the extent provided in Sections 3.2 and 9 of the Plan.

6. Stock Bonus Awards, Performance Stock Awards, Performance Unit Awards, Restricted Stock Awards and Restricted Unit Awards

Stock Bonus Awards, Performance Stock Awards, Performance Unit Awards, Restricted Stock Awards and Restricted Unit Awards shall be subject to the following provisions:

6.1 Grants.    An eligible Employee may be granted a Stock Bonus Award, Performance Stock Award, Performance Unit Award, Restricted Stock Award, or Restricted Unit Award, and a Non-Employee Director may be granted a Director Stock Award, whether or not he or she is eligible to receive similar or dissimilar incentive compensation under any other plan or arrangement of the Company.

6.2 Issuance of Shares.    Shares of Common Stock subject to a Stock Bonus Award, Performance Stock Award, Performance Unit Award, Restricted Stock Award or Restricted Unit Award, may be issued or transferred to a Participant at the time such Award is granted, or at any time subsequent thereto, or in installments from time to time, and subject to such terms and conditions, as the Committee shall determine. In the event that any such issuance or transfer shall not be made to the Participant at the time such Award is granted, the Committee may but need not provide for payment to such Participant, either in cash or shares of Common Stock, from time to time or at the time or times such shares shall be issued or transferred to such Participant, of amounts not exceeding the dividends which would have been payable to such Participant in respect of such shares (as adjusted under Section 11) if such shares had been issued or transferred to such Participant at the time such Award was granted.

6.3 Cash Settlement.    Any Stock Bonus Award, Performance Stock Award, Performance Unit Award, Restricted Stock Award, or Restricted Unit Award may, in the discretion of the Committee, be settled or paid in cash, or shares of Common Stock, or in either cash or shares of Common Stock. If a Stock Incentive is settled or paid in cash, such settlement and/or payment shall be made on each date on which shares would otherwise have been delivered or become unrestricted, in an amount equal to the Fair Market Value on such date of the shares which would otherwise have been delivered or become unrestricted and the number of shares for which such cash payment is made shall be added back to the maximum number of shares available for use under the Plan. Shares of Common Stock shall be deemed to be issued only when and to the extent that a Stock Bonus Award, Performance Stock Award, Performance Unit Award, Restricted Stock Award, Restricted Unit Award or other Stock Incentive under the Plan is actually settled or paid in shares of Common Stock; and to the extent a Stock Incentive is settled or paid in cash, and not shares of Common Stock, any shares previously reserved for issuance or transfer pursuant to such Stock Incentive will again be deemed available for issuance or transfer under the Plan.

6.4 Terms of Awards.    Stock Bonus Awards, Performance Stock Awards, Performance Unit Awards, Restricted Stock Awards and Restricted Unit Awards, shall be subject to such terms and conditions, including, without limitation, restrictions on the sale or other disposition of the shares issued or transferred pursuant to such Award, and conditions calling for forfeiture of the Award or the shares issued or transferred pursuant thereto in designated circumstances, as the Committee shall determine; provided, however, that upon the issuance or transfer of shares to a Participant pursuant to any such Award, the recipient shall, with respect to such shares, be and become a shareholder of the Company fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder except to the extent otherwise provided in the Award. All or any portion of a Stock Bonus Award may but need not be made in the form of a Performance Stock Award, a Performance Unit Award, a Restricted Stock Award or a Restricted Unit Award.

6.5 Loans Prohibited.    The Committee shall not, without prior approval of the Company’s shareholders, grant any Stock Incentive that provides for the making of a loan or other extension of credit, directly or indirectly, by the Company or Plan to an Employee, Participant, officer of the Company or any other person in connection with the grant, award or payment of such Stock Incentive.

6.6 Written Instrument.    Each Stock Bonus Award, Performance Stock Award, Performance Unit Award, Restricted Stock Award and Restricted Unit Award shall be evidenced in writing as authorized and provided for in Section 12.4.

6.7 Director Awards.    Director Stock Awards shall be granted as determined by the Committee in accordance with the provisions of Section 9, and as otherwise provided by this Plan.

7. Options

Options shall be subject to the following provisions:

7.1 Option Price.    Subject to the provisions of Section 10, the purchase price per share shall be, in the case of an Incentive Stock Option, a Non-Statutory Stock Option, or any other Option granted under the Plan, not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Option is granted (or in the case of any optionee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporation, not less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted).

7.2 Payment of Option Price.    The purchase price of shares subject to an Option may be paid in whole or in part (i) in cash, (ii) by bank-certified, cashier’s or personal check subject to collection, (iii) if so provided in the Option and subject to such terms and conditions as the Committee may impose, by delivering to the Company a properly executed exercise notice together with a copy of irrevocable instructions to a stockbroker to sell immediately some or all of the shares acquired by exercise of the Option and to deliver promptly to the Company an amount of sale proceeds (or, in lieu of or pending a sale, loan proceeds) sufficient to pay the purchase price, or (iv) if so provided in the Option and subject to such terms and conditions as are specified in the Option, in shares of Common Stock or other property surrendered to the Company. Property for purposes of this section shall include an obligation of the Company unless prohibited by applicable law. Shares of Common Stock thus surrendered shall be valued at their Fair Market Value on the date of exercise. Any such other property thus surrendered shall be valued at its fair market value on any reasonable basis established or approved by the Committee. Notwithstanding any other provision of the Plan, the Committee shall not, without prior approval of the Company’s shareholders, grant an Option or any other Stock Incentive that provides for the making of a loan or other extension of credit, directly or indirectly, by the Company or Plan to an Employee, Participant, officer of the Company, or any other person in connection with the grant, exercise, payment or award of any such Option or other Stock Incentive.

7.3 Option Terms.    Options may be granted for such lawful consideration, including money or other property, tangible or intangible, or labor or services received or to be received by the Company, as the Committee may determine when the Option is granted, including the agreement of the optionee to remain in the employ of the Company or one or more of its Subsidiaries at the pleasure of the Company for such period, and on such terms, as are more particularly provided for therein. Property for purposes of the preceding sentence shall include an obligation of the Company unless prohibited by applicable law. Subject to the foregoing and the other provisions of this Section 7, each Option may be exercisable in full at the time of grant or may become exercisable in one or more installments, at such time or times and subject to satisfaction of such terms and conditions as the Committee may determine. The Committee may at any time accelerate the date on which an Option becomes exercisable, and no additional consideration need be received by the Company in exchange for such acceleration. Unless otherwise provided in the Option, an Option, to the extent it becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the Option.

7.4 Exercise by Optionee.    Each Option shall be exercisable during the life of the optionee only by him or her or his or her guardian or legal representative, and after the death of the optionee only by his or her Beneficiary or, absent a Beneficiary, by his or her estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution; provided, that an Option that is made transferable by its terms and approved by the Committee pursuant to Section 12.1 shall be exercisable by a permissible transferee in accordance with the terms of the Option. Each Option shall expire at such time or times as the Committee may determine; provided, that notwithstanding any other provision of this Plan, (i) no Option shall be exercisable after the expiration of ten (10) years from the date the Option was granted, and (ii) no Incentive Stock Option which is granted to any optionee who, at the time such Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporation, shall be exercisable after the expiration of five (5) years from the date such

Option is granted. If an Option is granted for a term of less than ten (10) years, the Committee may, at any time prior to the expiration of the Option, extend its term for a period ending not later than the expiration of ten (10) years from the date the Option was granted, and no additional consideration need be received by the Company in exchange for such extension. The Committee may but need not provide for an Option to be exercisable after termination of employment until its fixed expiration date (or until an earlier date or specified event occurs).

7.5 Exercise of Option.    An Option shall be considered exercised if and when written notice, signed by the person exercising the Option, or an electronic communication if such communication is authorized and approved by the Committee in the terms of the Option, and stating the number of shares with respect to which the Option is being exercised, is received by the Secretary in or on a form approved for such purpose by the Committee, accompanied by full payment of the Option exercise price in one or more forms of payment authorized by the Committee described in Section 7.2, for the number of share purchased. No Option may at any time be exercised with respect to a fractional share.

7.6 Incentive Stock Options.    An Option may, but need not, be an Incentive Stock Option. All shares of Common Stock which may be made subject to Stock Incentives under this Plan may be made subject to Incentive Stock Options; provided that the aggregate Fair Market Value (determined as of the time the Option is granted) of the stock with respect to which Incentive Stock Options may be exercisable for the first time by any Employee during any calendar year (under all plans, including this Plan, of his or her employer corporation and its parent and subsidiary corporations) shall not exceed One Hundred Thousand Dollars ($100,000) or such other amount, if any, as may apply under the Code. In no event shall an Incentive Stock Option be granted under the Plan more than ten (10) years from and after the date the Plan is adopted, or the date the Plan is approved by the shareholders of the Company, whichever is earlier.

7.7 Written Instrument.    Each Option shall be evidenced in writing as authorized and provided for in Section 13.4. An Option, if so approved by the Committee, may include terms, conditions, restrictions and limitations in addition to those provided for in this Plan including, without limitation, terms and conditions providing for the transfer or issuance of shares, on exercise of an Option, which may be non-transferable and forfeitable to the Company in designated circumstances.

7.8 Restored or Reload Options Prohibited.    Notwithstanding any other provision of the Plan, the Committee shall not, without prior approval of Company’s shareholders, grant an Incentive Stock Option, Non-Statutory Option or other form of Option under this Plan containing any provision pursuant to which the optionee is to be granted a restored or reload Option of any kind by reason of the exercise of all or part of an Option by paying all or part of the exercise price of such Option by surrendering shares of Common Stock.

7.9 Repricing Prohibited.    Notwithstanding any other provision of the Plan, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Stock Incentives may not be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other Stock Incentives or Options with an exercise price that is less than the exercise price of the original Options without Company shareholder approval.

7.10 Regulatory Compliance.    No Option shall be exercisable unless and until the Company (i) obtains the approval of all regulatory bodies whose approval the General Counsel may deem necessary or desirable, and (ii) complies with all legal requirements deemed applicable by the General Counsel.

8. Stock Appreciation Rights

8.1 General.    Subject to the terms of the Plan, Stock Appreciation Rights may be granted to Employees by the Committee upon such terms and conditions as the Committee determines; provided, that the base price per share of a freestanding Stock Appreciation Right shall be not less than one hundred percent (100%) of the Fair Market Value of a share of the Common Stock on the date of grant of a Stock Appreciation Right; and such Stock Appreciation Right shall be exercisable, or be forfeited or expire upon such terms as the Committee determines and are made a part of such Stock Appreciation Right.

8.2 Stock Appreciation Rights, Options.    Stock Appreciation Rights may be granted by the Committee as freestanding Stock Incentives or in tandem with Options. A tandem Stock Appreciation Right may be included in an Option at the time the Option is granted or by amendment of the Option. Exercise of any such a tandem Stock Appreciation Right will be deemed to surrender the related Option for cancellation and vice versa.

8.3 Exercise.    A Stock Appreciation Right shall be exercised by delivery of written notice (including facsimile or electronic transmittal) to the Committee setting forth the number of shares with respect to which the Stock Appreciation Right is exercised and date of exercise, at such time and as otherwise prescribed in the Stock Appreciation Right.

8.4 Settlement.    A Stock Appreciation Right may be settled or paid in either cash, shares of Common Stock, or a combination thereof in accordance with its terms. If a Stock Appreciation Right is settled or paid in shares of Common Stock, such shares shall be deemed to be issued hereunder only when and to the extent that settlement or payment is actually made in shares of Common Stock. To the extent that a Stock Appreciation Right is actually settled in cash and not shares of Common Stock, any shares previously reserved for issuance or transfer pursuant to such Stock Appreciation Right shall again be deemed available for issuance or transfer under the Plan; and the maximum number of shares of Common Stock that may be issued under the Plan shall not be reduced by any actual settlement of a Stock Appreciation Right in cash.

8.5 Written Instrument.    Each Stock Appreciation Right granted shall be evidenced in writing as authorized and provided in Section 13.4.

8.6 Repricing Prohibited.    Notwithstanding any other provision of the Plan, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Stock Incentives may not be amended to reduce the exercise price of outstanding Stock Appreciation Rights or cancel outstanding Stock Appreciation Rights in exchange for cash, other Stock Incentives or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Appreciation Rights without Company shareholder approval.

9. Director Stock Awards

9.1 General. Each Non-Employee Director Participant shall receive such portion of his or her Director Fees in Common Stock as shall be established from time to time by the Board, with the remainder of such Director Fees to be payable in cash or in Common Stock as elected by the Non-Employee Director Participant in accordance with Section 9.2.

9.2 Non-Employee Director Election.    Each Non-Employee Director Participant shall have an opportunity to elect to have the remaining portion of his or her Director Fees paid in cash or shares of Common Stock or a combination thereof. Except for the initial election pursuant to the adoption of the Plan, or the Director’s election to the Board, any such election shall be made in writing and must be made at least thirty (30) days before the beginning of the Plan Year in which the services are to be rendered giving rise to such Director Fees and may not be changed thereafter except by timely written election as to Director Fees for services to be rendered in a subsequent Plan Year. In the absence of such an election, such remaining portion of the Director Fees of a

Non-Employee Director shall be paid entirely in cash. Nothing contained in this Section 9.2 shall be interpreted in such a manner as would disqualify the Plan for treatment as a “formula plan” under Rule 16b-3 pursuant to which the terms and conditions of each transaction authorized by Section 9.1 are fixed in advance by the relevant terms and provisions thereof.

9.3 Share Awards.    The number of shares of Common Stock to be paid and distributed to a Non-Employee Director under the provisions of Sections 9.1 and 9.2, shall be determined by dividing the dollar amount of his or her Director Fees (which the Board has established, and/or such Non-Employee Director has elected) to be paid in Common Stock on any payment date by the Fair Market Value of a share of Common Stock on that date. Except as may otherwise be directed by the Committee, in its sole discretion, the payment and distribution of such shares to a Non-Employee Director shall be on or within five days after the date such Director Fees would otherwise have been paid to him or her in cash.

10. Certain Change in Control, Termination of Employment and Disability Provisions

Notwithstanding any provision of the Plan to the contrary, any Stock Incentive which is outstanding but not yet exercisable, vested or payable at the time of a Change in Control shall become exercisable, vested and payable at that time; provided, that if such Change in Control occurs less than six months after the date on which such Stock Incentive was granted and if the consideration for which such Stock Incentive was granted consisted in whole or in part of future services, then such Stock Incentive shall become exercisable, vested and payable at the time of such Change in Control only if the Participant agrees in writing (if requested to do so by the Committee in writing) to remain in the employ of the Company or a Subsidiary at least through the date which is six months after the date such Stock Incentive was granted with substantially the same title, duties, authority, reporting relationships and compensation as on the day immediately preceding the Change in Control. Any Option affected by the preceding sentence shall remain exercisable until it expires or terminates pursuant to its terms and conditions. Subject to the foregoing provisions of this Section 10, the Committee may at any time, and subject to such terms and conditions as it may impose:

(a) authorize the holder of an Option to exercise the Option following the termination of the Participant’s employment with the Company and its Subsidiaries, or following the Participant’s disability, whether or not the Option would otherwise be exercisable following such event, provided that in no event may an Option be exercised after the expiration of its term;

(b) grant Options which become exercisable only in the event of a Change in Control;

(c) authorize a Stock Bonus Award, Performance Stock Award, Performance Unit Award, Restricted Stock Award, or Restricted Unit Award to become non-forfeitable, fully earned and payable upon or following (i) the termination of the Participant’s employment with the Company and its Subsidiaries, or (ii) the Participant’s disability, whether or not the Award would otherwise become non-forfeitable, fully earned and payable upon or following such event;

(d) grant Stock Bonus Awards, Performance Stock Award, Performance Unit Awards, Restricted Stock Awards or Restricted Unit Awards which become non-forfeitable, fully earned and payable only in the event of a Change in Control; and

(e) provide in advance or at the time of Change in Control for cash to be paid in settlement of any Option, Stock Bonus Award, Performance Stock Award, Performance Unit Award, Restricted Stock Award or Restricted Unit Award in the event of a Change in Control, either at the election of the Participant or at the election of the Committee.

11. Adjustment Provisions

In the event that any recapitalization, or reclassification, split-up or consolidation of shares of Common Stock shall be effected, or the outstanding shares of Common Stock shall be, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities or property of the Company or any other entity or person, or a record date for determination of holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock or other property (other than normal cash dividends) shall occur, (i) the number and class of shares or other securities or property that may be issued or transferred pursuant to Stock Incentives thereafter granted or that may be optioned or awarded under the Plan to any Participant, (ii) the number and class of shares or other securities or property that may be issued or transferred under outstanding Stock Incentives, (iii) the purchase price to be paid per share under outstanding and future Stock Incentives, and (iv) the price to be paid per share by the Company or a Subsidiary for shares or other securities or property issued or transferred pursuant to Stock Incentives which are subject to a right of the Company or a Subsidiary to reacquire such shares or other securities or property, shall in each case be equitably adjusted; provided that with respect to Incentive Stock Options any such adjustments shall comply with Sections 422 and 424 of the Code.

12. Administration

12.1 Committee.    The Plan shall be administered by a committee of the Board of Directors consisting of two or more non-employee directors appointed from time to time by the Board of Directors. A majority of the Committee members shall constitute a quorum. The acts of a majority of the Committee members at a meeting at which a quorum is present or acts approved in writing by a majority of the Committee members shall be deemed acts of the Committee. Each member of the Committee shall satisfy such criteria of independence as the Board of Directors may establish and such regulatory or listing requirements as the Board of Directors may determine to be applicable or appropriate. No person shall be appointed to or shall serve as a member of such Committee unless at the time of such appointment and service he or she shall be a “Non-Employee Director,” as defined in SEC Rule 16b-3. Unless the Board of Directors determines otherwise, the Committee shall be comprised solely of “outside directors” within the meaning of Section 162(m)(4)(C)(i) of the Code.

12.2 Committee Authority, Rules, Interpretations of Plan.    The Committee may establish such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem necessary for the proper administration of the Plan, and may amend or revoke any rule or regulation so established. The Committee shall, subject to the provisions of the Plan, have full power to interpret, administer and construe the Plan and any instruments issued under the Plan and full authority to make all determinations and decisions thereunder including without limitation the authority to (i) select the Participants in the Plan, (ii) determine when Stock Incentives shall be granted, (iii) determine the number of shares to be made subject to each Stock Incentive, (iv) determine the type of Stock Incentive to grant, (v) determine the terms and conditions of each Stock Incentive, including the exercise price, in the case of an Option, (vi) prescribe the terms and forms of written instruments evidencing Stock Incentives granted pursuant to and in accordance with the Plan and other forms necessary for administration of the Plan, and (vii) approve any transaction involving a Stock Incentive for a Section 16 Person (other than a “Discretionary Transaction” as defined in SEC Rule 16b-3) so as to exempt such transaction under SEC Rule 16b-3; provided, that any transaction under the Plan involving a Section 16 Person also may be approved by the Board of Directors, or may be approved or ratified by the shareholders of the Company, in the manner that exempts such transaction under SEC Rule 16b-3. The interpretation by the Committee of the terms and provisions of the Plan and any instrument or other evidence of a Stock Incentive issued thereunder, and its administration thereof, and all action taken by the Committee, shall be final, binding, and conclusive on the Company, the shareholders of the Company, Subsidiaries, all Participants and employees, and upon their respective Beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.

12.3 Limitation of Liability.    Members of the Board of Directors and members of the Committee acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties.

13. General Provisions

13.1 Nontransferability.    Any provision of the Plan to the contrary notwithstanding, any Stock Incentive issued under the Plan, including without limitation any Option, shall not be transferable by the Participant other than by will or the laws of descent and distribution or to a Beneficiary designated by the Participant, unless the instrument evidencing the Stock Incentive expressly so provides (or is amended to so provide) and is approved by the Committee; and any purported transfer of an Incentive Stock Option to a Beneficiary, or other transferee, shall be effective only if such transfer is, in the opinion of the General Counsel, permissible under and consistent with SEC Rule 16b-3 or Section 422 of the Code, as the case may be. Notwithstanding the foregoing, a Participant may transfer any Stock Incentive granted under this Plan, other than an Incentive Stock Option, to members of his or her immediate family (defined as his or her children, grandchildren and spouse) or to one or more trusts for the benefit of such immediate family members or partnerships in which such immediate family members are the only partners if (and only if) the instrument evidencing such Stock Incentive expressly so provides (or is amended to so provide) and is approved by the Committee; provided, that under no circumstances shall any transfer of a Stock Incentive be made for value or consideration to the Participant. Any such transferred Stock Incentive shall continue to be subject to the same terms and conditions that were applicable to such Stock Incentive immediately prior to its transfer (except that such transferred Stock Incentive shall not be further transferable by the transferee inter vivos, except for transfer back to the original Participant holder of the Stock Incentive) and provided, further, that the foregoing provisions of this sentence shall apply to Section 16 Persons only if the General Counsel determines that doing so would not jeopardize any exemption from Section 16 of the Exchange Act (including without limitation SEC Rule 16b-3) for which the Company intends Section 16 Persons to qualify. The designation of a Beneficiary by a Participant pursuant to Section 13.15 is not a transfer for purposes of the foregoing provisions of this paragraph.

13.2 No Employment Contract.    Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any person any right to continue in the employment of the Company or a Subsidiary, or shall affect the right of the Company or a Subsidiary to terminate the employment of any person at any time with or without cause.

13.3 Right to Shares.    No shares of Common Stock shall be issued or transferred pursuant to a Stock Incentive unless and until all legal requirements applicable to the issuance or transfer of such shares have, in the opinion of the General Counsel, been satisfied. Any such issuance or transfer shall be contingent upon the person acquiring the shares giving the Company any assurances the General Counsel may deem necessary or desirable to assure compliance with all applicable legal requirements.

13.4 Written Instrument.    A Stock Incentive granted under this Plan shall be evidenced in writing in such manner as the Committee determines, including, without limitation, by written or physical instrument, by electronic communication, or by book entry. Such written evidence of a Stock Incentive shall contain the terms and conditions thereof, consistent with this Plan, which shall be incorporated in it by reference. In the event of any dispute or discrepancy regarding the terms of a Stock Incentive, the records of the Board of Directors and Committee shall be determinative.

13.5 Limitation of Interest.    No person (individually or as a member of a group) and no Beneficiary or other person claiming under or through him or her, shall have any right, title or interest in or to any shares of Common Stock (i) issued or transferred to, or acquired by, a trust, (ii) allocated, or (iii) reserved for the purposes of this Plan, or subject to any Stock Incentive except as to such shares of Common Stock, if any, as shall have been issued or transferred to him or her. The Committee may (but need not) provide at any time or from time to time (including without limitation upon or in contemplation of a Change in Control) for a number of shares of

Common Stock, equal to the number of such shares subject to Stock Incentives then outstanding, to be issued or transferred to, or acquired by, a trust (including but not limited to a grantor trust) for the purpose of satisfying the Company’s obligations under such Stock Incentives, and, unless prohibited by applicable law, such shares held in trust shall be considered authorized and issued shares with full dividend and voting rights, notwithstanding that the Stock Incentives to which such shares relate shall not have been exercised or may not be exercisable or vested at that time.

13.6 Withholdings.    The Company and its Subsidiaries may make such provisions as they may deem appropriate for the withholding of any taxes which they determine they are required to withhold in connection with any Stock Incentive. Without limiting the foregoing, the Committee may, subject to such terms and conditions as it may impose, permit or require any withholding tax obligation arising in connection with the grant, exercise, vesting, distribution or payment of any Stock Incentive to be satisfied in whole or in part, with or without the consent of the Participant, by having the Company withhold all or any part of the shares of Common Stock that vest or would otherwise be distributed at such time. Any shares so withheld shall be valued at their Fair Market Value on the date of such withholding.

13.7 Other Plans.    Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to directors, officers or employees generally, or to any class or group of such persons, which the Company or any Subsidiary now has or may hereafter lawfully put into effect, including, without limitation, any incentive compensation, retirement, pension, group insurance, stock purchase, stock bonus or stock option plan.

13.8 Section 16 Exemption Requirements.    Any provision of the Plan to the contrary notwithstanding, except to the extent that the Committee determines otherwise, transactions by and with respect to Section 16 Persons under the Plan are intended to qualify for any applicable exemptions provided by SEC Rule 16b-3, and the provisions of the Plan and Stock Incentives granted under the Plan shall be administered, interpreted and construed to carry out such intent and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

13.9 Section 162(m) Qualification.    Any provision of the Plan to the contrary notwithstanding, except to the extent the Committee determines otherwise, transactions with respect to persons whose remuneration would not be deductible by the Company but for compliance with the provisions of Section 162(m) of the Code are intended to be Qualified Performance Stock Incentives that comply with the provisions of Section 162(m) of the Code. The Plan is also intended to give the Committee the authority to award Stock Incentives that are Qualified Performance Stock Incentive awards that qualify as performance-based compensation under Section 162(m) of the Code, as well as Stock Incentives that are Non-Qualified Performance Stock Incentive awards that do not so qualify. Every provision of the Plan shall be administered, interpreted and construed to carry out such intent and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded. In administration and interpretation of the Plan:

(a) Performance Stock Incentives granted to Employees under the Plan that are intended to be Qualified Performance Stock Incentives shall be paid, vested or otherwise awarded and delivered solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee in writing. A Performance Goal shall generally be pre-established prior to commencement of the Performance Period, and in no event later than the earlier of (i) ninety (90) days after the commencement of the period of service to which a Performance Goal relates, provided, that the outcome is substantially uncertain at the time the Performance Goal is established, and (ii) the lapse of twenty-five percent (25%) of the period of service (as scheduled in good faith at the time the Performance Goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal shall be deemed objective if a third party having knowledge of the relevant facts could determine if it is met. Such a Performance Goal may be based on one or more business performance criteria that apply to a Participant, one or more business units, subsidiaries, divisions or sectors of the Company, or the Company as a whole, and if so determined by the Committee, by comparison with a designated peer group of companies or businesses. A Performance Goal may include one or more of the following criteria or standards: (i) increased revenue, (ii) net income measures, including without limitation, income after capital costs, and income before or after taxes, (iii) stock price measures, including without limitation, growth measures and total stockholder return, (iv) market share, (v) earnings per share (actual or targeted growth), (vi) earnings before interest, taxes, depreciation, and amortization, (vii) economic value added, (viii) cash flow measures, including without limitation, net cash flow, and net cash flow before financing activities, (ix) return measures, including without limitation, return on equity, return on average assets, return on capital, risk adjusted return on capital, return on investors’ capital and return on average equity, (x) operating measures, including without limitation, operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes, and production efficiency, (xi) expense measures, including but not limited to, finding and development costs, overhead costs, and general and administrative expense, (xii) margins, (xiii) shareholder value, (xiv) total shareholder return, (xv) reserve addition, (xvi) proceeds from dispositions, (xvii) total market value, and (xviii) corporate value criteria or standards including, without limitation, ethics, environmental and safety compliance.

(b) A Performance Goal need not be based upon an increase or a positive result under a particular business criterion, and may include, the maintaining of the status quo or limiting economic or financial losses measured by reference to specific business criteria. A Performance Goal must include business criteria, and a Performance Goal shall not be established or be considered to exist based on the mere continued employment of an Employee.

(c) Performance Goals may be identical for all Participants, or may be different for one or more Participants, as determined by the Committee in its sole discretion.

(d) In interpreting the provisions of the Plan and Stock Incentives granted under the Plan applicable to Qualified Performance Stock Incentives, it is intended that the Plan will conform with the standards and requirements of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2), and any successor provisions of the Code and Treasury Regulations as to Stock Incentives granted to those Employees whose compensation is, or likely to be, subject to Section 162(m) of the Code, and the Committee in establishing Performance Goals and interpreting the Plan and Stock Incentives shall be guided by such provisions, as it determines, in its sole discretion.

(e) Prior to the payment or distribution of any compensation based upon the achievement of Performance Goals for a Qualified Performance Stock Incentive, the Committee shall certify in writing that the applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. The approved minutes of a Committee meeting or written memorandum of action of the Committee without a meeting in which the certification is made may be treated as a written certification. Certification by the Committee is not required for compensation that is attributable solely to the increase in the value of the Common Stock.

(f) Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Stock Incentives that are granted pursuant to the Plan shall be determined by the Committee.

13.10 Plan Acceptance.    By accepting any benefits under the Plan, each Participant, and each person claiming under or through a Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, all provisions of the Plan and any action or decision under the Plan by the Company, its agents and employees, and the Board of Directors and the Committee.

13.11 Governing Law.    The validity, construction, interpretation and administration of the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of the State of Oklahoma, but without giving effect to the principles of conflicts of laws thereof. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan must be commenced, shall be governed by the laws of the State of Oklahoma, without giving effect to the principles of conflicts of laws thereof, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.

13.12 No Secured Interest.    A Participant shall have only a right to shares of Common Stock or cash or other amounts, if any, payable in settlement of a Stock Incentive under this Plan, unsecured by any assets of the Corporation or any other entity.

13.13 Gender and Singular References.    The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall include within its meaning the plural and vice versa.

13.14 Death of Participant.    Unless otherwise specified in the Stock Incentive, if the person to whom the Stock Incentive is granted dies, then (1) an Option that is not yet exercisable shall become immediately exercisable in full, (2) any remaining restrictions with respect to the Stock Incentive shall expire, and (3) the Committee may alter or accelerate the settlement schedule, Performance Goals or other performance criteria, or payment or other terms of any Stock Incentive.

13.15 Beneficiary Designation.    A Participant to whom a Stock Incentive is granted under this Plan may designate a Beneficiary in writing and in accordance with such requirements and procedures as the Committee may establish.

14. Plan Amendment and Termination

The Plan may be amended by the Board of Directors, without shareholder approval, at any time and in any respect, unless approval of the amendment in question by the shareholders of the Company is required under Oklahoma law, the Code (including without limitation Code Section 422 and Proposed Treasury Regulation Section 1.422A-9(b)(iv) thereunder), any applicable exemption from Section 16 of the Exchange Act (including without limitation SEC Rule 16b-3) for which the Company intends Section 16 Persons to qualify, any national securities exchange or system on which the Common Stock is then listed or reported, by any regulatory body having jurisdiction with respect to the Plan, or under any other applicable laws, rules or regulations, in which case such amendment shall be effective only if and to the extent it is approved by the shareholders of the Company as so required. The Plan may also be terminated at any time by the Board of Directors. No amendment or termination of this Plan shall adversely affect any Stock Incentive granted prior to the date of such amendment or termination without written consent of the Participant.

APPENDIX D

ONEOK, INC.

EMPLOYEE STOCK PURCHASE PLAN

1.	Purpose

The purpose of this Plan is to provide eligible employees the opportunity to purchase Common Stock at a discount on a basis that qualifies for the tax treatment prescribed by Section 423 of the Code.

2.	Definitions

The following terms, when used in the Plan, shall have the following meanings:

(a)	Base Compensation means, with respect to any offering period: (i) in the case of an employee normally paid an hourly rate, the employee’s hourly rate at the inception of the offering period multiplied by 2,080, (ii) in the case of an employee normally paid at a weekly rate, the employee’s weekly rate at the inception of the offering period multiplied by 52, (iii) in the case of an employee normally paid at a bi-weekly rate, the employee’s bi-weekly rate at the inception of the offering period multiplied by 26, (iv) in the case of an employee normally paid at a monthly rate, the employee’s monthly rate at the inception of the offering period multiplied by 12; and (v) in the case of an employee normally paid at an annual rate, the employee’s annual rate at the inception of the offering period. Base compensation shall be determined by reference to the applicable rate before any deductions pursuant to a salary reduction agreement under any plan qualified under Section 401(k) of the Code or any cafeteria plan under Code Section 125 and shall exclude any bonuses, commissions, overtime pay, fringe benefits, stock options and other special compensation payable to an employee.

(b)	Board or Board of Directors means the Board of Directors of the Company, as constituted from time to time.

(c)	Code means the Internal Revenue Code of 1986, as amended from time to time. References to the Code or to a particular section of the Code shall include references to any related Treasury Regulations and rulings and to successor provisions.

(d)	Committee means the committee appointed by the Board of Directors to administer the Plan pursuant to the provisions of Section 3(a) below.

(e)	Common Stock means common stock, par value $0.01, of the Company.

(f)	Company means ONEOK, Inc., an Oklahoma corporation, its successors and assigns.

(g)	Exchange Act means the Securities Exchange Act of 1934, as amended from time to time.

(h)	Fair Market Value on a particular date means the average of the high and low sale prices of the Common Stock in consolidated trading on the date in question as reported by The Wall Street Journal or another reputable source designated by the Committee; provided that if there were no sales on such date reported as provided above, the respective prices on the most recent prior day for which a sale was so reported. If the foregoing method of determining fair market value should be inconsistent with Section 423 of the Code, “Fair Market Value” shall be determined by the Committee in a manner consistent with such section of the Code and shall mean the value as so determined.

(i)	General Counsel means the General Counsel of the Company serving from time to time.

(j)	Plan means the ONEOK, Inc. Employee Stock Purchase Plan set forth in these pages, as amended from time to time.

(k)	SEC Rule 16b-3 means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act, as such rule or any successor rule may be in effect from time to time.

(l)	Section 16 Person means a person subject to Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

(m)	Subsidiary means a subsidiary as defined in Section 424(f) of the Code, including a corporation which becomes such a subsidiary in the future.

3.	Administration

(a)	The Plan shall be administered by a committee of the Board consisting of two or more directors appointed from time to time by the Board. No person shall be appointed to or shall serve as a member of such committee unless at the time of such appointment and service he or she shall be a Non-Employee Director, as defined in SEC Rule 16b-3.

(b)	Subject to the provisions of the Plan, the powers of the Committee shall include having the authority, in its discretion, to:

(i)	define, prescribe, amend and rescind rules, regulations, procedures, terms and conditions relating to the Plan; and

(ii)	make all other determinations necessary or advisable for the administration of the Plan, including but not limited to interpreting the Plan, correcting defects, reconciling inconsistencies and resolving ambiguities.

(iii)	approve any transaction involving a grant, award or other transaction from the Company to a Section 16 Person (other than a Discretionary Transaction, as defined in SEC Rule 16b-3), so as to exempt such transaction under SEC Rule 16b-3; provided, that any transaction under the Plan involving a Section 16 Person also may be approved by the Board of Directors, or may be approved or ratified by the stockholders of the Company, in the manner that exempts such transaction under SEC Rule 16b-3.

(c)	The interpretation by the Committee of the terms and provisions of the Plan, and its administration of the Plan, and all action taken by the Committee, shall be final, binding and conclusive on the Company, its stockholders, Subsidiaries, all participants and employees, and upon their respective successors and assigns, and upon all other persons claiming under or through any of them.

(d)	Members of the Board and members of the Committee acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties.

4.	Stock Subject to the Plan

(a)	Subject to paragraph (c) below, the aggregate number of shares of Common Stock which may be sold under the Plan is 4,800,000.

(b)	If the number of shares of Common Stock that participating employees become entitled to purchase is greater than the number of shares of Common Stock that are offered in a particular offering or that remain available under the Plan, the available shares of Common Stock shall be allocated by the Committee among such participating employees in such manner as it deems fair and equitable.

(c)	In the event of any change in the Common Stock, through recapitalization, merger, consolidation, stock dividend or split, combination or exchange of shares, spinoff or otherwise, the Committee may make such equitable adjustments in the Plan and the then outstanding offerings as it deems necessary and appropriate including, but not limited to, changing the number of shares of Common Stock reserved under the Plan, and the price of the current offering; provided that any such adjustments shall be consistent with Sections 423 and 424 of the Code.

(d)	Shares of Common Stock which are to be delivered under the Plan may be obtained by the Company from its treasury, by purchases on the open market or from private sources, or by issuing authorized but unissued shares of its Common Stock. Shares of authorized but unissued Common Stock may not be delivered under the Plan if the purchase price thereof is less than the par value (if any) of the Common Stock at the time. The Committee may (but need not) provide at any time or from time to time (including without limitation upon or in contemplation of a change in control) for a number of shares of Common Stock equal in number to the number of shares then subject to options under this Plan, or expected to be subject to options under this Plan in the then pending offering(s), to be issued or transferred to, or acquired by, a trust (including but not limited to a grantor trust) for the purpose of satisfying the Company’s obligations under such options, and, unless prohibited by applicable law, such shares held in trust shall be considered authorized and issued shares with full dividend and voting rights, notwithstanding that the options to which such shares relate might not be exercisable at the time. No fractional shares of Common Stock shall be issued or sold under the Plan.

5.	Eligibility

All employees of the Company and any Subsidiaries designated by the Committee from time to time will be eligible to participate in the Plan, in accordance with and subject to such rules and regulations as the Committee may prescribe; provided, however, that (a) such rules shall neither permit nor deny participation in the Plan contrary to the requirements of the Code (including but not limited to Section 423(b)(3), (4) and (8) thereof), (b) no employee shall be eligible to participate in the Plan if his or her customary employment is 20 hours or less per week or for not more than 5 months in any calendar year, unless the Committee determines otherwise on a uniform and non-discriminatory basis, (c) no employee may be granted an option under the Plan if such employee, immediately after the option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of his or her employer corporation or any parent or Subsidiary corporation (within the meaning of Section 423(b)(3) of the Code). For purposes of the preceding sentence, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and stock which the employee may purchase under outstanding options (whether or not such options qualify for the special tax treatment afforded by Code Section 421(a)) shall be treated as stock owned by the employee; and (d) all participating employees shall have the same rights and privileges except as otherwise permitted by Section 423(b)(5) of the Code.

6.	Offerings; Participation.

The Company may make offerings of up to 27 months’ duration each, to eligible employees to purchase Common Stock under the Plan, until all shares authorized to be delivered under the Plan have been exhausted or until the Plan is sooner terminated by the Board. Subject to the preceding sentence, the duration and commencement date of any offerings shall be determined by the Committee in its sole discretion; provided that, unless the Committee determines otherwise, a new offering shall commence on the first day of the Company’s first payroll period coinciding with or next following each January 1 after the effective date of this Plan and shall extend through and include the payroll period immediately preceding the payroll period in which the next offering commences. Subject to such rules, procedures and forms as the Committee may prescribe, an eligible employee may participate in an offering at such time(s) as the Committee may permit by authorizing a payroll deduction for such purpose of up to a maximum of ten percent of his or her Base Compensation or such lesser amount as the Committee may prescribe. The Committee may (but need not) permit employee contributions to be made by means other than payroll deductions, provided that in no event shall an employee’s contributions from all sources in any offering exceed ten percent of his or her Base Compensation or such lesser amount as the Committee may prescribe. The Committee may at any time suspend or accelerate the completion of an offering if required by law or deemed by the Committee to be in the best interests of the Company, including in the event of a change in ownership or control of the Company or any Subsidiary. The Company’s obligation to sell and deliver Common Stock under this Plan shall be subject to the approval of any governmental authority whose approval the General Counsel determines is necessary or advisable to obtain in connection with the authorization, issuance or sale of such Common Stock.

7.	Payroll Deductions

(a)	The Company will maintain payroll deduction accounts on its books for all participating employees. All employee contributions shall be credited to such accounts. Employee contributions credited to the payroll deduction accounts of participating employees need not be segregated from other corporate funds and may be used for any corporate purpose.

(b)	At such times as the Committee may permit and subject to such rules, procedures and forms as the Committee may prescribe, an employee may increase, decrease or suspend his or her payroll deduction during an offering, or may withdraw the balance of his or her payroll deduction account and thereby withdraw from participation in an offering. However, an employee may at any time waive in writing the right or privilege to decrease or suspend his or her payroll deductions or withdraw from participation in a particular offering for a period of at least six months. Any such waiver shall be irrevocable with respect to the period ending six months after the employee files a superseding written revocation of such waiver with the Company.

(c)	No employee shall make any elective contribution or employee contribution to the Plan (within the meaning of Treasury Regulation Section 1.401(k)-1(d)(2)(iv)(B)(4)) during the balance of the calendar year after the employee’s receipt of a hardship distribution from a plan of the Company or a related party within the provisions of Code Section 414(b), (c), (m) or (o) containing a cash or deferred arrangement under Section 401(k) of the Code, or during the following calendar year. The foregoing sentence shall not apply if and to the extent the General Counsel determines it is not necessary to qualify any such plan as a cash or deferred arrangement under Section 401(k) of the Code.

(d)	Any balance remaining in any employee’s payroll deduction account at the end of an offering period will be carried forward into the employee’s payroll deduction account for the following offering period. In no event will the balance carried forward be equal to or greater than the purchase price of one share of Common Stock as determined under Section 8(c) below. Any excess shall be refunded to the participant. Upon termination of the Plan, all amounts in the accounts of participating employees shall be carried forward into their payroll deduction accounts under a successor plan, if any, or refunded to them, as the Committee may decide.

(e)	In the event of the termination of a participating employee’s employment for any reason, his or her participation in any offering under the Plan shall cease, no further amounts shall be deducted pursuant to the Plan and the balance in the employee’s account shall be paid to the employee, or, in the event of the employee’s death, to the employee’s beneficiary under the Company’s basic group life insurance program.

8.	Purchase; Limitations

(a)	Within the limitations of Section 8(d) below, each employee participating in any offering under the Plan will be granted an option, upon the effective date of such offering, for as many full shares of Common Stock as the amount of his or her payroll deduction account (including any contributions made by means other than payroll deductions) at the end of the offering can purchase.

(b)	As of the last day of the offering period, the payroll deduction account of each participating employee shall be totaled. Subject to the provisions of Section 7(b) above and 8(d) below, if such account contains sufficient funds as of that date to purchase one or more full shares of Common Stock at the price determined under Section 8(c) below, the employee shall be deemed to have exercised an option to purchase the largest number of full shares of Common Stock at the price determined under Section 8(c) below that his or her payroll deduction account will permit; such employee’s account will be charged for the amount of the purchase and for all purposes under the Plan the employee will be deemed to have acquired the shares on that date; and either a stock certificate representing such shares will be issued to him or her, or the Company’s registrar will make an entry on its books and records evidencing that such shares have been duly issued or transferred as of that date, as the Committee may direct. Notwithstanding any provision of the Plan to the contrary, the Committee may but need not permit fractional shares to be purchased under the Plan.

(c)	Unless the Committee determines before the effective date of an offering that a higher price that complies with Section 423 of the Code shall apply, the purchase price of the shares of Common Stock which are to be sold under the offering shall be the lesser of (i) an amount equal to 85 percent of the Fair Market Value of the Common Stock at the time such option is granted, or (ii) an amount equal to 85 percent of the Fair Market Value of the Common Stock at the time such option is exercised.

(d)	In addition to any other limitations set forth in the Plan, (i) no employee may purchase in any offering period more than the number of shares of Common Stock determined by dividing the employee’s annual Base Compensation as of the first day of the offering period, or $25,000, whichever is less, by the Fair Market Value of a share of Common Stock at such day, and (ii) no employee may be granted an option under the Plan which permits his or her rights to purchase stock under the Plan, and any other stock purchase plan of his or her employer corporation and its parent and subsidiary corporations that is qualified under Section 423 of the Code, to accrue at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which the option is outstanding at any time. The Committee may further limit the amount of Common Stock which may be purchased by any employee during an offering period in accordance with Section 423(b)(5) of the Code.

9.	No Transfer

(a)	No option, right or benefit under the Plan (including any derivative security within the meaning of paragraph (a)(2) of SEC Rule 16b-3) may be transferred by a participating employee, whether by will, the laws of descent and distribution, or otherwise, and all options, rights and benefits under the Plan may be exercised during the participating employee’s lifetime only by such employee.

(b)	Book entry accounts and certificates for shares of Common Stock purchased under the Plan may be maintained or registered, as the case may be, only in the name of the participating employee or, if such employee so indicates on his or her payroll deduction authorization form, in his or her name jointly with a member of his or her family, with right of survivorship. An employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may have book entry accounts maintained and certificates registered in the employee’s name as tenant in common with a member of the employee’s family, without right of survivorship.

10.	Effective Date and Duration of Plan

The Plan shall become effective when adopted by the Board, provided that the stockholders of the Company approve it within 12 months thereafter at a duly held stockholders’ meeting. If not so approved by shareholders, the Plan shall be null, void and of no force or effect. If so approved, the Plan shall remain in effect until all shares authorized to be issued or transferred hereunder have been exhausted or until the Plan is sooner terminated by the Board of Directors, and may continue in effect thereafter with respect to any options outstanding at the time of such termination if the Board of Directors so provides.

11.	Amendment and Termination of the Plan

The Plan may be amended by the Board of Directors, without shareholder approval, at any time and in any respect, unless shareholder approval of the amendment in question is required under Oklahoma law, the Code (including without limitation Code Section 423 and Treasury Regulation Section 1.423-2(c)(4) thereunder), any exemption from Section 16 of the Exchange Act (including without limitation SEC Rule 16b-3) for which the Company intends Section 16 Persons to qualify, any national securities exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect to the Plan, or under any other applicable laws, rules or regulations. The Plan provisions that determine the amount, price and timing of option grants to Section 16 Persons may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder, unless the General Counsel determines that such restriction on amendments is not necessary to secure or maintain any exemption from Section 16 of the Exchange Act for which the Company intends Section 16 Persons to qualify. The Plan may also be terminated at any time by the Board of Directors.

12.	General Provisions

(a)	Nothing contained in this Plan shall be deemed to confer upon any person any right to continue as an employee of or to be associated in any other way with the Company for any period of time or at any particular rate of compensation.

(b)	No person shall have any rights as a stockholder of the Company with respect to any shares optioned under the Plan until such shares are issued or transferred to him or her.

(c)	All expenses of adopting and administering the Plan shall be borne by the Company, and none of such expenses shall be charged to any participant.

(d)	The Plan shall be governed by and construed under the laws of the State of Oklahoma, without giving effect to the principles of conflicts of laws of that State.

(e)	The Plan and each offering under the Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. Transactions under the Plan by or with respect to Section 16 Persons are also intended to qualify for exemption under SEC Rule 16b-3, unless the Committee specifically determines otherwise. Every provision of the Plan shall be administered, interpreted and construed to carry out those intentions, and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

100 West Fifth Street

Post Office Box 871

Tulsa, Oklahoma 74102-0871

www.oneok.com

ONEOK, INC.

ANNUAL MEETING OF SHAREHOLDERS MAY 15, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David L. Kyle and John R. Barker, or either of them, with the power of substitution in each, proxies to vote all stock of the undersigned in ONEOK, Inc. at the Annual Meeting of Shareholders to be held May 15, 2008, and at any and all adjournments or postponements thereof, upon the matter of the elections of directors, and the proposals referred to in Items 2, 3, 4, 5, 6, 7 and 8 of this Proxy and any other business that may properly come before the meeting.

Shares will be voted as specified. IF YOU SIGN BUT DO NOT GIVE SPECIFIC INSTRUCTIONS, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS PROPOSED, FOR PROPOSALS 2, 3, 4, 5, 6 AND 7, AND AGAINST PROPOSAL 8 OF THIS PROXY. The proxies or substitutes may vote in their discretion upon any other business that may properly come before this Annual Meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AS PROPOSED, FOR PROPOSALS 2, 3, 4, 5, 6 AND 7, AND AGAINST PROPOSAL 8.

NOTE: Please sign this proxy exactly as your name appears, including the title “Executor,” “Trustee,” etc. If the name indicated is a joint account, each joint owner should sign. If the stock is held by a corporation, this proxy should be executed by a proper officer thereof.

PLEASE NOTE ADDRESS CHANGES HERE

____________________________________________

____________________________________________

____________________________________________

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

DETACH CARD	DETACH CARD

YOUR VOTE IS IMPORTANT!

If you vote by the internet or telephone, DO NOT return your proxy card.

VOTE BY

INTERNET*** TELEPHONE *** MAIL

24 hours a day - 7 days a week

Your vote is important. Please vote immediately.

Vote-by-Internet		Vote-by-Telephone
OR
Log on to the Internet and go to		Call toll-free 1-800-652-VOTE (8683)
http://www.investorvote.com

You should have your proxy card in hand when voting, either by internet or by telephone.

Vote-by-Mail

Mark, sign and date the proxy card on the reverse side.

Detach the proxy card and return it in the postage-paid envelope.

X PLEASE MARK VOTES AS IN THIS EXAMPLE	OKECM

The Board of Directors recommends a vote FOR

Proposal 1.

1. Election of five directors in

Class B and one director in Class C.

Class B Nominees:

(01) James C. Day

(02) David L. Kyle

(03) Bert H. Mackie

(04) Jim W. Mogg

(05) Mollie B. Williford

Class C Nominee:

(06) Julie H. Edwards

	FOR ALL NOMINEES ☐ ☐ __________________ For all nominees except as noted above WITHHELD FROM ALL NOMINEES ☐		The Board of Directors recommends a vote FOR Proposal 5. 5. A proposal to amend and restate the ONEOK, Inc. Employee Stock Purchase Plan.	FOR AGAINST ABSTAIN	☐ ☐ ☐

The Board of Directors recommends a vote FOR

Proposal 2.

2. A proposal to amend and restate the ONEOK, Inc. Certificate of Incorporation to reduce the maximum number of directors and to eliminate unnecessary and outdated provisions.

	FOR AGAINST ABSTAIN	☐ ☐ ☐	The Board of Directors recommends a vote FOR Proposal 6. 6. A proposal to approve the ONEOK, Inc. Employee Stock Award Program	FOR AGAINST ABSTAIN	☐ ☐ ☐

The Board of Directors recommends a vote FOR

Proposal 3.

3. A proposal to amend and restate the ONEOK, Inc. Certificate of Incorporation to eliminate the classified structure of the Board of Directors and provide for the annual election of directors.

	FOR AGAINST ABSTAIN	☐ ☐ ☐	The Board of Directors recommends a vote FOR Proposal 7. 7. A proposal to ratify PricewaterhouseCoopers LLP as the registered independent public accounting firm of ONEOK, Inc.	FOR AGAINST ABSTAIN	☐ ☐ ☐

The Board of Directors recommends a vote FOR Proposal 4. 4. A proposal to amend and restate the ONEOK, Inc. Equity Compensation Plan.	FOR AGAINST ABSTAIN	☐ ☐ ☐	The Board of Directors recommends a vote AGAINST Proposal 8. 8. A shareholder proposal relating to a report on greenhouse gas emissions.	FOR AGAINST ABSTAIN	☐ ☐ ☐

RECORD DATE SHARES: DATE:	________________ ___________________		NOTE: Please sign this proxy exactly as your name appears, including the title “Executor,” “Trustee,” etc. If the name indicated is a joint account, each joint owner should sign. If the stock is held by a corporation, this proxy should be executed by a proper officer thereof.
Shareholder signature

Co-owner signature

DETACH CARD	DETACH CARD

ONEOK, INC.

ANNUAL MEETING OF SHAREHOLDERS MAY 15, 2008

THIS INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS

Confidential Voting Instructions to Bank of Oklahoma, N.A. as Trustee of the

Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries.

I hereby direct that the voting rights pertaining to shares of ONEOK, Inc. held by Bank of Oklahoma, N.A., as Trustee and attributable to my account in the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries shall be exercised at the ONEOK, Inc. annual meeting of shareholders on May 15, 2008, or at any adjournment or postponement of such meeting, in accordance with the instructions on the reverse side, to vote upon Proposals 1, 2, 3, 4, 5, 6, 7 and 8, and on any other business that may properly come before the meeting.

Shares will be voted as instructed. IF YOU SIGN BUT DO NOT GIVE SPECIFIC INSTRUCTIONS, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS PROPOSED, FOR PROPOSALS 2, 3, 4, 5, 6 AND 7, AND AGAINST PROPOSAL 8 OF THIS PROXY. IF YOU DO NOT RETURN YOUR VOTING INSTRUCTIONS, THE SHARES WILL BE VOTED IN THE SAME PROPORTION AS THE TRUSTEE VOTES SHARES IN OTHER THRIFT PLAN ACCOUNTS FOR WHICH THE TRUSTEE DOES RECEIVE VOTING INSTRUCTIONS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AS PROPOSED, FOR PROPOSALS 2, 3, 4, 5, 6 AND 7, AND AGAINST PROPOSAL 8.

NOTE: Please sign this instruction exactly as your name appears.

PLEASE NOTE ADDRESS CHANGES HERE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

DETACH CARD	DETACH CARD

YOUR VOTE IS IMPORTANT!

If you vote by the internet or telephone, DO NOT return your instruction card.

VOTE BY

INTERNET *** TELEPHONE *** MAIL

24 hours a day - 7 days a week

Your vote is important. Please vote immediately.

Vote-by-Internet		Vote-by-Telephone
OR
Log on to the Internet and go to		Call toll-free 1-800-652-VOTE (8683)
http://www.investorvote.com

You should have your instruction card in hand when voting, either by internet or by telephone.

Vote-by-Mail

Mark, sign and date the instruction card on the reverse side.

Detach the instruction card and return it in the postage-paid envelope.

X PLEASE MARK VOTES AS IN THIS EXAMPLE	OKE4K

The Board of Directors recommends a vote FOR

Proposal 1.

1. Election of five directors in

Class B and one director in Class C.

Class B Nominees:

(01) James C. Day

(02) David L. Kyle

(03) Bert H. Mackie

(04) Jim W. Mogg

(05) Mollie B. Williford

Class C Nominee:

(06) Julie H. Edwards

	FOR ALL NOMINEES ☐ ☐ __________________ For all nominees except as noted above WITHHELD FROM ALL NOMINEES ☐		The Board of Directors recommends a vote FOR Proposal 5. 5. A proposal to amend and restate the ONEOK, Inc. Employee Stock Purchase Plan.	FOR AGAINST ABSTAIN	☐ ☐ ☐

The Board of Directors recommends a vote FOR

Proposal 2.

2. A proposal to amend and restate the ONEOK, Inc. Certificate of Incorporation to reduce the maximum number of directors and to eliminate unnecessary and outdated provisions.

	FOR AGAINST ABSTAIN	☐ ☐ ☐	The Board of Directors recommends a vote FOR Proposal 6. 6. A proposal to approve the ONEOK, Inc. Employee Stock Award Program	FOR AGAINST ABSTAIN	☐ ☐ ☐

The Board of Directors recommends a vote FOR

Proposal 3.

3. A proposal to amend and restate the ONEOK, Inc. Certificate of Incorporation to eliminate the classified structure of the Board of Directors and provide for the annual election of directors.

	FOR AGAINST ABSTAIN	☐ ☐ ☐	The Board of Directors recommends a vote FOR Proposal 7. 7. A proposal to ratify PricewaterhouseCoopers LLP as the registered independent public accounting firm of ONEOK, Inc.	FOR AGAINST ABSTAIN	☐ ☐ ☐

The Board of Directors recommends a vote FOR Proposal 4. 4. A proposal to amend and restate the ONEOK, Inc. Equity Compensation Plan.	FOR AGAINST ABSTAIN	☐ ☐ ☐	The Board of Directors recommends a vote AGAINST Proposal 8. 8. A shareholder proposal relating to a report on greenhouse gas emissions.	FOR AGAINST ABSTAIN	☐ ☐ ☐

RECORD DATE SHARES: DATE:	________________ ___________________		NOTE: Please sign this proxy exactly as your name appears, including the title “Executor,” “Trustee,” etc. If the name indicated is a joint account, each joint owner should sign. If the stock is held by a corporation, this proxy should be executed by a proper officer thereof.
Shareholder signature

Co-owner signature

DETACH CARD	DETACH CARD

ONEOK, Inc.

Dear Thrift Plan Participant:

Enclosed you will find information concerning the annual shareholders meeting of ONEOK, Inc. to be held May 15, 2008. You have the right to instruct Bank of Oklahoma, N.A., as trustee of the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries, how to vote the shares of ONEOK, Inc. common stock allocated to your Thrift Plan account. Your instruction is important and must be received by the vote tabulator, by 5 p.m. Central Daylight Time, May 8, 2008, to be effective. If the vote tabulator does not receive your instruction, Bank of Oklahoma, N.A., will vote the shares allocated to your Thrift Plan account in the same proportion as Bank of Oklahoma, N.A., votes shares in other Thrift Plan accounts for which Bank of Oklahoma, N.A., does receive voting instructions.

Your instruction to Bank of Oklahoma, N.A., is completely confidential. ONEOK, Inc. will not have access to any information concerning any participant’s voting instruction.

ONEOK, INC.

ANNUAL MEETING OF SHAREHOLDERS MAY 15, 2008

THIS INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Confidential Voting Instructions to Bank of Oklahoma, N.A. as Trustee of the

ONEOK, Inc. Profit Sharing Plan.

I hereby direct that the voting rights pertaining to shares of ONEOK, Inc. held by Bank of Oklahoma, N.A., as Trustee and attributable to my account in the ONEOK, Inc. Profit Sharing Plan shall be exercised at the ONEOK, Inc. annual meeting of shareholders on May 15, 2008, or at any adjournment or postponement of such meeting, in accordance with the instructions on the reverse side, to vote upon Proposals 1, 2, 3, 4, 5, 6, 7 and 8, and on any other business that may properly come before the meeting.

Shares will be voted as instructed. IF YOU SIGN BUT DO NOT GIVE SPECIFIC INSTRUCTIONS, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS PROPOSED, FOR PROPOSALS 2, 3, 4, 5, 6 AND 7, AND AGAINST PROPOSAL 8 OF THIS PROXY. IF YOU DO NOT RETURN YOUR VOTING INSTRUCTIONS, THE SHARES WILL BE VOTED IN THE SAME PROPORTION AS THE TRUSTEE VOTES SHARES IN OTHER PROFIT SHARING PLAN ACCOUNTS FOR WHICH THE TRUSTEE DOES RECEIVE VOTING INSTRUCTIONS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AS PROPOSED, FOR PROPOSALS 2, 3, 4, 5, 6 AND 7, AND AGAINST PROPOSAL 8.

NOTE: Please sign this instruction exactly as your name appears.

PLEASE NOTE ADDRESS CHANGES HERE

____________________________________________

____________________________________________

____________________________________________

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

DETACH CARD	DETACH CARD

YOUR VOTE IS IMPORTANT!

If you vote by the internet or telephone, DO NOT return your instruction card.

VOTE BY

INTERNET*** TELEPHONE *** MAIL

24 hours a day - 7 days a week

Your vote is important. Please vote immediately.

Vote-by-Internet		Vote-by-Telephone
OR
Log on to the Internet and go to		Call toll-free 1-800-652-VOTE (8683)
http://www.investorvote.com

You should have your instruction card in hand when voting, either by internet or by telephone.

Vote-by-Mail

Mark, sign and date the instruction card on the reverse side.

Detach the instruction card and return it in the postage-paid envelope.

X PLEASE MARK VOTES AS IN THIS EXAMPLE	OKEPP

The Board of Directors recommends a vote FOR

Proposal 1.

1. Election of five directors in

Class B and one director in Class C.

Class B Nominees:

(01) James C. Day

(02) David L. Kyle

(03) Bert H. Mackie

(04) Jim W. Mogg

(05) Mollie B. Williford

Class C Nominee:

(06) Julie H. Edwards

	FOR ALL NOMINEES ☐ ☐ __________________ For all nominees except as noted above WITHHELD FROM ALL NOMINEES ☐		The Board of Directors recommends a vote FOR Proposal 5. 5. A proposal to amend and restate the ONEOK, Inc. Employee Stock Purchase Plan.	FOR AGAINST ABSTAIN	☐ ☐ ☐

The Board of Directors recommends a vote FOR

Proposal 2.

2. A proposal to amend and restate the ONEOK, Inc. Certificate of Incorporation to reduce the maximum number of directors and to eliminate unnecessary and outdated provisions.

	FOR AGAINST ABSTAIN	☐ ☐ ☐	The Board of Directors recommends a vote FOR Proposal 6. 6. A proposal to approve the ONEOK, Inc. Employee Stock Award Program	FOR AGAINST ABSTAIN	☐ ☐ ☐

The Board of Directors recommends a vote FOR

Proposal 3.

3. A proposal to amend and restate the ONEOK, Inc. Certificate of Incorporation to eliminate the classified structure of the Board of Directors and provide for the annual election of directors.

	FOR AGAINST ABSTAIN	☐ ☐ ☐	The Board of Directors recommends a vote FOR Proposal 7. 7. A proposal to ratify PricewaterhouseCoopers LLP as the registered independent public accounting firm of ONEOK, Inc.	FOR AGAINST ABSTAIN	☐ ☐ ☐

The Board of Directors recommends a vote FOR Proposal 4. 4. A proposal to amend and restate the ONEOK, Inc. Equity Compensation Plan.	FOR AGAINST ABSTAIN	☐ ☐ ☐	The Board of Directors recommends a vote AGAINST Proposal 8. 8. A shareholder proposal relating to a report on greenhouse gas emissions.	FOR AGAINST ABSTAIN	☐ ☐ ☐

RECORD DATE SHARES: DATE:	________________ ___________________		NOTE: Please sign this proxy exactly as your name appears, including the title “Executor,” “Trustee,” etc. If the name indicated is a joint account, each joint owner should sign. If the stock is held by a corporation, this proxy should be executed by a proper officer thereof.
Shareholder signature

Co-owner signature

DETACH CARD	DETACH CARD

ONEOK, Inc.

Dear Profit Sharing Plan Participant:

Enclosed you will find information concerning the annual shareholders meeting of ONEOK, Inc. to be held May 15, 2008. You have the right to instruct Bank of Oklahoma, N.A., as trustee of the ONEOK, Inc. Profit Sharing Plan, how to vote the shares of ONEOK, Inc. common stock allocated to your Profit Sharing Plan account. Your instruction is important and must be received by the vote tabulator, by 5 p.m. Central Daylight Time, May 8, 2008, to be effective. If the vote tabulator does not receive your instruction, Bank of Oklahoma, N.A., will vote the shares allocated to your Profit Sharing Plan account in the same proportion as Bank of Oklahoma, N.A., votes shares in other Profit Sharing Plan accounts for which Bank of Oklahoma, N.A., does receive voting instructions.

Your instruction to Bank of Oklahoma, N.A., is completely confidential. ONEOK, Inc. will not have access to any information concerning any participant's voting instruction.